As filed with the Securities and Exchange Commission on August 13, 2013
Registration No. 333-189068
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STRUCTURED PRODUCTS CORP.
(Sponsor and Trustor with respect to Securities)

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6189 (Primary Standard Industry Classification Code Number)	13-3692801 (I.R.S. Employer Identification No.)

390 Greenwich Street
New York, New York 10013
(212) 723-4070
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jane Chwe, Secretary
Structured Products Corp.
390 Greenwich Street
New York, New York 10013
(212) 816-0578
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to: Al B. Sawyers Orrick, Herrington & Sutcliffe LLP 51 West 52nd Street New York, New York 10019

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans. check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities Being Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)(2)
Trust Certificates	$1,000,000.00	100%	(1)	$--

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1)	Estimated only for purposes of calculating the registration fee.
(2)	Pursuant to Rule 457(p), the Registration Fee was paid in connection with the filing of a Registration Statement on Form S-1, File No. 333-186396, which was withdrawn.

INTRODUCTORY NOTE

▪
This registration statement includes a form of base prospectus and a form of prospectus supplement for offering series of  Certificates representing the entire beneficial interest in various trusts to be created from time to time, the assets of which will consist primarily of securities within one of the following categories: (1) a debt security or asset backed security or a pool of such debt securities or asset backed securities issued or by their terms guaranteed by one or more corporations, banking organizations, insurance companies or special purpose vehicles (including trusts, limited liability companies, partnerships or other special purpose entities); (2) a debt security or pool of such debt securities which represent obligations issued or by their terms guaranteed by a foreign government, political subdivision or agency or instrumentality thereof; (3) an obligation or obligations of one or more foreign private issuers; or (4) a debt security or pool of such debt securities which represent obligations of the United States of America, any agency thereof for the payment of which the full faith and credit of the United States of America is pledged, or a United States governmental sponsored organization created pursuant to a federal statute.  All of such securities will either be publicly issued or available for resale pursuant to an exemption from registration under the Securities Acts of 1933, as amended (the “Securities Act”).  The forms of prospectus and prospectus supplement each contain bracketed provisions appropriate to the various categories of trust assets; each set of alternate bracketed language, when combined with the form of base prospectus and form of prospectus supplement, constitutes a separate prospectus.

▪	A class of Certificates may be branded with a trade name which will be set forth in the prospectus supplement for such class of Certificates.

Form of Prospectus Supplement
PROSPECTUS SUPPLEMENT, dated [__________]
(To Prospectus Dated ____, 20[__])

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus supplement is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Structured Products Corp.
Sponsor and Trustor
[_____________] [___]% [____] Trust Securities
[Callable] Trust Certificates
(principal amount $[__] per Certificate)
issued by
[___]Trust 20[__] for [__________]
Issuing Entity

The Trust for [__________] [Debentures][Describe Securities] (the “Trust”) will issue [Callable] Trust Certificates (the “Certificates”), which will represent interests in the trust and will be paid only from the assets of the trust.  The assets of the trust will consist of $[__________] [____]% [Debentures][Describe Securities] due [_________] issued by [________________] together with a [describe other assets in the Trust].

The Certificates will evidence the right to receive (i) [semi-annual][quarterly][monthly][other] interest payments on the principal amount of $[__] per Certificate at an interest rate of [_____]% per year on [________] and [________] of each year, commencing on [__________] and (ii) your pro rata share of a single payment of principal of $[__________] (or $[__] per Certificate) due on [____________] or on such earlier date as described in this prospectus supplement.  The Certificates represent interests in and are obligations of the Trust only, and will not represent an interest in or an obligation of the sponsor, the trustor, any of their affiliates, or any other party.  No governmental agency or instrumentality has insured or guaranteed the Certificates or the trust assets.

[The Certificates will have the benefit of a ________________ provided by ________________.]

The Trust will also issue [one class of interest only certificates] and [call warrants], neither of which is being offered by this prospectus supplement.  The interest only certificates will evidence the right to receive semi-annual interest payments as described in this prospectus supplement and the call warrants will represent the right to purchase, in whole or in part, the trust assets under certain circumstances.  Scheduled interest distributions on the Certificates will rank on parity with scheduled distributions on the interest only certificates.  Interest only certificates will have a claim on a portion of the proceeds of the liquidation of the trust assets in certain circumstances.

Investing in the Certificates involves certain risks, which are described in the “Risk Factors” section beginning on page [__] in this prospectus supplement.

Application has been made to list the Certificates on the New York Stock Exchange.  If approved for listing, trading of the Certificates on the NYSE is expected to commence within a 30-day period after the initial delivery thereof.  Upon initial issuance, there will be no secondary market for the Certificates, and no guarantee can be given that a secondary market for the Certificates will develop or that the Certificates will remain listed on the NYSE.  See “Underwriting” herein.
_____________________
Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus supplement is accurate or complete.  Any representation to the contrary is a criminal offense.
	Per Certificate	Total
Public offering price1	$[_______]	$[_______]
Underwriting discount	$[_______]	$[_______]
Proceeds to trust (before expenses)	$[_______]	$[_______]

The underwriter expects to deliver your Certificates in book-entry form only through The Depository Trust Company on or about [_______], [___].

[Add if applicable][“[__]®” is a registered service mark of Citigroup Global Markets Inc.]
_____________________

Citigroup
_____________________
[_______], [__]

____________________
 1 Plus accrued interest from ________ __, ____ if the Certificates are delivered after that date.

TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	2
REPORTS TO CERTIFICATEHOLDERS	3
SUMMARY QUESTIONS AND ANSWERS ABOUT CERTIFICATES	4
SUMMARY	8
DIAGRAM OF TRUST CASH FLOWS	18
RISK FACTORS	19
THE SPONSOR AND TRUSTOR	25
FORMATION OF THE TRUST	26
USE OF PROCEEDS	27
THE UNDERLYING ISSUER	27
DESCRIPTION OF THE UNDERLYING SECURITIES	28
DESCRIPTION OF THE CERTIFICATES	29
DESCRIPTION OF THE TRUST AGREEMENT	40
[CREDIT ENHANCEMENT] [DERIVATIVES]	49
[ADMINISTRATIVE AGENT]	50
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES	50
CERTAIN ERISA CONSIDERATIONS	58
UNDERWRITING	59
RATINGS	61
LEGAL OPINIONS	62
APPENDIX A DESCRIPTION OF THE UNDERLYING SECURITIES	1
APPENDIX B ALLOCATION PERCENTAGES	1
INDEX OF TERMS	2

i

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS

As used in this prospectus supplement (the “Prospectus Supplement”) and accompanying prospectus (the “Prospectus”), references to the “Company”, the “Trustor”, “we”, “us” and “our” refer to Structured Products Corp.

We provide information to you about the Certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to your series of Certificates and (b) this Prospectus Supplement, which describes the specific terms of your series of Certificates.

For complete information about the offered certificates, read both this Prospectus Supplement and the accompanying Prospectus.  This Prospectus Supplement must be accompanied by the Prospectus if it is being used to offer and sell the offered certificates.  All annexes and schedules to this Prospectus Supplement are part of this Prospectus Supplement.

The Company has filed with the Securities and Exchange Commission a registration statement (of which this Prospectus Supplement and the accompanying Prospectus form a part) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to your series of Certificates.  This Prospectus Supplement and the accompanying Prospectus do not contain all of the information contained in the registration statement.  For further information regarding the documents referred to in this Prospectus Supplement and the accompanying Prospectus, you should refer to the registration statement and the exhibits to such registration statement.  See “Where You Can Find More Information” in the Prospectus Supplement.

You should rely only on the information contained in this Prospectus Supplement or the accompanying Prospectus.  Neither the Company nor the Underwriters have authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  Neither the Company nor the Underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We include cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying Prospectus provide the pages on which these captions are located.

For 90 days following the date of this Prospectus Supplement, all dealers selling the offered certificates will deliver a Prospectus Supplement and Prospectus.  This is in addition to any dealer’s obligation to deliver a Prospectus Supplement and Prospectus when acting as an underwriter of the offered certificates and with respect to their unsold allotments or subscriptions.

We are not offering the offered certificates in any state where the offer is not permitted.

1

[Citigroup Global Markets, Inc. (“CGMI”)][the underwriter] may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates, including over-allotment, stabilizing and short-covering transactions in such  securities and the imposition of penalty bids, in each case in connection with the offering of the Certificates.  For a description of these activities, see “Method of Distribution” in this Prospectus Supplement.

[EUROPEAN ECONOMIC AREA]

[This Prospectus Supplement and related Prospectus is not a prospectus for the purposes of regulation 809/2004 of the European commission.  It has been prepared on the basis that all offers of the Certificates will be made pursuant to an exemption under directive 2003/7 1/EC, as implemented in member states of the European Economic Area (“EEA”), from the requirement to produce a prospectus for such offers.  This Prospectus Supplement and related Prospectus is only addressed to and directed at persons in member states of the European Economic Area who are “qualified investors” within the meaning of Article 2(1)(e) of the Prospectus Directive (Directive 2003/7 1/EC) (“Qualified Investors”).  This Prospectus Supplement and related Prospectus must not be acted on or relied on in any such member state of the European Economic Area by persons who are not Qualified Investors.  Any investment or investment activity to which this Prospectus Supplement and related Prospectus relates is available, in any member state of the European Economic Area other than the United Kingdom, only to Qualified Investors, and will be engaged in only with such persons.]

[NOTICE TO UNITED KINGDOM INVESTORS]

[This Prospectus Supplement and related Prospectus has not been approved for the purposes of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) and does not constitute an offer to the public in accordance with the provisions of Section 85 of the FSMA.  It is for distribution only to, and is directed solely at, persons who (i) are outside the United Kingdom, (ii) are investment professionals, as such term is defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), (iii) are persons falling within Article 49(2)(a) to (d) of the Financial Promotion Order, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise be lawfully communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”).  This Prospectus Supplement and related Prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons.  Any investment or investment activity to which this Prospectus Supplement and related Prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.  Any person who is not a relevant person should not act or rely on this Prospectus Supplement and related Prospectus or any of its contents.]

WHERE YOU CAN FIND MORE INFORMATION

The Company filed a registration statement relating to the Certificates with the Securities and Exchange Commission.  This Prospectus Supplement and related Prospectus is a part of the registration statement, but the registration statement includes additional information.

2

The Company will file with the SEC all required annual reports on Form 10-K, periodic reports on Form 10-D and current reports on Form 8-K.  The Company does not intend to send any financial reports to Certificateholders.

You may read and copy any reports, statements or other information the Company files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms.  The Company’s SEC filings are also available to the public on the SEC internet web site (http://www.sec.gov).  The Company’s SEC filings may be located by using the SEC Central Index Key (CIK) for [_______], [______].  For purposes of any electronic version of this Prospectus Supplement and related Prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only.  The Company has taken steps to ensure that this URL was inactive at the time the electronic version of this Prospectus Supplement and related Prospectus was created.

REPORTS TO CERTIFICATEHOLDERS

Unless and until Definitive Certificates are issued, on each Distribution Date unaudited reports containing information concerning the Trust will be prepared by the Trustee and sent on behalf of the Trust only to Cede & Co., as nominee of DTC and registered holder of the Certificates.  See “Description of the Certificates—Form of the Certificates” and “Description of the Trust Agreement—Reports to Certificateholders; Notices.”  Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

For so long as the Company is subject to the reporting requirements of the Exchange Act, the Company will file distribution reports on Form 10-D in relation to the Trust following each distribution date for the Certificates issued by the Trust, will file an annual report on Form 10-K in relation to such Certificates, and may file additional public reports in relation to the Trust and the Certificates from time to time. The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1–800–SEC–0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. [The Trustee [will][may] make reports available with respect to the Trust through its website at [______].]  [Given the limited nature of reporting in relation to the Trust, reports will not be separately made available through any website of the Company or the Trustee].

3

SUMMARY QUESTIONS AND ANSWERS ABOUT CERTIFICATES

This Summary Questions and Answers provides only a brief overview of key aspects of the Certificates and the Trust [__] for [__________] [Debentures][Describe Securities], which is referred to in this Prospectus Supplement and the related Prospectus as the “[___] Trust or the “Trust.””  You should carefully read this entire Prospectus Supplement and the related Prospectus to understand fully the terms of the Certificates, as well as the tax and other considerations that are important to your investment decision.  You should pay special attention to the “Risk Factors” section beginning on page [__] of this Prospectus Supplement as well as the “Risk Factors” section in the prospectus when determining whether an investment in the Certificates is appropriate for you.

What are the Certificates?

Each Certificate represents an interest in certain distributions on the Trust assets.  Certificate holders will be entitled to receive [semi-annual][quarterly][monthly][other] distributions as described in this Prospectus Supplement.  The Trust is offering [________] Certificate at a price of $[__] per Certificate.  See “Description of the Certificates—Distributions and Priority of Payments” in this Prospectus Supplement.

What is the Trust?

The Trust will be a New York common law trust formed on the date of the initial delivery of the Certificates under a trust agreement between Structured Products Corp., as sponsor and trustor (the “Company”), and [U.S. Bank National Association], as trustee (the “Trustee”).  On the closing date, the Trust will issue the Certificates, [one class of interest only certificates (the “I/O Certificates”)], and [the call warrants (the “Call Warrants”)], but only the Certificates are being offered by this Prospectus Supplement and related Prospectus.  [Each I/O Certificate represents the right to receive [semi-annual][quarterly][monthly][other] distributions of interest as described in this Prospectus Supplement, and [each Call Warrant represents the right to purchase a principal amount of $[1,000] of the Trust assets as described in this Prospectus Supplement].

The Trust will purchase publicly traded fixed-income securities in the secondary market from Citigroup Global Markets Inc., or “CGMI.”  The securities purchased are referred to as the “Underlying Securities.”  The Trust shall pay the purchase price of the Underlying Securities, by delivering to, or at the direction of, CGMI all of the Certificates, [the I/O Certificates] and [the Call Warrants].  Payments received on the Underlying Securities will be the only source of payments on the Certificates.  See “Formation of the Trust” and “Use of Proceeds” in this Prospectus Supplement.

What are the Underlying Securities?

The Underlying Securities will initially consist of $[________] [___]% [Debentures][Describe Securities] due [__________] [__], [____] issued by [___________] (the “Underlying Issuer”) as generally described under “Description of the Underlying Securities” in this Prospectus Supplement and as more fully described in the Prospectus under which the Underlying Securities were issued.  The Underlying Securities were issued under a Prospectus Supplement of the Underlying Issuer dated [__________] [__], [____] relating to a Prospectus dated [__________] [__], [____].  Neither the Trustee nor the Company will manage or replace the Underlying Securities held in the Trust with other securities; however, additional Underlying Securities may be sold to the Trust in the future.  If additional Underlying Securities are sold to the Trust in the future, then additional Certificates, [additional I/O Certificates] and [additional Call Warrants] will be issued at that time.  See “Description of the Underlying Securities” and “Description of the Certificates—Additional Underlying Securities and Issuance of Additional Certificates, I/O Certificates, and Call Warrants” in this Prospectus Supplement.

4

[The Underlying Issuer has issued common stock, which currently trades on the New York Stock Exchange (“NYSE”) and has issued debt securities publicly.]  [Accordingly, t][The Underlying Issuer files certain reports required under the securities laws.  The information filed by the Underlying Issuer may be obtained from the Securities and Exchange Commission’s website at www.sec.gov.  See “The Underlying Issuer” in this Prospectus Supplement.]

Certain terms of the Underlying Securities, such as the right of the Underlying Issuer to redeem the Underlying Securities prior to their stated maturity date are described in this prospectus.  See “Description of the Underlying Securities” in this Prospectus Supplement.

What distributions will be made on the Certificates?

[Semi-annually][Quarterly][Monthly][Other] on each [__________] and [__________], up to and including [___________], holders of the Certificates will generally be entitled to receive approximately $[_______] per Certificate from payments on the Underlying Securities.  These distributions represent interest accruing at an annual rate of [____]% on the principal amount of $[__] per Certificate.  Because interest on the Certificates begins accruing on the closing date, holders will receive approximately $[_____] per Certificate on [__________], the first scheduled distribution date.  Holders of the Certificates will also be entitled to receive $[__] in respect of principal per Certificate on [____________], which is the final scheduled distribution date (the “Certificate Maturity Date”), unless the final distribution date occurs earlier.  See “Description of the Certificates—Distributions and Priority of Payments” and “Risk Factors” in this Prospectus Supplement.

When is the final distribution date?

The Certificate Maturity Date is [____________].  However, the final distribution on the Certificates may be made before the Certificate Maturity Date under the following circumstances:

•	if the Call Warrants are exercised,

•	if an early redemption of the Underlying Securities by the Underlying Issuer occurs,

•
if the Trust is no longer permitted under Item 1100(c)(2) of Regulation AB to refer to periodic reports filed by the Underlying Issuer under the Exchange Act, including by reason of (1) the Underlying Issuer either (x) states in writing that it intends permanently to cease filing periodic reports required under the Securities Exchange Act or (y) fails to file all required periodic reports for any applicable reporting period, or

•	if a Payment Default on the Underlying Securities occurs, or if the maturity of the Underlying Securities is accelerated following a default.

5

See “Description of the Certificates” and “Risk Factors” in this Prospectus Supplement.

Under what circumstances will holders of the Certificates receive less than $[__] in respect of principal per Certificate?

If a Payment Default on the Underlying Securities occurs (including a Payment Default which occurs after an acceleration of the maturity date of the Certificates), or if the Underlying Issuer is no longer subject to the reporting requirements of, or ceases to file certain reports under the securities laws for public issuers, Certificate holders may receive less than $[__] in respect of principal per Certificate.

In either case, the amount received by Certificate holders will depend on the value of the money or property received by the Trust following such Payment Default or reporting failure.  The proceeds of such liquidation will be allocated between the holders of the Certificates and the I/O Certificates according to the allocation percentages specified on Appendix B.  If the value of such money or property is less than a certain amount, the Certificate holders will not receive $[__] in respect of principal per Certificate.

The deficiencies will also be allocated according to the allocation percentages specified on Appendix B.  See “Risk Factors—Allocation of Payment to Holders of the I/O Certificates May Result in Losses for Holders of the Certificates,” “Description of the Certificates—Recovery on Underlying Securities Following Payment Default” and “Description of the Certificates—Action Upon The Underlying Issuer Failing to Report Under the Exchange Act” in this prospectus supplement.

In what form will the Certificates be issued?

The Certificates will initially be represented by one or more global securities that will be deposited with and registered in the name of Cede and Co., as nominee of The Depository Trust Company.  This means that you will not receive a physical certificate for your Certificates and that your broker will maintain your position in the Certificates.  The Trust expects that the Certificates will be ready for delivery through DTC on or about the closing date.  See “Description of the Certificates—Form of the Certificates” in this Prospectus Supplement.

Will the Certificates be listed on a stock exchange?

Application has been made to list the Certificates on the NYSE.  The Certificates are expected to be approved for listing, subject to official notice of issuance.  If approved for listing, the Certificates are expected to begin trading on the NYSE within 30 days after issuance.  There can be no assurance that the Certificates will remain listed on the NYSE.  See “Description of the Certificates—Listing on the New York Stock Exchange” in this Prospectus Supplement.

6

Will the Certificates be rated?

Yes.  It is a condition to the issuance of the Certificates that the Certificates be assigned a rating by a nationally recognized statistical rating organization hired by the Trustor, referred to in this Prospectus Supplement as the “hired NRSRO.”  There can be no assurance that a non-hired NRSRO will not also rate the Certificates.  A rating on the Certificates by a non-hired NRSRO, if assigned at all, may be lower than the ratings assigned to the Certificates by the hired NRSRO.

Can an employee benefit plan purchase the Certificates?

Yes.  CGMI, as underwriter (the “Underwriter”), expects that the Trust will satisfy the criteria for treatment as “publicly-offered securities” under the United States Department of Labor’s “plan assets” regulation, with the result that the assets and operations of the Trust should not be subject to the restrictions imposed by the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).  However, if the Certificates are delisted from the NYSE, additional restrictions imposed by ERISA or Section 4975 of the Code may apply to the purchase of Certificates.  See “Certain ERISA Considerations” in this Prospectus Supplement.

Is investing in Certificates different from investing in the Underlying Securities?

Yes.  There are important differences between investing in the Certificates and investing in the Underlying Securities.  The material differences are as follows:

Interest accrues on the Certificates and the Underlying Securities at different rates.  The Certificates accrue interest at a rate of [____]% per year, while the Underlying Securities accrue interest at a rate of [____]% per year.  See “Description of the Underlying Securities” in this Prospectus Supplement.

The Certificates are subject to early redemption at times at which the Underlying Securities are not, such as upon exercise of the Call Warrants as described in this Prospectus Supplement.  An exercise of the Call Warrants would advance the final scheduled distribution date of the Certificates to the exercise date of the Call Warrants, but would not affect the timing of the final payment on the Underlying Securities.  See “Description of the Certificates—Redemption of the Certificates Upon Exercise of a Call Warrant” in this Prospectus Supplement.

The final scheduled distribution date of the Certificates may be advanced to a date earlier than the Certificate Maturity Date and holders of the Certificates may receive less than $[__] in respect of principal per Certificate if the Underlying Issuer is no longer subject to the reporting requirements of, or ceases to file certain reports required under, the securities laws for public issuers.  No comparable provision applies to the Underlying Securities.  See “Description of the Certificates—Action Upon the Underlying Issuer Failing to Report Under the Exchange Act” and “Risk Factors” in this Prospectus Supplement.

The rights of a holder of Certificates following a default with respect to the Underlying Securities differ from the rights of a holder of the Underlying Securities.  If a default with respect to the Underlying Securities occurs, the holders of the Certificates must act through the Trustee of the Trust (and will be subject to the limitations described in the following paragraph), as opposed to acting directly with the trustee for the Underlying Securities.  Proceeds received by the Trust following a Payment Default with respect to the Underlying Securities will be shared between holders of the Certificates and holders of the I/O Certificates, so holders of the Certificates will not receive the same payment as a holder of an equal principal amount of the Underlying Securities.  See “Description of the Certificates—Recovery on Underlying Securities Following Payment Default” and “Risk Factors” in this Prospectus Supplement.

The holders of Certificates do not have sole voting rights with respect to the Underlying Securities.  Certain actions relating to the Underlying Securities may be taken by the Trustee of the Trust only upon obtaining the consent of the holders of the Certificates, the I/O Certificates and the Call Warrants, as applicable.  See “Description of the Trust Agreement—Voting of Underlying Securities” in this Prospectus Supplement.

7

SUMMARY

This summary highlights selected information from this Prospectus Supplement.  It does not contain all of the information you need to consider in making your investment decision.  To understand all of the terms of the offering of the Certificates, you should carefully read this Prospectus Supplement and related Prospectus in full.

Issuing Entity
[___] Trust [__] for [_________] [Debentures][Describe Securities], a common law trust to be formed under New York law pursuant to a trust agreement, dated as of [_______], 20[__] (the “Base Trust Agreement”), as supplemented by the Trust Supplement [__], to be dated as of the closing date (the “Trust Supplement” and, together with the Base Trust Agreement, the “Trust Agreement”).  We refer to the Trust [__] for [__________] [Debentures][Describe Securities] as the “Trust,” the “[___] Trust,” or the “issuing entity.”

Sponsor and Trustor	Structured Products Corp., a Delaware corporation. We refer to Structured Products Corp. as the “Company” or “Trustor.”
Trustee and Servicer
[U.S. Bank National Association, a national banking association.  Its address is 100 Wall Street, Suite 1600, New York, New York 10005. We refer to U.S. Bank National Association as “U.S. Bank” or the “Trustee.”]

On the closing date, the Company will provide the Trustee with the name of the Underlying Issuer and the principal amount of and interest rate on the Underlying Securities.  Based on this information, the Trustee will perform certain servicing and administrative functions with respect to the Certificates and the Trust, including, among other things:

	•	performing distribution calculations,
	•	remitting distributions on the distribution dates to Certificate holders and
•
preparing [semi-annual][quarterly][monthly][other] statements to Certificate holders that detail the payments received and the activity on the Underlying Securities during the applicable collection period.

8

Trustee Compensation
As compensation for the performance of its duties as Trustee, the Trustee will be entitled to payment of Trustee fees and reimbursement of expenses by the Company pursuant to a separate agreement with the Company, however, the fees and expenses of the Trustee will not be paid from assets of the Trust and the Trustee will not have any claim against the Trust with respect thereto.

Underlying Securities
The Trust will acquire from Citigroup Global Markets Inc., referred to in this prospectus supplement as “CGMI,” in exchange for all of the Certificates, [the I/O Certificates], and [the Call Warrants]   $[________] [___]% [Debentures][Describe Securities] due [__________] (the “Underlying Securities”) issued by the Underlying Issuer. The terms of the Underlying Securities are discussed in more detail under “Description of the Underlying Securities” and “Appendix A—Description of the Underlying Securities.”

Underlying Issuer	[__________________] (the “Underlying Issuer”).
Certificates
The Trust will issue [three] classes of securities, one of which is the Certificates offered pursuant to this Prospectus Supplement and related prospectus. [The two other classes of securities are the I/O Certificates and the Call Warrants which are sold separately in private transactions as further described herein.] [The Certificates and [the I/O Certificates] are collectively the “[Name of Certificates].”]

Offered Securities	$[_______] [____]% Certificates, principal amount $[__] per Certificate.

If additional Underlying Securities are sold to the Trust, then the Trust will issue additional Certificates in a principal amount equal to the principal amount of Underlying Securities so sold to the Trust.  The additional Certificates will rank pari passu with all other outstanding Certificates.  Consent of the Holders of outstanding Certificates will not be required in connection with the issuance of additional Certificates, but notice will be given to Holders of outstanding Certificates not more than ten (10) days after the date on which such additional Underlying Securities are sold to the Trust.

Closing Date	On or about [______]

9

[I/O Certificates and Call Warrants
On the closing date, the Trust will also issue the I/O Certificates and the Call Warrants.  Neither the I/O Certificates nor the Call Warrants are offered by this Prospectus Supplement or the related Prospectus.  [On the closing date, the Call Warrants will be held by Citigroup Global Markets Limited, an affiliate of the Company.  The Call Warrants may be sold or transferred by Citigroup Global Markets Limited at any time in whole or in part to one or more qualified institutional buyers (as defined in Rule 144A under the Securities Act), and further sold or transferred by any such subsequent holder(s) from time to time.]

The I/O Certificates will evidence the right to receive semi-annual interest payments on the notional amount of the I/O Certificates (which as of the date of issuance will be $[___________]) at an interest rate of [___]% per year, accruing from and including the closing date to but excluding [___________], which is the “I/O Certificate Maturity Date” or such earlier date on which the notional amount of the I/O Certificates is reduced as described herein. Scheduled distributions on the I/O Certificates will rank on a parity with scheduled interest distributions on the Certificates.  The I/O Certificates will have a claim on a portion of the proceeds of the liquidation of the Underlying Securities in certain circumstances.  See “Description of the Certificates—Redemption of the Certificates Upon Exercise of a Call Warrant,” “—Redemption of the Certificates Upon Redemption or Acceleration of the Underlying Securities,” “—Recovery on Underlying Securities Following Payment Default”, “—Action Upon the Underlying Issuer Failing to Report under the Exchange Act”, and “—Description of the I/O Certificates”.

The Call Warrants will represent the right of a holder of the Call Warrants to purchase the Underlying Securities from the Trust on certain dates as described in this Prospectus Supplement.

If, in the future, additional Underlying Securities are sold to the Trust, additional I/O Certificates in a notional amount equal to the principal amount of Underlying Securities so sold to the Trust will be issued.  Any such additional Underlying Securities will be subject to additional Call Warrants.]

Certificate Maturity Date	[_______________]

10

Interest and Principal Distributions	Except as otherwise described herein, as a holder of Certificates, you will have the right to receive from the Trust:
•
[semi-annual][quarterly][monthly][other] payments of interest on the principal amount of your Certificates accruing from the closing date at a rate of [____]% per year, payable on [_____] and [_____] of each year, beginning on [___________], until the Certificate Maturity Date or until earlier redemption date or acceleration date as described herein; and

•
the pro rata share for your Certificates of a single payment of principal of $[___________] (or $[__] per Certificate) plus accrued and unpaid interest there on to the Certificate Maturity Date or until earlier redemption date or acceleration date as described herein; the Certificate Maturity Date is [________].

Early Termination of Trust and Redemption of the Certificates	The Trust will redeem your Certificates prior to the Certificate Maturity Date:
	•	in whole or in part if the Call Warrants are exercised in whole or in part,
	•	in whole or in part if the Underlying Issuer redeems the Underlying Securities in whole or in part,
•
 in whole if the Trust is no longer permitted under Item 1100(c)(2) of Regulation AB to refer to periodic reports filed by the Underlying Issuer under the Exchange Act (an “SEC Reporting Failure”), including by reason of (1) the Underlying Issuer either (x) stating in writing that it intends permanently to cease filing periodic reports required under the Securities Exchange Act or (y) failing to file all required periodic reports for any applicable reporting period, or

	•	in whole if a Payment Default on the Underlying Securities occurs, or if the maturity of the Underlying Securities is accelerated following a default.

11

If the Trust is terminated prior to the Certificate Maturity Date due to an exercise of the Call Warrants, the Certificate holders will receive an amount equal to $[__] per Certificate plus accrued and unpaid interest thereon to the date of redemption or exercise of the Call Warrants (plus $1.00 in the case of an exercise of the Call Warrants prior to [________] [__], [_____] in connection with a publicly announced tender offer of the Underlying Securities by the Underlying Issuer or any of its affiliates).

If the Trust is terminated prior to the Certificate Maturity Date due to a redemption of the Underlying Securities or a default on the Underlying Securities (other than a Payment Default) and acceleration of the maturity of the Underlying Securities, then the Certificate holders will receive, to the extent of funds available, an amount equal to $[__] per Certificate plus accrued and unpaid interest thereon.  Any amounts remaining after payment to the Certificate holders, will be used to pay the I/O Certificateholders and settle the Call Warrants.

If the Trust is terminated prior to the Certificate Maturity Date due to a Payment Default on the Underlying Securities (including a Payment Default resulting from an acceleration of the maturity of the Certificate), or an SEC Reporting Failure, which, in either case, does not result in a deemed exercise of the Call Warrants, holders of the Certificate and the I/O Certificates will share the proceeds of the liquidation of the Underlying Securities according to the Allocation Percentages (as defined herein), which will result in the holders of Certificates receiving less than $[__] per Certificate plus accrued and unpaid interest.

See “Description of the Certificates—Redemption of the Certificates Upon Exercise of a Call Warrant,” “—Redemption of the Certificates Upon Redemption or Acceleration of the Underlying Securities,” “—Recovery on Underlying Securities Following Payment Default” and “—Action Upon the Underlying Issuer Failing to Report under the Exchange Act.”

[Call Warrants; Exercise of Call Warrants; Redemption of the Certificates

On any Business Day on or after [________] [__], 20[__], the Warrantholders will have the right to purchase, in whole or in part, the Underlying Securities from the Trust.  The Underlying Securities would be purchased from the Trust at a price equal to (i) the principal amount of the Underlying Securities being purchased plus accrued and unpaid interest thereon to the purchase date and (ii) the I/O Payment Amount (as defined herein), which sum is referred to as the “Exercise Price.”  If a Call Warrant is exercised, then Certificates in a principal amount equal to the principal amount of Underlying Securities being purchased upon such exercise will be redeemed for an amount equal to $[__] per Certificate plus accrued and unpaid interest thereon to the date of redemption, and the Exercise Price is an amount sufficient to pay such amounts.

12

In addition, the Call Warrants will become immediately exercisable and/or, under certain circumstances (as described below), will be deemed to be exercised, upon the occurrence of any of the following events:

•	The commencement of a publicly announced tender offer for all or a portion of the Underlying Securities by the Underlying Issuer or any of its affiliates;
•	The occurrence of certain events of bankruptcy, insolvency and reorganization with respect to the Underlying Issuer;
•	A redemption of all or a portion of the Underlying Securities or an acceleration of the Underlying Securities;
•	The occurrence of an SEC Reporting Failure; and
•	The occurrence of a Payment Default on the Underlying Securities.

On any Business Day following (i) the occurrence of certain events of bankruptcy, insolvency and reorganization with respect to the Underlying Issuer or (ii) the commencement of a publicly announced tender offer for all or a portion of the Underlying Securities by the Underlying Issuer or any of its affiliates (but on or before the date such tender offer expires or is consummated), the Warrantholder will have the right to purchase, in  whole or in part, the Underlying Securities from the Trust.  The Underlying Securities would be purchased in the manner set forth in the preceding paragraph except that if the purchase occurs prior to [________] [__], 20[__] and in connection with a publicly announced tender offer, the Warrantholder will be required to pay the Exercise Price plus an amount sufficient to ensure that the Certificates will be paid an additional $1.00 per $[__].00 Certificate.

13

Upon the occurrence of a redemption of the Underlying Securities, whether as a result of a redemption by the Underlying Issuer, an acceleration following a default or otherwise, Call Warrants proportionate to the amount of the Underlying Securities to be redeemed may be deemed to be exercised and cash-settled and the Certificates in an amount equal to the amount of the Underlying Securities to be redeemed will receive payment in an amount equal to $[__] per Certificate redeemed plus accrued and unpaid interest to the date of redemption.

See “Description of the Certificates—Redemption of the Certificates Upon Redemption or Acceleration of the Underlying Securities.”

In the event of an SEC Reporting Failure, the Underlying Securities will be liquidated and the Call Warrants will become immediately exercisable and, if “in-the-money” or “at-the-money” (i.e., the value of the Underlying Securities is at least equal to the principal of, and accrued interest on, the Certificates plus the I/O Payment Amount and accrued interest on the I/O Certificates), will be deemed to be exercised and will be cash-settled from the liquidation proceeds of the Underlying Securities after all payments made to the Certificateholders and I/O Certificateholders.  Under such circumstances, the Certificateholders  and I/O Certificateholders will receive liquidation proceeds in an amount equal to $[__] per  Certificate plus accrued and unpaid interest thereon to the date of liquidation.  The Certificateholders will not receive any additional liquidation proceeds available for distribution.  If the Call Warrants are not “in-the-money” or “at-the-money” and are not exercised before the liquidation of the Underlying Securities, they will expire worthless and the liquidation proceeds will be distributed to the Certificateholders and I/O Certificateholders in accordance with the Allocation Percentages.  See “Description of the  and I/O Certificateholders—Action Upon the Underlying Issuer Failing to Report Under the Exchange Act.”

In the event of a Payment Default on the Underlying Securities, the Call Warrants will, if “in-the-money”, be deemed to be exercised and will be cash-settled for an amount equal to any proceeds received in respect of the Underlying Securities as a result of such Payment Default remaining after all payments made to the Certificateholders and I/O Certificateholders in connection with such Payment Default.   Under such circumstances, the Certificateholders will receive liquidation proceeds in an amount equal to $[__] per Certificate plus accrued and unpaid interest thereon to the date of liquidation.  The Certificateholders will not receive any additional liquidation proceeds available for distribution.  If the Call Warrants are not “in-the-money”, they will expire worthless and the liquidation proceeds will be distributed to the Certificateholders and I/O Certificateholders in accordance with the Allocation Percentages.  See “Description of the Certificateholders—Recovery on Underlying Securities Following Payment Default.”

14

A holder of Call Warrants is not required to exercise Call Warrants with respect to the Underlying Securities at any time (except for the deemed exercises described in the preceding three paragraphs).  Therefore, there can be no assurance that the Trust will redeem your Certificates prior to the Certificate Maturity Date as a result of the Call Warrants being exercised.  Should the Trust redeem your Certificates prior to the Certificate Maturity Date as a result of an exercise of the Call Warrants, the Trustee will notify you by mail at least ten (10) days before such date of redemption.]

Optional Redemption or Acceleration of the Underlying Securities; Redemption of Certificates
The Underlying Issuer has the right to redeem the Underlying Securities in whole at any time or in part from time to time at a make-whole redemption price (an “Optional Redemption”).

For additional information concerning the redemption of the Underlying Securities and the conditions under which the Underlying Securities may be accelerated, see “Description of the Underlying Securities—Redemption and Acceleration of the Underlying Securities” in this prospectus supplement.

If a default occurs with respect to the Underlying Securities, the maturity of the Underlying Securities may be accelerated.

Upon the occurrence of an Optional Redemption, or an acceleration of the Underlying Securities, redemption proceeds or amounts paid as a result of the acceleration (to the extent of funds available) will be allocated in the following order of priority:  (i) Certificates selected by lot for redemption, in an aggregate principal amount equal to the principal amount of the Underlying Securities to be redeemed (or all Certificates if an acceleration has occurred), will be redeemed at a price equal to $[__] per Certificate plus accrued and unpaid interest thereon to the date of redemption; (ii) the notional amount of the I/O Certificates will be reduced by an amount equal to the principal amount of the Underlying Securities to be redeemed or accelerated and the I/O Certificateholders will receive accrued and unpaid interest on the notional amount of the I/O Certificates to be reduced; (iii) the I/O Certificateholders will receive an amount equal to the I/O Payment Amount (as defined herein); and (iv) Call Warrants proportionate to the amount of Underlying Securities to be redeemed will, if “in-the-money”, be deemed to be exercised on a pro rata basis for each holder of Call Warrants and will be cash-settled for an amount equal to any remaining redemption proceeds after the payments made pursuant to clauses (i) through (iii) above, otherwise, such Call Warrants will expire worthless, and, in either case, such Call Warrants will cease to be outstanding.

As a result, unless there is a Payment Default by the Underlying Issuer, upon the occurrence of an Optional Redemption or an acceleration of the Underlying Securities, the Certificates redeemed as a result, will be redeemed at a price equal to $[__] per Certificate plus accrued and unpaid interest thereon to the date of redemption.

15

[Conditional Right to Shorten Maturity Date
The Underlying Issuer has the right to shorten the maturity date of the Underlying Securities in the event that, in the opinion of an independent tax counsel, a change in the U.S. tax laws will cause the interest paid on the Underlying Securities to cease to be deductible for U.S. federal income tax purposes.  In the event the Underlying Issuer shortens the maturity date of the Underlying Securities, the maturity date of the Certificates will be similarly shortened.  See “Description of the Certificates—Conditional Right to Shorten Maturity” herein.]

Additional Underlying Securities; Issuance of Additional Certificates

From time to time hereafter, additional Underlying Securities may be sold to the Trust without the consent of Certificateholders, in which case additional Certificates will be issued in a principal amount equal to the principal amount of Underlying Securities so sold to the Trust.  Any such additional Certificates issued will rank pari passu with the Certificates issued on the Closing Date and such additional Certificates together with the Certificates issued on the Closing Date will be backed by the expanded asset pool consisting of the Underlying Securities originally sold to the Trust on the Closing Date and the additional Underlying Securities.  Additional I/O Certificates in a notional amount equal to the principal amount of the additional Underling Securities so sold to the Trust will also be issued. Any such additional Underlying Securities which are sold to the Trust after the Closing Date will be subject to additional Call Warrants. Additional Certificates will only be issued in connection with the sale of additional Underlying Securities to the Trust. Notice will be given to existing Certificateholders of the sale of additional Underlying Securities to the Trust not more than 10 days after the date on which such additional Underlying Securities are sold to the Trust.  Because additional Underlying Securities may be sold to the Trust as described above, the Trust is a “master trust” within the meaning of Item 1101(c)(3)(i) of Regulation AB.

Denominations	Each Certificate will have a principal amount of $[__].
Registration, Clearance and Settlement	Your Certificates will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company.

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Tax Considerations
The parties to the Trust Agreement intend to treat the Trust as a grantor trust for U.S. federal income tax purposes.  It is the opinion of Orrick, Herrington & Sutcliffe LLP (“Special Tax Counsel”) that, assuming compliance with all provisions of the Trust Agreement without any waiver thereof, the Trust should not be classified for U.S. federal income tax purposes as an association taxable as a corporation (or a publicly traded partnership treated as a corporation).  See “Material U.S. Federal Income Tax Consequences” in this Prospectus Supplement and in the related Prospectus.

ERISA Considerations
An “employee benefit plan” subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or a “plan” subject to Section 4975 of the Internal Revenue Code of 1986, contemplating the purchase of Certificates should consult with its counsel before making such a purchase.  The fiduciary of such an employee benefit plan or plan and such legal advisors should consider whether the Certificates will satisfy all of the requirements of the “publicly-offered securities” exception described herein or the possible application of other “prohibited transaction exemptions” described herein.  However, if the Certificates are delisted from the NYSE, additional restrictions imposed by the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986 may apply to the purchase of Certificates.  See “Certain ERISA Considerations” in  this Prospectus Supplement.

Listing
Application has been made to list the Certificates on the New York Stock Exchange.  If approved for listing, trading of the Certificates on the NYSE is expected to commence within a 30-day period after the initial delivery thereof.  There can be no assurance that the Certificates will remain listed on the NYSE.  See “Underwriting” herein.

Ratings
It is a condition to issuance of the Certificates that they be rated by the hired NRSRO.  The hired NRSRO may maintain ongoing rating surveillance with respect to the Certificates, but neither the Trustee nor the Company will monitor any changes in the rating of the Certificates after the closing date.

Specified Currency	[U.S. Dollars]
Administrative Agent	[None.] [Name of Administrative Agent]
Advances	[None.]
[Credit Support] [Derivatives]
[None.] [Support in the form of a _____ will be provided by _____.  See “ _________.”]

[____________ will provide a _________ to the Trust.  ___________ is a [state/country of incorporation] [corporation][bank] and was organized in [______]].  Further information concerning ___________ and information concerning the terms of the ____________ is provided under the caption [“Credit Enhancement”][“Derivatives”] in this Prospectus Supplement.]

[Based on a reasonable good faith estimate of the maximum probable exposure, the significance percentage of the _____________ is [less than 10%]]

17

DIAGRAM OF TRUST CASH FLOWS

18

RISK FACTORS

You should consider the following factors in deciding whether to purchase the Certificates:

1.
No Investigation into the Business Condition of the Underlying Issuer Has Been Made by the Company, Underwriter or Trustee in Connection with the Offering of the Certificates.  None of the Trustor, the Underwriter or the Trustee has made, or will make, any investigation of the business condition, financial or otherwise, of the Underlying Issuer, or verified or will verify any reports or information filed by the Underlying Issuer with the SEC or otherwise made available to the public.  None of the Trustor, the Underwriter or the Trustee is affiliated with the Underlying Issuer.

Certificateholders will be exposed to the credit risk of the Underlying Issuer.  Material information with respect to the Underlying Issuer is described in public filings prepared by the Underlying Issuer and referred to in this Prospectus Supplement.  In addition, the risk factors in this Prospectus Supplement and the related Prospectus do not include any risk factors relating to the Underlying Issuer.

It is strongly recommended that prospective investors in the Certificates consider and evaluate publicly available financial and other information regarding the Underlying Issuer.  The issuance of the certificates should not be construed as an endorsement by the Trustor, the Underwriter or the Trustee of the financial condition or business prospects of the Underlying Issuer.  Potential certificateholders should obtain and evaluate the same information concerning the Underlying Issuer as they would obtain and evaluate if they were investing directly in the Underlying Securities or in other debt securities issued by the Underlying Issuer.  None of the Trustor, the Trustee, the Underwriter, or any of their respective affiliates, assumes any responsibility for the accuracy, timeliness or completeness of any publicly available information of the Underlying Issuer filed with the Commission or any other comparable United States or international government agency or otherwise made publicly available or considered by a purchaser of the certificates in making its investment decision in connection therewith.  See “Description of the Underlying Securities” in this Prospectus Supplement.

One or more affiliates of the Trustor and/or the Underwriter may publish research reports from time to time with respect to the Underlying Issuer.  Such reports may make negative recommendations with respect to securities of the Underlying Issuer.  None of the Trustor, the Underwriter or the Trustee undertakes any responsibility to reflect or account for in this prospectus the conclusions or analyses set forth in such research reports.  You may obtain a copy of any research reports relating to the Underlying Issuer by requesting them from your broker or from the Trustor and/or the Underwriter directly.

2.
The Company or Underwriter may Publish Negative Recommendations with respect to the Underlying Issuer.  One or more affiliates of the Company and/or the Underwriters may publish research reports from time to time with respect to the Underlying Issuer.  Such reports may make negative recommendations with respect to securities of the Underlying Issuer.  None of the Company, the Underwriters or the Trustee undertakes any responsibility to reflect or account for in this Prospectus Supplement the conclusions or analyses set forth in such research reports.

3.
The Underlying Issuer is the Only Payment Source.  The payments made by the Underlying Issuer on the Underlying Securities are the only source of payment for your Certificates, except in the case where a holder of the Call Warrants exercises a Call Warrant with respect to the Underlying Securities in which case the Trust will use the proceeds from the exercise of the Call Warrant to pay the Certificates.  The Underlying Issuer is vulnerable to adverse business conditions which may affect payment on the Underlying Securities, and in turn, payment on the Certificates.  Financial difficulties experienced by the Underlying Issuer could cause delays in payment, partial payment or nonpayment of the Underlying Securities and the Certificates. The Underlying Issuer is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions; should the Underlying Issuer experience financial difficulties, this could result in any combination of a delay in payment, partial payment or non-payment of your Certificates.  In the event of nonpayment on the Underlying Securities by the Underlying Issuer, you will bear the risk of such nonpayment.  See “Description of the Certificates—Recovery on Underlying Securities Following Payment Default” herein.  In deciding whether to purchase or sell Certificates, an investor should therefore obtain and evaluate information concerning the Underlying Issuer as if it were investing directly in securities issued by that person. The Trustor has selected the Underlying Securities for the Trust and has reviewed the information contained in this Prospectuts Supplement and in the related Prospectus concerning the Underlying Securities and believes that such information concerning the Underlying Securities is accurate in all material respects; however, none of the Issuing Entity, the Trustee, the Trustor, the Underwriter or any of their affiliates has verified, undertaken to verify or will verify, the accuracy, completeness or continued availability of any information concerning the Underlying Issuer obtained from other sources.  None of the Issuing Entity, the Trustee, the Trustor, the Underwriter or any of their affiliates has made any investigation of the financial condition or creditworthiness of the Underlying Issuer. Furthermore, we cannot give any assurance that all events occurring prior to the date any Certificates are offered for sale (including events that would affect the accuracy or completeness of the publicly available documents) that would affect the creditworthiness of the Underlying Issuer have been publicly disclosed.  Therefore, neither the issuance and sale of any Certificates nor the inclusion of information regarding the Underlying Issuer in this Prospectus Supplement nor the related Prospectus should be construed as an endorsement of the Underlying Issuer or a statement regarding the financial condition or creditworthiness of the Underlying Issuer.  The Certificates will not represent a recourse obligation of or interest in the Company or any of its affiliates.  The Certificates will not be insured or guaranteed by any government agency or instrumentality, the Company, any Person affiliated with the Company or the Trust, or any other Person.

4.
Bankruptcy of Certain Transaction Parties May Cause a Delay or Reduction in Payment on the Certificates.  The party selling the Underlying Securities to the Trust will represent and warrant that its transfer of the Underlying Securities to the Trust is a sale.  If the seller were to become a debtor in a bankruptcy case, and a party in interest (including the seller itself) were to take the position that the transfer of the Underlying Securities to the Trust should be re-characterized as the grant of a security interest in the Underlying Securities to secure a borrowing of the seller or for some other reason, delays in payments on the Certificates could result.  If a court were to adopt such position, then delays or reductions in payments on the Certificates could result.

19

5.
[Allocation of Payment to Holders of the I/O Certificates May Result in Losses for Holders of the Certificates.  If a Payment Default on the Underlying Securities occurs, the Underlying Securities will be liquidated by the Trust and liquidation proceeds will be allocated to the holders of the Certificates and the I/O Certificates in accordance with the Allocation Percentages.  This allocation of liquidation proceeds may cause the holders of the Certificates to receive less than they would have received if they owned the Underlying Securities directly.  See “Description of the Certificates—Recovery on Underlying Securities Following Payment Default.”  The Trust may be required to terminate if the Underlying Issuer is no longer subject to the reporting requirements of, or ceases to file periodic reports under, the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).  Under current rules of the SEC, the Trust will be required to terminate if the Underlying Issuer is no longer subject to the reporting requirements of, or ceases to file periodic reports under, the Exchange Act and information about the Underlying Issuer or the Underlying Securities is not available in accordance with the rules of the SEC.  If the Trust so terminates, the Underlying Securities will be sold in accordance with the Trust Agreement and the proceeds will be distributed as described herein.  If the liquidation price of the Underlying Securities is less than the Exercise Price of the Call Warrants (as described herein), the proceeds of the sale of the Underlying Securities will be allocated between the holders of the Certificates and the I/O Certificates according to the allocation percentages specified on Appendix B to this Prospectus Supplement (the “Allocation Percentages”).  If the liquidation price of the Underlying Securities is equal to or greater than the Exercise Price of the Call Warrants, the Call Warrants will be deemed to be exercised and the holders of the Certificates will receive $[__] per Certificate plus accrued and unpaid interest.  See “Description of the Certificates—Action Upon The Underlying Issuer Failing to Report Under the Exchange Act” herein.]

6.
None of the Trustee, the Company or the Underwriter Can Predict Whether The Underlying Issuer Will Cease Reporting.  The Underlying Issuer would no longer be required to file periodic reports under the Exchange Act under a variety of circumstances, including but not limited to, (i) the Underlying Issuer no longer having publicly issued common stock or debt listed on the NYSE or any other national securities exchange and each issue of the Underlying Issuer’s publicly issued common stock or debt being held by a limited number of holders, (ii) certain mergers, sales or other reorganizations of the Underlying Issuer which result in the Underlying Issuer not being a reporting company, or (iii) the Underlying Issuer ceasing to file certain financial information in connection with its reporting requirements under the Exchange Act.  It is not possible to predict whether the Underlying Issuer will, in the future, cease filing periodic reports and whether, as a result, the Trust would terminate.  Given this uncertainty, none of the Trustee, the Company or the Underwriter is able to predict whether the Underlying Issuer will cease filing reports in the future.  Investors in the Certificates should make their own determination of the likelihood that the Underlying Issuer will cease filing reports in the future.  See “The Underlying Issuer” and “Description of the Certificates—Action Upon the Underlying Issuer Failing to Report Under the Exchange Act”.

20

7.
The Warrantholders May Cause the Redemption of the Certificates.  On any Business Day on or after [________] [__], [____] (or earlier in the case of a SEC Reporting Failure, the occurrence of certain events of bankruptcy, insolvency and reorganization with respect to the Underlying Issuer, or a publicly announced tender offer for the Underlying Securities by the Underlying Issuer or any of its affiliates), Warrantholders will have the right to purchase, in whole or in part, the Underlying Securities from the Trust.  The purchase of the Underlying Securities from the Trust by the holders of the Call Warrants will cause the redemption of the Certificates (selected by lot, in the case of a partial exercise of the Call Warrants) with a principal amount equal to the principal amount of Underlying Securities being purchased for an amount equal to $[__] per Certificate (plus $1.00 in the case of an exercise of the Call Warrants prior to [________] [__], [____] in connection with a publicly announced tender offer of the Underlying Securities by the Underlying Issuer or any of its affiliates) plus accrued and unpaid interest thereon to the date of redemption.  Investors should be aware that the holder of the Call Warrants may at any time be the holder of the I/O Certificates.

8.
[The Underlying Securities May Be Redeemed by the Underlying Issuer.  The Underlying Issuer has the right to redeem the Underlying Securities in whole at any time or in part from time to time at a make-whole redemption price (an “Optional Redemption”).  See “Description of the Certificates—Redemption of the Certificates Upon Redemption or Acceleration of the Underlying Securities” herein.

The occurrence of an Optional Redemption will cause the redemption of the Certificates (selected by lot, in the case of a partial redemption) with a principal amount equal to the principal amount of Underlying Securities being redeemed, for an amount equal to $[__] per Certificate plus accrued and unpaid interest thereon to the date of redemption, to the extent redemption proceeds are available for distribution. See “Description of the Certificates—Redemption of the Certificates Upon Redemption or Acceleration of the Underlying Securities” herein.

The Underlying Issuer is not required to redeem the Underlying Securities prior to their stated maturity.  Therefore, there can be no assurance that the Trust will redeem your Certificates prior to the Certificates Maturity Date.  Should the Trust redeem your Certificates prior to the Certificates Maturity Date, the Trustee will notify you by mail at least ten (10) days before such date of redemption.

A redemption of the Underlying Securities may result in an early redemption or a call of the Certificates at a time when reinvestment in securities with yields comparable to that of the Certificates is not possible.  There can be no assurance that any redemption of the Underlying Securities will not have an adverse effect on the yield on a holder’s Certificates.]

9.
There May Not be a Liquid Secondary Market for the Certificates.  Although application has been made to list the Certificates on the NYSE, there can be no assurance that the Certificates will be approved or, once listed, will continue to be eligible for trading thereon.  There can also be no assurance as to whether there will be a secondary market in the Certificates or, if there is such a secondary market, whether such market will be liquid or illiquid.  If the secondary market for the Certificates is limited, there may be few buyers if you decide to sell your Certificates prior to the Certificates Maturity Date.  This may affect the price you will receive on the Certificates.  There is currently no secondary market for the Certificates.

21

10.
[Certain Payments to CGMI.  On [___________], as payment of the balance of the purchase price for the Underlying Securities, the Trustee will pay to CGMI the amount of the interest accrued on the Underlying Securities from [___________] to but not including the closing date of the Certificates issuance.  In the event CGMI is not paid such accrued interest on such date, CGMI will have a claim for such accrued interest, and will share on a parity with the Certificateholders and the I/O Certificateholders to the extent of such claim in the proceeds from the recovery on the Underlying Securities.  See “Description of the Certificates—Recovery on Underlying Securities Following Payment Default” herein.]

11.
[The Underlying Issuer May Shorten the Maturity of the Underlying Securities if a Tax Event Occurs.  Upon the occurrence of a Tax Event (as defined on page [__] of this Prospectus Supplement), the Underlying Issuer will have the right to shorten the maturity of the Underlying Securities to the extent required, in the opinion of a nationally recognized independent tax counsel, such that after the shortening of the maturity, interest paid on the Underlying Securities will be deductible for U.S. federal income tax purposes.  There can be no assurance that the Underlying Issuer would not exercise its right to shorten the maturity of the Underlying Securities upon the occurrence of such a Tax Event.  The Underlying Issuer’s exercise of its right to shorten the maturity of the Underlying Securities may be a taxable event to holders of the Certificates.]

12.
“Tax Event” means that the Underlying Issuer shall have received an opinion of a nationally recognized independent tax counsel to the effect that on or after the date of the issuance of the Underlying Securities, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in laws, or any regulations thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an “Administrative Action”), or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, on or after, the date of the issuance of the Underlying Securities, such change in tax law creates a more than insubstantial risk that interest paid by the Underlying Issuer on the Underlying Securities is not, or will not be, deductible, in whole or in part, by the Underlying Issuer for purposes of U.S. federal income tax.

13.
The Market Value of Underlying Securities May Decline.  The market value of the Underlying Securities, due to their long dated maturity, will be very sensitive to changes in prevailing market interest rates, and will also vary depending upon the creditworthiness of the Underlying Issuer and other factors.  Any decline in the market value of the Underlying Securities will correspondingly affect the market value of the Certificates, and a holder of the Certificates will bear the risk of any such decline in market value.

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14.
Conflicts of Interest.  CGMI and other affiliates of the Company may commence, maintain or continue to maintain commercial relationships with respect to the Underlying Issuer or its affiliates.  In particular, affiliates of the Company may provide investment banking and other financial services, and may enter into derivative transactions with, the Underlying Issuer or its affiliates. Affiliates of the Company may also hold long or short positions with respect to securities or other obligations of the Underlying Issuer or its affiliates (including the Underlying Securities), or may enter into credit derivative or other derivative transactions with third parties with respect to those obligations. In connection with those transactions, affiliates of the Company may exercise or enforce rights against, and may otherwise act with respect to, the Underlying Issuer or its affiliates without regard to the issuance of the Certificates and the related transactions described in this Prospectus Supplement or the related Prospectus. Any such actions might have an adverse effect on the Underlying Securities or the Underlying Issuer, the ability of the Trust to exercise or enforce any rights with respect to the Underlying Securities or the value of the Certificates. In the case of a bankruptcy or insolvency of the Underlying Issuer or its affiliates, or any other default under securities or other obligations of the Underlying Issuer or its affiliates (including the Underlying Securities), the interests of Certificateholders with respect to Underlying Securities held by the Trust may be in conflict with the interests of affiliates of the Company that have entered into transactions with the Underlying Issuer or its affiliates.

15.
If the Underlying Securities are not Treated as Indebtedness, the U.S. Federal Income Tax Consequences to Certificateholder May Differ.  The Underlying Securities are assumed to constitute debt instruments for U.S. federal income tax purposes.  No opinion of counsel has been issued to such effect.  If the U.S. Internal Revenue Service (the “IRS”) were to challenge successfully the classification of the Underlying Securities as indebtedness, the Underlying Securities would likely be treated as equity of the Underlying Issuer for U.S. federal income tax purposes, and the Trust may be treated as a partnership for U.S. federal income tax purposes.  Payments on the Underlying Securities (including amounts denominated as interest) may be treated as dividends to the extent of current or accumulated earnings and profits of the Underlying Issuer.  A Non-U.S. Holder (as defined below under the heading “Material U.S. Federal Income Tax Consequences”) may be subject to 30% federal withholding tax in respect of amounts treated as dividends unless such holder qualified for a lower withholding rate under an applicable U.S. income tax treaty. In addition, holders of the Certificates may be subject to the tax accounting rules applicable to stock rather than indebtedness, and partnerships, rather than grantor trusts, which could differ significantly.

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16.
Tax Considerations Should Be Reviewed.  Special Tax Counsel has delivered an opinion to the Company that the discussion contained in this Prospectus Supplement under the caption “Material U.S. Federal Income Tax Consequences,” to the extent it relates to matters of U.S. federal income tax law and legal conclusions with respect thereto, is accurate in all material respects.  Additionally, it is the opinion of Special Tax Counsel that the Trust will not be classified as an association taxable as a corporation (or publicly traded partnership treated as a corporation) for U.S. federal income tax purposes.   Special Tax Counsel has not delivered (and does not intend to deliver) any other opinions regarding the Trust or the Certificates.  Prospective investors should be aware that no rulings have been sought from the IRS, and that legal opinions are not binding on the IRS or the courts.  Accordingly, there can be no assurance that the IRS or the courts will agree with Special Tax Counsel’s opinions.  If, contrary to Special Tax Counsel’s opinion, the Trust is characterized or treated as a corporation for U.S. federal income tax purposes, among other consequences, the Trust would be subject to U.S. federal income tax (and may be subject to similar state income or franchise taxes) on its net income and distributions to Certificateholders would be impaired.  See “Material U.S. Federal Income Tax Consequences” in this Prospectus Supplement.

17.
[Payments on the Underlying Securities are Subordinate to other Obligations of the Underlying Securities Issuer.  Payments on the Underlying Securities are subordinate to other obligations of the Underlying Securities Issuer, and the Underlying Securities Issuer will not be permitted to make payments on the Underlying Securities unless it has paid amounts due on its obligations which are senior to the Underlying Securities.  Investors in the Certificates may suffer a greater loss than if payments on the Underlying Securities were not subordinated.]

18.
New Governmental Regulations May Negatively Affect Certificateholders.  The SEC is in various stages of developing the rules implement the provisions of the Dodd–Frank Wall Street Reform and Consumer Protection Act.  It is possible that the final versions of these rules may negatively impact the Underlying Issuer and therefore may have an adverse affect on the Underlying Issuer’s obligations to make payments with respect to the Underlying Securities, which will have an adverse impact on the Certificates.

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THE SPONSOR AND TRUSTOR

Structured Products Corp., or the “Company”, was incorporated in the State of Delaware on November 23, 1992, as an indirect, wholly-owned, limited-purpose finance subsidiary of Citigroup Financial Products Inc. (“CFPI”).  The Company is also referred to as the “Trustor,” “we,” “us” and “ours.”  The Company’s address is 390 Greenwich Street, New York, New York 10013 and its telephone number is (212) 723-4070. As provided in its certificate of incorporation, the Company’s business consists of, and is limited to, acquiring, holding and disposing of underlying securities, entering into certain derivative transactions in connection with such underlying securities, acting as sponsor or trustor of trusts in connection with series of trust certificates, issuing and selling certificates and notes relating to such underlying securities (and pursuant to certain restrictions unrelated to such underlying securities), registering the trust certificates with the SEC and complying on behalf of each trust with the related reporting and filing requirements under the Exchange Act, and engaging in other related activities and transactions.  The Company has been engaged in such business since its incorporation in 1992, and has been the trustor for over [__] transactions similar to the Trust, of which approximately [__] are currently outstanding.

The Company will cause the Trustee, on behalf of the Trust to purchase the Underlying Securities from CGMI on the closing date. CGMI acquired the Underlying Securities at negotiated prices in secondary market transactions.

The Company’s certificate of incorporation requires that the Company have an independent director not associated with CFPI, and that the Company not allow CFPI (or its affiliates) to act on behalf of or be responsible for liabilities of the Company.  The limited activities of the Company are also intended to prevent the Company from having any indebtedness that could result in the initiation of any insolvency proceeding in relation to the Company.

The duties of the Company under the Trust Agreement following the issuance of the Certificates are limited to: (i) providing certain limited information about the Trust in the event the Trust is no longer subject to reporting obligations under the Exchange Act; (ii) filing periodic reports in relation to the Trust under the Exchange Act for so long as such reporting obligations apply to the Trust; (iii) providing for the payment of the fees and expenses of the Trustee pursuant to a separate agreement and providing indemnification to the Trustee; (iv) appointing a replacement trustee in the event of the Trustee’s resignation or removal; and (v) appointing a replacement warrant agent in relation to the warrants in the event of the existing agent’s resignation or removal.

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FORMATION OF THE TRUST

The Company will establish the Trust [__] for [__________] Debentures under New York law pursuant to the Base Trust Agreement, dated as of [________, 20__] as supplemented by the Certificates Supplement [__], dated as of the closing date.  The closing date means the date of initial delivery of the Certificates.  The Trust will be a separate entity from other securitization trusts established by the Company.  The assets of the Trust will consist of $[_________] [_____]% Debentures due [__________] [___], [______] (the “Underlying Securities”) issued by [_________________] (the “Underlying Issuer”) and payments of principal and interest made by the Underlying Issuer on the Underlying Securities as discussed in more detail under “Description of the Certificates” herein.  Concurrently with the execution and delivery of the Trust Supplement, the Trust will purchase, at the direction of the Company, the Underlying Securities from Citigroup Global Markets Inc. (“CGMI” or, in its capacity as underwriter, the “Underwriter”).  The Trust shall pay the purchase price for the Underlying Securities by delivering to, or at the direction of, CGMI all of the Certificates Callable Trust Certificates (the “Certificates”), the I/O Certificates (the “I/O Certificates”), and the Call Warrants (the “Call Warrants”) on the closing date and making a payment of accrued interest on the Underlying Securities to CGMI on [_________], 20[__].  The Trust will hold the Underlying Securities for the benefit of the holders of the Certificates (the “Certificateholders”) and the holders of the I/O Certificates (the “I/O Certificateholders” [add if Certificates are referred to with a Branded Name: and, together with the Certificateholders, the “Certificateholders”]), subject to the rights of the holders of the Call Warrants (the “Warrantholders”).  Scheduled interest distributions on the Certificates will rank on a parity with scheduled distributions on the I/O Certificates.  I/O Certificates will have a claim on a portion of the proceeds of the liquidation or distribution of the Underlying Securities in certain circumstances.  The Certificates Maturity Date and the I/O Certificate Maturity Date will be [_________], [_______], which is also the maturity date of the Underlying Securities.

The Underlying Securities, together with all payments on or collections in respect of the Underlying Securities due on and after the closing date and any proceeds thereof, will represent the Trust’s sole assets.  The Trust will not have any other significant assets or means of capitalization. The Company estimates the market price of the Underlying Securities, as of the business day immediately preceding the date of this Prospectus Supplement, as [______]% of their principal amount (plus accrued interest).  This market price is based on one or more prices reported or available to the Company for actual sales occurring on or before [__________] [___], [______]. The foregoing market price of the Underlying Securities does not reflect the cost of the Call Warrants or the I/O Certificates to the Certificateholders, and is not intended to indicate the market value of the Certificates.

The fiscal year for the Trust will end on December 31 of each year.

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USE OF PROCEEDS

[The net proceeds to be received from the sale of the Certificates will be used to purchase the Underlying Securities.

Proceeds from the sale of Certificates in the amount of $_____ will be used to pay the following expenses in connection with the selection and acquisition of the Underlying Securities and such amounts will be paid to the entity[ies] shown:

Expenses	Amount	Payee

[Underwriter]	$_____	[Name and relationship to the Trustor]
[Trustee]	$_____	[Name and relationship to the Trustor]
[Describe Other Expenses]	$_____	[Name and relationship to the Trustor]

The Trust will deliver the Certificates, the I/O Certificates and the Call Warrants to, or at the direction of, CGMI in exchange for the Underlying Securities.]

THE UNDERLYING ISSUER

The Underlying Issuer files annual, quarterly and current reports, proxy statements and other information reports with the SEC in accordance with the Exchange Act and this information is publicly available as described below.  Neither this Prospectus Supplement nor the related Prospectus provides information with respect to the Underlying Issuer.  No investigation has been made of the business condition, financial or otherwise, or creditworthiness of the Underlying Issuer or any of its subsidiaries in connection with the issuance of the Certificates.  The Company is not an affiliate of the Underlying Issuer.  The Underlying Issuer is not involved in any way with the issuance of the Certificates and has no responsibility to take the holders of the Certificates into account.

As described below, the Underlying Issuer is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information (including financial information) with the SEC.  Information about the Underlying Issuer is not set forth in this Prospectus Supplement or the related Prospectus and instead Certificateholders are directed to the publicly available information about the Underlying Issuer filed in accordance with the Exchange Act.  You may read and copy any documents filed by the Underlying Issuer at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549 (File No. 001-02360).  Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.  The Underlying Issuer’s filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov and through the NYSE, 11 Wall Street, New York, New York 10005.  The reports and other information filed by the Underlying Issuer with the SEC or the NYSE are not incorporated by reference into this prospectus.  The Underlying Issuer is subject to informational reporting because the Underlying Issuer has publicly issued common stock and publicly issued debt which is traded on the New York Stock Exchange (“NYSE”) and guarantees publicly issued debt which is traded on the NYSE.  For a discussion of the termination of the Trust and the distribution which Certificateholders would receive upon a termination of the Trust as a result of the Underlying Issuer no longer being required to report, or ceasing to report, under the Exchange Act, see “Description of the Certificates—Action Upon the Underlying Issuer Failing to Report Under the Exchange Act” in this Prospectus Supplement.

This Prospectus Supplement, the Underlying Securities Prospectus and the Underlying Securities Registration Statement describe the material terms of the Underlying Securities.  This Prospectus Supplement should be read in conjunction with, (i) the Underlying Securities Prospectus and (ii) the Underlying Securities Registration Statement of which such Underlying Securities Prospectus is a part.  No representation is made by the Trust, the Trustee, the Underwriter or the Company as to the accuracy or completeness of the information contained in the Underlying Securities Prospectus or the Underlying Securities Registration Statement.  Neither the Underlying Securities Prospectus nor the Underlying Securities Registration Statement is incorporated into this Prospectus Supplement or the related Prospectus.

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DESCRIPTION OF THE UNDERLYING SECURITIES

The Underlying Securities will consist solely of $[_________] aggregate principal amount of [____]% Debentures issued by the Underlying Issuer, having the characteristics described in a Prospectus Supplement dated [_________] [___], [______] to a Prospectus dated [_________] [___], [______] (collectively, the “Underlying Securities Prospectus”).  The Underlying Securities originally were issued by the Underlying Issuer as part of an underwritten public offering of $[___________] aggregate principal amount of such securities, pursuant to registration statement no. 033-[_________] (together with all amendments and exhibits thereto, the “Underlying Securities Registration Statement”), filed by the Underlying Issuer with the SEC under the Securities Act of 1933, as amended (the “Securities Act”).  Distributions of interest are required to be made on the Underlying Securities semi-annually on the [___] of each [__________] and [_________], or if such day is not a Business Day, on the next succeeding Business Day, and a single payment of principal of $[_________] is payable on [_________], [_____] (the “Maturity Date”) or upon earlier redemption.

In connection with the offering of the Certificates, the Trustor, on behalf of the Issuer, has performed a review the Underlying Securities, the purpose of which is to provide reasonable assurance of the material accuracy and completeness of the description of the Underlying Securities provided in the Prospectus Supplement and in Appendix A hereto.  The review consisted of a review of the material terms of the Underlying Securities as disclosed in the Underlying Securities Prospectus and other publicly available Securities Exchange Act filings of the Underlying Issuer, including but not limited to interest rate, payment dates, prepayment or redemption features and maturity.  This prospectus supplement and related prospectus relates only to the Certificates offered by this Prospectus Supplement and related prospectus, and is not an offering document for the Underlying Securities.  All disclosure contained in this Prospectus Supplement and related prospectus with respect to the Underlying Securities is derived from publicly available documents described above.  Further, the Underlying Issuer is subject to the information reporting requirements of the Exchange Act.  Although neither the Company nor the Underwriter has reason to believe the information concerning the Underlying Securities or the Underlying Issuer set forth in the Underlying Securities Prospectus or any report filed under the Exchange Act is not reliable, the Company did not participate in the preparation of such documents, and neither the Company nor the Underwriter in connection with the offering of the Certificates has made any due diligence inquiry with respect to the information provided therein.  Neither the Company nor the Underwriter has verified the accuracy or completeness of such documents or reports.  Information contained in such documents and reports is as of the date(s) stated therein, and comparable information, if given as of the date hereof, may be different.  There can be no assurance that events affecting the Underlying Securities or the Underlying Issuer have not occurred, which have not yet been publicly disclosed, which would affect the accuracy or completeness of the publicly available documents described above.

Neither CGMI nor any of its affiliates has had a direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, with the Underlying Issuer relating to the offering of the Certificates, and neither the Underlying Issuer nor any of its affiliates is an affiliate of the Company or any underwriter for the Certificates or is required to take into account the Certificateholders.

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Redemption and Acceleration of the Underlying Securities

The conditions and terms under which the Underlying Securities may be redeemed are set forth in Underlying Securities Prospectus.  The following is a summary of the material provisions relating to the redemption of the Underlying Securities.  This summary was derived from the Underlying Security Prospectus.  Reference is made to the Underlying Security Prospectus for a boarder description of such terms and conditions:

[Summary of redemption terms and conditions.]

As described in the Underlying Security Prospectus upon the occurrence of certain events of default and, if so required, upon the giving of notice and the passage of time, principal of and interest on the Underlying Securities will be declared to be immediately due and payable.  See the Underlying Security Prospectus for the terms and conditions which must be satisfied before payment on the Underlying Securities would be subject to acceleration.

The Underwriter and the Underlying Issuer

From time to time, the Underwriter may be engaged by the Underlying Issuer as an underwriter or a placement agent, in an advisory capacity or in other business arrangements.  In addition, the Underwriter or another affiliate of the Company may make a market in other outstanding securities of the Underlying Issuer.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the terms of the Trust Agreement.  The following summary as well as other pertinent information included elsewhere in this Prospectus Supplement and related Prospectus describes material terms of the Certificates and the Trust Agreement, but is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement.

The Certificates will be denominated and distributions with respect thereto will be payable in United States Dollars.  The Certificates together with the I/O Certificates will represent in the aggregate the entire beneficial ownership interest in the Trust.  The property of the Trust will consist of (i) the Underlying Securities (subject to the Call Warrants) and (ii) all payments on or collections in respect of the Underlying Securities due on and after the closing date, together with any proceeds thereof.  The property of the Trust will be held for the benefit of the Certificateholders and the I/O Certificateholders by the Trustee, subject to the rights of the Warrantholders.

29

All distributions to Certificateholders will be made only from the property of the Trust (including any proceeds received from the exercise of the Call Warrants) as described herein.  The Certificates do not represent an interest in or obligation of the Company, the Underlying Issuer, the Trustee, the Underwriter, or any affiliate thereof.

Distributions and Priority of Payments

Each Certificate evidences the right to receive, to the extent received by the Trust on the Underlying Securities, (i) a semi-annual distribution of interest on [_________] and [_________] of each year, commencing [_________], 20[__], each an “interest distribution date” and (ii) a distribution of principal equal to $[__] per Certificate on [_______] (which is the Certificates Maturity Date), or earlier date following the exercise or deemed exercise of the Call Warrants or any other early termination; provided that if any distribution date is not a Business Day, then the distribution which would otherwise have been payable on that distribution date will be paid on the next succeeding Business Day, without any additional payment as a result of such delay.

The period from and including [__________], 20[__] to but excluding the first interest distribution date and each successive period from and including an interest distribution date to but excluding the next interest distribution date will be referred to as an “interest distribution period.”  Interest will accrue on the Certificates at a rate of [___]% per annum and the amount payable for any interest distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

With respect to any distribution date, the record date is the Business Day immediately prior to such distribution date.  For purposes of the foregoing, “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

The Trustee shall apply amounts received in respect of the Underlying Securities available as follows:

(a)        on any interest distribution date and on the Certificates Maturity Date, amounts available for distribution shall be distributed pro rata to (i) the Certificates holders to the payment of any accrued and unpaid interest on any interest distribution date and to the payment of any accrued and unpaid interest and principal on the Certificates Maturity Date and (ii) the I/O Certificateholders to any accrued and unpaid payments;

(b)        in the event of an SEC Reporting Failure, the Underlying Securities will be liquidated

i.
if the Call Warrants are neither exercised nor deemed exercised, the liquidation proceeds available for distribution will be distributed to the Certificateholders and the I/O Certificateholders according to the Allocation Percentages;

ii.
if the Call Warrants are exercised or deemed exercised (1) the Certificateholders will receive liquidation proceeds in an amount equal to $[__] per Certificate plus accrued and unpaid interest and (2) the I/O Certificateholders will receive liquidation proceeds in an amount equal to accrued and unpaid interest thereon [and, the I/O Payment Amount];

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(c)        in the event of the exercise of a Call Warrant (other than a deemed exercise), cash proceeds received by the Trustee from the sale of the Underlying Securities to the Warrantholder will be applied as follows: (i) Certificates selected for redemption, in an aggregate principal amount equal to the principal amount of the Underlying Securities sold, will be redeemed for an amount equal to $[__] per Certificate plus accrued and unpaid interest thereon (plus an additional $1.00 per Certificate if the Call Warrants are exercised prior to [_________], 20[__] in connection with a publicly announced tender offer for all or any portion of the Underlying Securities) and (ii) the notional amount of the I/O Certificates will be reduced by an amount equal to the principal amount of Underlying Securities sold and the Trustee will pay to the I/O Certificateholders the I/O Payment Amount with respect to the notional amount of I/O Certificates so reduced, plus accrued and unpaid interest thereon to the date of redemption;

(d)        in the event of an Optional Redemption of the Underlying Securities or a redemption occurring as a result of an acceleration of the Underlying Securities (other than as a result of a Payment Default), redemption proceeds (to the extent of funds available) will be allocated in the following order of priority: (i) Certificates selected for redemption, in an aggregate principal amount equal to the principal amount of the Underlying Securities to be redeemed, will be redeemed at a price equal to $[__] per Certificate plus accrued and unpaid interest thereon; (ii) I/O Certificateholders will receive accrued and unpaid interest on the I/O Certificates on the notional amount of the I/O Certificates to be reduced; (iii) the I/O Certificateholders will receive the I/O Payment Amount (as defined herein), and the notional amount of such I/O Certificates will be reduced by an amount equal to the principal amount of the Underlying Securities to be redeemed; and (iv) Call Warrants proportionate to the amount of Underlying Securities to be redeemed will, if “in-the-money” be deemed to be exercised and will be cash settled for an amount equal to any remaining redemption proceeds after the payments made pursuant to clauses (i) through (iii) above and otherwise will expire worthless; and

(e)        any proceeds received in respect of the Underlying Securities as a result of a Payment Default (after deducting the costs incurred in connection therewith and subject to the provisions set forth under “Description of the Trust Agreement—Certain Payments to CGMI” herein) will be distributed to the Certificateholders and the I/O Certificateholders according to the Allocation Percentages until the aggregate amount so distributed to the Certificateholders and I/O Certificateholders equals the sum of the principal amount of the Underlying Securities plus accrued and unpaid interest thereon to date of distribution plus the I/O Payment Amount as of the date of distribution, and the Call Warrants will, if “in-the-money” be deemed to be exercised and will be cash settled for an amount equal to any remaining proceeds and otherwise will expire worthless.

Additional Underlying Securities and Issuance of Additional Certificates, I/O Certificates, and Call Warrants

From time to time hereafter, additional Underlying Securities may be sold to the Trust without your consent, in which case additional Certificates will be issued in a principal amount, and additional I/O Certificates will be issued in a notional amount, equal to the principal amount of Underlying Securities so sold to the Trust.  Any such additional Certificates issued will rank pari passu with the Certificates issued on the Closing Date and such additional Certificates together with the Certificates issued on the Closing Date will be backed by the expanded asset pool consisting of the Underlying Securities sold to the Trust on the Closing Date and any such additional Underlying Securities which are sold to the Trust after the Closing Date. Any such additional Underlying Securities will be subject to additional Call Warrants.  Additional Certificates will only be issued in connection with the sale of additional Underlying Securities to the Trust.  Notice will be given to existing Certificateholders of the sale of additional Underlying Securities to the Trust not more than 10 days after the date on which such additional Underlying Securities are sold to the Trust.

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Because additional Underlying Securities may be sold to the Trust as described above, the Trust is a “master trust” within the meaning of Item 1101(c)(3)(i) of Regulation AB.

Redemption of the Certificates Upon Exercise of a Call Warrant

Concurrently with the execution of the Trust Agreement and the delivery of the certificates, the Trustee, on behalf of the trust, will execute an agreement (the “Warrant Agent Agreement”) and one or more call warrants evidencing call options with respect to the Underlying Securities (the “Call Warrants”).  The Trustee will perform the Trust’s obligations under the Warrant Agent Agreement and the Call Warrants in accordance with their respective terms.  The Trust will own the Underlying Securities subject to the Call Warrants.  The Trustee will act as Warrant Agent (in this capacity, the “Warrant Agent”) under the Warrant Agent Agreement.

On the closing date, the Call Warrants will be held by Citigroup Global Markets Limited, an affiliate of the Company.  The Call Warrants may be sold or transferred at any time in whole or in part to one or more qualified institutional buyers (as defined in Rule 144A under the Securities Act), and further sold or transferred by any such subsequent holder(s) from time to time.

On any Business Day on or after [__________] [___], 20[__], the Warrantholders will have the right to purchase, in whole or in part, the Underlying Securities from the Trust.  If a Warrantholder exercises this right, the Underlying Securities would be purchased from the Trust at a price equal to the sum of (i) the principal amount of the Underlying Securities being purchased plus accrued and unpaid interest thereon to the Warrant Exercise Date and (ii) the I/O Payment Amount (which sum is referred to herein as the “Exercise Price”).  The date on which a Warrantholder exercises its right to purchase Underlying Securities, or is deemed to exercise such right, is referred to as a “Warrant Exercise Date”.

Prior to [__________] [___], 20[__], the Warrantholders will have the right to purchase, in whole or in part, the Underlying Securities from the Trust (i) at the Exercise Price on any Business Day following the occurrence of certain events of bankruptcy, insolvency and reorganization with respect to the Underlying Issuer or (ii) at the Exercise Price plus an additional $1.00 per outstanding Certificates (the “Exercise Premium”) on any Business Day following the commencement of a publicly announced tender offer for all or a portion of the Underlying Securities by the Underlying Issuer or any of its affiliates (but on or before the date such tender offer expires or is consummated).

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To exercise a Call Warrant, a Warrantholder must notify the Trustee of its intent to exercise not less than [15] days prior to the applicable Warrant Exercise Date and pay the Exercise Price (plus the Exercise Premium, if applicable) at the time of the delivery of the exercise notice.  If the notice to the Trustee is duly provided then, on the Warrant Exercise Date, the Trust will (i) transfer the Underlying Securities to the exercising Warrantholder, (ii) redeem the Certificates for an amount equal to $[__] per Certificate plus accrued and unpaid interest thereon to the Warrant Exercise Date (plus an additional $1.00 per Certificate if the Warrant Exercise Date is prior to [_________] [__], 20[__] and occurs in connection with a publicly announced tender offer for all or any portion of the Underlying Securities), (iii) reduce the notional amount of the I/O Certificates by an amount equal to the principal amount of the Underlying Securities sold to the Warrantholder, and (iv) pay to the I/O Certificateholders the I/O Payment Amount plus accrued and unpaid interest on the notional amount of the I/O Certificates so reduced to the Warrant Exercise Date.  If a Warrantholder makes the required payment of the Exercise Price (plus the Exercise Premium, if applicable) at the time the Warrantholder delivers its exercise notice, such payment shall be nonrefundable and the exercise notice will be irrevocable and unconditional.  If a Warrantholder rescinds its notice to the Trustee or fails to make the required payment at the time the Warrantholder delivers its exercise notice, then the exercise notice will be deemed invalid, no Warrant Exercise Date will be established as a result of such notice, the Underlying Securities will not be sold as a result of such notice and the Certificates will not be redeemed and the notional amount of the I/O Certificates will not be reduced as a result of such notice.  The Trustee will notify the Certificateholders of the notice rescission as soon as practicable.  Any such rescission of notice or failure to make require payment will not affect a Warrantholder’s right to exercise the Call Warrant at a later date.

Upon receipt by the Trustee of a notice that a portion of the Underlying Securities are being purchased by a Warrantholder and payment by the Warrantholder of the Exercise Price (plus the Exercise Premium, if applicable) at the time of the delivery of such notice, the Trustee will select by lot for redemption a principal amount of Certificates equal to the principal amount of Underlying Securities to be purchased in accordance with the requirements of DTC and the NYSE, as applicable.  The Trustee will notify the Certificateholders of the Trustee’s receipt of a notice that all or a portion of the Underlying Securities are being purchased by a Warrantholder and payment by the Warrantholder of the Exercise Price (plus the Exercise Premium, if applicable) at the time of delivery of such notice.

“I/O Payment Amount” means the present value of unpaid scheduled interest distributions (assuming that the I/O Certificates are paid when due and are not redeemed prior to the I/O Maturity Date and excluding accrued and unpaid interest thereon to the Warrant Exercise Date) to the I/O Maturity Date on the I/O Certificates with a notional amount equal to the principal amount of the Underlying Securities being purchased, liquidated or discounted to the purchase or liquidation date on a semi-annual basis at a rate of [______]% per year.

The Call Warrants will be “in-the-money” if the highest firm bid received with respect to the Underlying Securities exceeds (and will be “at-the-money” if such amount equals) the sum of (i) the principal amount of the Underlying Securities plus accrued and unpaid interest thereon plus (ii) the I/O Payment Amount.  Accordingly, other than on the Maturity Date, the Call Warrants will not be “in-the-money” or “at-the-money” if the liquidation price of the Underlying Securities is equal to or less than the principal amount of the Underlying Securities plus any accrued and unpaid interest.

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Deemed Exercise of a Call Warrant

In the event of an SEC Reporting Failure, the Call Warrants will become immediately exercisable and, if the Call Warrants are “in-the-money” or “at-the-money”, the Underlying Securities will be liquidated and the Call Warrants will be deemed to be exercised and will be cash-settled from the liquidation proceeds of the Underlying Securities.  See “—Action Upon the Underlying Issuer Failing to Report Under the Exchange Act.”

If all or any part of the Underlying Securities are redeemed by the Underlying Issuer (whether as a result of a redemption by the Underlying Issuer, an acceleration following a default, or otherwise), Call Warrants proportionate to the amount of the Underlying Securities to be redeemed will, if “in-the-money”, be deemed to be exercised and cash-settled from redemption proceeds of the Underlying Securities.  See “—Redemption of the Certificates Upon Redemption or Acceleration of the Underlying Securities.”

Finally, in the event a Payment Default occurs, the Call Warrants will, if “in-the-money”, be deemed to be exercised and cash-settled from proceeds received in respect of the Underlying Securities as a result of such Payment Default.  See “—Recovery on Underlying Securities Following Payment Default.”

Redemption of the Certificates Upon Redemption or Acceleration of the Underlying Securities

The Underlying Issuer has the right to redeem the Underlying Securities in whole at any time or in part from time to time at a make-whole redemption price (an “Optional Redemption”).  In addition, if a default occurs with respect to the Underlying Securities, the maturity of the Underlying Securities may be accelerated.

Upon receipt by the Trustee of a notice from the Underlying Issuer that all or a portion of the Underlying Securities are to be redeemed, whether as a result of a redemption by the Underlying Issuer, an acceleration following a default or otherwise, at a price equal to the principal amount of the Underlying Securities plus accrued interest thereon to the redemption date, the Trustee will cause the redemption of the Certificates (selected by lot in the case of a partial redemption) with a principal amount equal to the principal amount of Underlying Securities to be redeemed and will establish the date such Certificates are to be redeemed.  Notice of such redemption will be given by the Trustee to the rating agency and to each registered Certificateholder at such registered Certificateholder’s last address on the register maintained by the Trustee; provided, however, that the Trustee will not be required to give notice of redemption prior to the third Business Day after the date it receives notice of such redemption.

Upon the occurrence of an Optional Redemption or a prepayment as a result of an acceleration as described above, redemption proceeds (to the extent of funds available) will be allocated in the following order of priority: (i) Certificates selected for redemption, in an aggregate principal amount equal to the principal amount of the Underlying Securities to be redeemed, will be redeemed at a price equal to $[__] per Certificate plus accrued and unpaid interest thereon; (ii) I/O Certificateholders will receive accrued and unpaid interest on the I/O Certificates on the notional amount of the I/O Certificates to be reduced; (iii) the I/O Certificateholders will receive the I/O Payment Amount, and the notional amount of such I/O Certificates will be reduced by an amount equal to the principal amount of the Underlying Securities to be redeemed; and (iv) Call Warrants proportionate to the amount of Underlying Securities to be redeemed will, if “in-the-money” be deemed to be exercised and will be cash settled for an amount equal to any remaining redemption proceeds after the payments made pursuant to clauses (i) through (iii) above and otherwise will expire worthless.

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Recovery on Underlying Securities Following Payment Default

Interest and principal payments on the Underlying Securities are payable solely by the Underlying Issuer.  The Underlying Issuer is subject to laws permitting bankruptcy, liquidation, moratorium, reorganization or other actions which, in the event of financial difficulties of the Underlying Issuer, could result in delays in payment, partial payment or non-payment of the Certificates.

If a Payment Default occurs, the Trustee will promptly give notice to The Depository Trust Company (“DTC”) or, for any Certificates which are not then held by DTC or any other depository, directly to the registered holders of the Certificates thereof.  Such notice will set forth (i) the identity of the issues of Underlying Securities, (ii) the date and nature of such Payment Default, (iii) the amount of the interest or principal in default, (iv) the Certificates affected by the Payment Default, and (v) any other information which the Trustee may deem appropriate.

A “Payment Default” means a default in the payment of any amount due on the Underlying Securities after the same becomes due and payable (and the expiration of any applicable grace period on the Underlying Securities).

In the event of a Payment Default, the Trustor (on behalf of the Trust) will cause bids to be solicited for the sale of the Underlying Securities from three leading dealers in the relevant market and the Warrantholder and may solicit additional bids from such other parties as the Company deems appropriate.  The Trustee shall accept the highest firm bid received in connection with such solicitation.

Any proceeds received by the Trustee in respect of the Underlying Securities as a result of a Payment Default (after deducting the costs incurred in connection therewith and subject to the provisions set forth under “Description of the Trust Agreement—Certain Payments to CGMI” herein) will be distributed to the Certificateholders and the I/O Certificateholders according to the allocation percentages specified on Appendix B to this Prospectus Supplement (the “Allocation Percentages”) until the aggregate amount so distributed to the Certificateholders and I/O Certificateholders equals the sum of the principal amount of the Underlying Securities plus accrued and unpaid interest thereon to date of distribution plus the I/O Payment Amount as of the date of distribution, and the Call Warrants will, if “in-the-money” be deemed to be exercised and will be cash settled for an amount equal to any remaining proceeds.  If the Call Warrants are not “in-the-money”, they will expire worthless.

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Action Upon the Underlying Issuer Failing to Report Under the Exchange Act

Information about the Underlying Issuer is not provided in this Prospectus Supplement or the related Prospectus, and instead reference is made to reports, proxy statements and other information of the Underlying Issuer made publicly available by the Underlying Issuer pursuant to its periodic reports filed under the Exchange Act.  If the Trust is no longer permitted under Item 1100(c)(2) of Regulation AB to refer to periodic reports filed by the Underlying Issuer under the Exchange Act (an “SEC Reporting Failure”), including by reason of (1) the Underlying Issuer either (x) states in writing that it intends permanently to cease filing periodic reports required under the Securities Exchange Act or (y) fails to file all required periodic reports for any applicable reporting period.  Unless the Call Warrants are exercised, or are deemed exercised, as described below, the Underlying Securities will be liquidated and the proceeds thereof distributed.  The distribution of the proceeds of the liquidation of the Underlying Securities will be allocated between the Certificateholders and the I/O Certificateholders according to the Allocation Percentages and the Call Warrants will expire worthless.

Upon an SEC Reporting Failure, the Call Warrants will become immediately exercisable and, if “in-the-money” or “at-the-money”, will be deemed to be exercised and will be cash-settled.  If the Call Warrants are deemed to be exercised, the Allocation Percentages will not apply, the Underlying Securities will be liquidated, and the Certificates will receive liquidation proceeds in an amount equal to $[__] per Certificate plus accrued and unpaid interest and the I/O Certificates will receive liquidation proceeds in an amount equal to accrued and unpaid interest thereon plus the I/O Payment Amount.  In such circumstances, the Trustor (on behalf of the Trust) will cause bids to be solicited for the sale of the Underlying Securities to be sold from three leading dealers in the relevant market and the Warrantholder and may solicit additional bids from such other parties as the Company deems appropriate and the Trustee shall accept (at the direction of the Trustor or its designee) the highest firm bid received in connection with such solicitation.

[Conditional Right to Shorten Maturity]

[Upon occurrence of a Tax Event (as defined below) the Underlying Issuer will have the right to shorten the maturity of the Underlying Securities to the extent required in the opinion of  a nationally recognized independent tax counsel, such that, after the shortening of the maturity, interest paid on the Underlying Securities will be deductible for U.S. federal income tax purposes.  There can be no assurance that the Underlying Issuer would not exercise its right to shorten the maturity of the Underlying Securities upon the occurrence of a Tax Event.

In the event that the Underlying Issuer elects to exercise its right to shorten the maturity of the Debentures on the occurrence of a Tax Event, the Underlying Issuer will mail a notice of shortened maturity to each holder of record of the Underlying Securities by first-class mail not more than 60 days after the occurrence of such Tax Event, stating the new maturity date of the Underlying Securities.

Upon receipt by the Trustee of such notice, the Trustee shall notify the Certificateholders, the hired NRSRO of the Underlying Issuer’s election to shorten the Maturity Date.  In the event that the Underlying Issuer shortens the Maturity Date of the Underlying Securities, the Maturity Date of the Certificates will be similarly shortened.

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“Tax Event” means that the Underlying Issuer shall have received an opinion of a nationally recognized independent tax counsel to the effect that on or after the date of the issuance of the Underlying Securities, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in laws, or any regulations thereunder, of the United States, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an “Administrative Action”), or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, on or after, the date of the issuance of the Underlying Securities, such change in tax law creates a more than insubstantial risk that interest paid by the Underlying Issuer on the Underlying Securities is not, or will not be, deductible, in whole or in part, by the Underlying Issuer for purposes of U.S. federal income tax.]

Listing on the New York Stock Exchange

The Certificates are expected to be approved for listing, subject to official notice of issuance, on the NYSE.  There can be no assurance that the Certificates will remain listed on the NYSE.

Form of the Certificates

The Certificates will be delivered in registered form and represented by a Global Certificate.  The Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of $[__] and integral multiples thereof.

Unless and until it is exchanged in whole or in part for the individual certificates represented thereby (each a “Definitive Certificate”), a Global Certificate may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or DTC or any such nominee to a successor of DTC or a nominee of such successor.

DTC has advised the Company as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with DTC in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.  DTC’s participants include securities brokers and dealers (including the Underwriter), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC.  Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.  DTC has confirmed to the Company that it intends to follow such procedures.

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Upon the issuance of a Global Certificate, DTC will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Certificates represented by such Global Certificate to the accounts of its participants.  The accounts to be accredited shall be designated by the Underwriter.  Ownership of beneficial interests in a Global Certificate will be limited to participants or Persons that may hold beneficial interests through participants.  Ownership of beneficial interests in a Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or by participants or Persons that hold through participants.  The laws of some states require that certain purchasers of securities take physical delivery of such securities.  Such limits and such laws may limit the market for beneficial interests in a Global Certificate.

So long as DTC, or its nominee, is the owner of such Global Certificate, DTC or such nominee, as the case may be, will be considered the sole Certificateholder of the individual Certificates represented by such Global Certificate for all purposes.  Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have any of the individual Certificates represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered the Certificateholder thereof under the Trust Agreement.  Because DTC can only act on behalf of its participants, the ability of a holder of any Certificates to pledge that Certificates to persons or entries that do not participate in the Depositary’s system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

Distributions on individual Certificates represented by a Global Certificate will be made to DTC or its nominee, as the case may be, as the Certificateholder of such Global Certificate.  Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.

The Company expects that DTC, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Certificate representing the Certificates, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate as shown on the records of DTC.  The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety (90) days, the Company will issue individual Definitive Certificates in exchange for the Global Certificate or Certificates representing the Certificates.  In addition, the Company may at any time and in its sole discretion determine not to have any Certificates represented by one or more Global Certificates and, in such event will issue individual Definitive Certificates of such Class in exchange for the Global Certificate or Certificates representing the Certificates.  Further, if the Company so specifies with respect to the Certificates, an owner of a beneficial interest in a Global Certificate representing the Certificates may, on terms acceptable to the Company and DTC, receive individual Definitive Certificates in exchange for such beneficial interest.  In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery of individual Definitive Certificates represented by such Global Certificate equal in principal amount to such beneficial interest and to have such Definitive Certificates registered in its name (if the Certificates are issuable as Registered Certificates).  Individual Definitive Certificates so issued will be issued as registered certificates, in denominations, unless otherwise specified by the Company, of $[__] and integral multiples thereof.

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Description of the I/O Certificates

The I/O Certificates issued by the Trust are interest-only certificates that are not offered hereby.  The I/O Certificates will have a notional amount equal to the principal amount of the Underlying Securities.  The I/O Certificates will accrue interest on their notional amount at the rate of [___]%, per year payable on each distribution date.  Upon the exercise or deemed exercise of the Call Warrants, the notional amount of the I/O Certificates will be reduced by an amount equal to the principal amount of the Underlying Securities sold and the I/O Certificateholders will receive a distribution of the I/O Payment Amount, plus accrued and unpaid interest on the notional amount of the I/O Certificates so reduced.  See “Description of the Certificates—Redemption of the Certificates Upon Exercise of a Call Warrant.”

Scheduled interest distributions on the Certificates will rank on a parity with scheduled distributions on the I/O Certificates.  The holders of the I/O Certificates are also entitled to receive a distribution in respect of principal if a Payment Default occurs with respect to the Underlying Securities or an SEC Reporting Failure occurs and the Call Warrants are not cash-settled.  See “Description of the Certificates—Recovery on Underlying Securities Following Payment Default” and “—Action Upon the Underlying Issuer Failing to Report Under the Exchange Act.”

Reports in relation to the Certificates

For so long as the Company is subject to the reporting requirements of the Exchange Act, the Company will file distribution reports on Form 10-D in relation to the Trust following each distribution date for the Certificates, will file an annual report on Form 10-K in relation to the Certificates, and may file additional public reports in relation to the Trust and the Certificates from time to time. The name of the Trust for purposes of obtaining reports on the EDGAR system is Trust [__] for [__________] Debentures, and the CIK number in relation to the Trust is [___________].  The public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1–800–SEC–0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.  [The Trustee [will][may] make reports available with respect to the Trust through its website at [______].]  [Given the limited nature of reporting in relation to the Trust, reports will not be separately made available through any website of the Company or the Trustee].

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[Credit Support

Credit enhancement for the Certificates will be provided in the form of a ______________ issued by ____________.

Under the terms of the __________, if there is a payment default in the Underlying Securities, ________________ will be obligated to pay [the full amount] of any deficientcy up to an [aggregate] amount of $ ____________.]

See “Credit Enhancement” in this Prospectus Supplement.

[Interest Rate][Currency] Support

[Interest Rate][Currency] Support for the Certificates will be provided by a ______________________ between ________________ and ________________ as the counterparty.

The _____________________ will require payments to be made in the event _________________________________.

See “Derivatives” in this Prospectus Supplement.

DESCRIPTION OF THE TRUST AGREEMENT

General

The Certificates will be issued pursuant to the Base Trust Agreement, a form of which is included as an exhibit to the Registration Statement of which this Prospectus Supplement and related prospectus form a part.  A Current Report on Form 8-K relating to the Certificates containing unexecuted forms of the final Base Trust Agreement and the Trust Supplement will be filed by the Company simultaneously with or prior to the filing of the final prospectus supplement.  The assets of the Trust created under the Trust Agreement will consist of (i) the Underlying Securities (subject to the Call Warrants) and (ii) all payments on or collections in respect of the Underlying Securities due after the closing date, including payments to the Trust under the Call Warrants, if any.  The following summaries of certain provisions of the Trust Agreement are subject to the detailed provisions contained in the form of Trust Agreement, to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein.

Certain Payments to CGMI

On [_________], 20[__], as payment of the balance of the purchase price for the Underlying Securities, the Trustee will pay to CGMI the amount of the interest accrued on the Underlying Securities from [_________], 20[__] to but not including the closing date.  In the event CGMI is not paid such accrued interest on such date, CGMI will have a claim for such accrued interest, and will share on a parity with the Certificateholders and the I/O Certificateholders to the extent of such claim in the proceeds from the recovery on the Underlying Securities.

The Trustee and the Servicer

[U.S. Bank will act as Trustee for the Certificates and the Trust pursuant to the Trust Agreement.]

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[U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as a fifth largest bank holding company in the United States with total assets exceeding $353 billion as of June 30, 2012.  As of June 30, 2012, U.S. Bancorp served approximately 17.4 million customers, operated 3,000 branch offices in 25 states and has had over 60,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 25-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.  The Trustee will hold custody of the Underlying Securities for the benefit of the Certificateholders and will collect payments made on the Underlying Securities and distribute these amounts as described under “Description of the Certificates—Distributions and Priority of Payments” in this Prospectus Supplement.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 40 U.S. cities.  The Trust Agreement will be administered from U.S. Bank’s corporate trust office located at 100 Wall Street, New York, New York or at such other address as the Trustee may designate from time to time.

U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2012, U.S. Bank was acting trustee with respect to 123,600 issuances of securities with an aggregate outstanding principal balance of over $3.5 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On the closing date, the Company will provide U.S. Bank with the name of the Underlying Issuer and the principal amount of, and interest rate on, the Underlying Securities.  Based on this information, the Trustee will calculate the amount of interest to be paid to the Certificates on each distribution date.  In addition, the Trustee will perform distribution calculations, remit distributions on the distribution dates to Certificateholders and prepare semi-annual statements to Certificateholders detailing the payments received and the activity on the Underlying Securities during the relevant collection period.  The Trustee [may] [shall] make a distribution date statement available to the Certificateholders on each distribution date via the Trustee’s internet website at [______].  Certificateholders with questions may direct them to the Trustee’s bondholder services group at (800) 934-6802.  In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the Company at closing, and the Trustee will not be required to recomputed, recalculate or verify the information provided to it by the Company.]

In addition to having express duties under the Trust Agreement, the Trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law.  In general, the Trustee will be subject to certain federal laws and, because the Trust Agreement is governed by New York law, certain New York state laws.  As a national bank acting in a fiduciary capacity, the Trustee will, in the administration of its duties under the Trust Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Title 12, Part 9 of the Code of Federal Regulations.  New York common law has required fiduciaries of common law trusts formed in New York to perform their duties after the occurrence of an event of default in accordance with the “prudent person” standard, which, in this transaction, would require the Trustee to exercise such diligence and care in the administration of the Trust as a person of ordinary prudence would employ in managing his or her own property.

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The Trust Agreement will provide that the Trustee and any director, officer, employee or agent thereof will be indemnified by the Company and held harmless against any and all loss, liability or reasonable expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties under the Trust Agreement, other than any loss, liability or expense that was incurred by reason of willful misconduct, bad faith or  negligence by the Trustee in the performance of the Trustee’s duties under the Trust Agreement.

Pursuant to the Trust Agreement, as compensation for the performance of its duties under such agreement, the Trustee will be entitled to payment of Trustee fees and reimbursement of expenses (including the reasonable fees and expenses of counsel) by the Company pursuant to a separate agreement with the Company, but will not have any claim against the Trust with respect thereto.

Notices to Rating Agencies

The Trustee shall use its best efforts promptly to provide notice to the rating agency with respect to each of the following of which it has actual knowledge: (i) any change or amendment to the Trust Agreement; (ii) the resignation or termination of the Trustee; (iii) the appointment of a successor Trustee; (iv) the final payment to the Certificateholders; (v) any change in the location of the segregated account maintained by the Trustee for the benefit of the Certificateholders into which the Underlying Securities and all payments made on or with respect to the related Underlying Securities shall be credited; (vi) any notice, pursuant to the provision of the Call Warrants, of a Warrantholder’s exercise of its Call Warrants and (vii) notice from the Warrant Agent that it has received the warrant exercise purchase price defined in exercised Call Warrants with respect to such exercised Call Warrants on the Warrant Exercise Notice Date and (viii) any liquidation or distribution of the Trust following an SEC Reporting Failure.

Bankruptcy Remoteness

By its acceptance of a Certificates each Certificateholder will agree that until the date that is one year and one day after all distributions in respect of the Certificates have been made, such Certificateholder shall not take any action, institute any proceeding, join in any action or proceeding or otherwise cause or acquiesce to any action or proceeding against the Company or the Trust under the United States Bankruptcy Code or any other applicable liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law.  And, by its acceptance of a Call Warrant, each Warrantholder will agree that until the date that is one year and one day after all distributions in respect of the Certificates have been made, such Warrantholder shall not take any action, institute any proceeding, join in any action or proceeding or otherwise cause or acquiesce to any action or proceeding against the Company or the  Trust under the United States Bankruptcy Code or any other applicable liquidation, insolvency, bankruptcy, moratorium, reorganization or similar law.

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Events of Default

There are no events of default with respect to the Certificates.  If a Payment Default (or other default with respect to the Underlying Securities) occurs, the Trustee will act upon the instruction of Certificateholders, subject to the receipt of an indemnity in form and substance satisfactory to the Trustee, to recover amounts due on the Underlying Securities and distribute the proceeds from such recovery (after deducting the costs incurred in connection therewith and subject to the provisions set forth above under “—Certain Payments to CGMI”) to the Certificateholders and the I/O Certificateholders in the manner described herein.  See “Description of the Certificates—Recovery on Underlying Securities Following Payment Default” herein.

Trust Not Permitted to Enter into Other Transactions

The activities of the Trust will generally be limited to acquiring the Underlying Securities and any additional Underlying Securities and issuing the Certificates, the I/O Certificates and the Call Warrants and any Certificates, I/O Certificates and the Call Warrants issued upon the acquisition of any additional Underlying Securities.

Voting Rights

The Certificateholders will have 100% of the total voting rights as specified in the Trust Agreement (the “Voting Rights”).  All Voting Rights with respect to the Certificates will be allocated in proportion to the respective principal balances of the then-outstanding Certificates held by such Certificateholders on any date of determination; provided, however, that unless the Trustee has received an opinion of nationally recognized tax counsel to the effect that the Trust will not become a foreign trust in the absence of the following rule being applicable, the following rule shall apply: in the case of any vote or other decision of the Certificateholders under this Agreement, each Certificateholder (or in the case of Certificates issued as a global certificate, each beneficial owner of such Certificates) shall be treated as a United States person or a non-United States person, as the case may be, for U.S. federal income tax purposes based on the representation made by such person to the Trustee (and any Certificateholder not making any such representation shall be treated as a non-United States person for purposes of calculating the percentage of Certificates held by non-United States persons) and the aggregate voting power of all Certificateholders, or beneficial owners of Certificates, as the case may be, that are non-United States persons shall be limited to a number of votes so that the effect of such limitation is to limit the aggregate voting power of the non-United States Certificateholders, or non-United States beneficial owners of Certificates, as the case may be, to one Dollar less than the then outstanding principal balance needed to approve or block the approval of any matter being voted on.  (This rule will not apply if 100% of the Certificateholders of the then outstanding principal balance of Certificates are held or are beneficially owned by non-United States persons.)

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Voting of Underlying Securities

The Trustee, as holder of the Underlying Securities, has the right to vote and give consents and waivers in respect of such Underlying Securities as permitted by the depositary with respect thereto and except as otherwise limited by the Trust Agreement.  In the event that the Trustee receives a request from the Underlying Issuer for its consent to any amendment, modification or waiver of the Underlying Securities or any document relating thereto, or receives any other solicitation for any action with respect to the Underlying Securities, the Trustee will give notice of such proposed amendment, modification, waiver or solicitation to DTC or, for any Certificates which are not held by DTC or any other depository, directly to the registered holders of the Certificates as of such date.  The Trustee will request instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation.  The Trustee will consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative principal balances of the Certificates) as the Certificates were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent or vote is required; provided, however, that, notwithstanding anything to the contrary stated herein, the Trustee will at no time vote in favor of or consent to any matter (i) which would defer the timing or amount of any payment on the Underlying Securities, including, without limitation, any demand to accelerate the Underlying Securities or (ii) which would result in the exchange, substitution or tender of any Underlying Security whether or not pursuant to a plan for the refunding or refinancing of such Underlying Security, except in each case with the unanimous consent of the Certificateholders, the I/O Certificateholders and the Warrantholders and subject to the requirement that such vote or consent would not, based on an opinion of counsel, cause the Trust to be characterized as an association taxable as a corporation (or a publicly traded partnership treated as a corporation) for U.S. federal income tax purposes.  The Trustee will have no liability for any failure to act resulting from Certificateholders’ late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

Reports as to Compliance

The Trustee will be required to deliver to the Company by not later than March 31 of each year, starting in the year following the year of issuance of the Certificates, an officer’s certificate stating that:

•	a review of the activities and performance of the Trustee during the preceding calendar year in connection with the Trust Agreement has been made under such officer’s supervision; and

•
to the best of such officer’s knowledge, based on such review, the Trustee has fulfilled all of its obligations under the Trust Agreement for such year in all material respects, or, if there has been a default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officer and the nature and status of such default, including the steps being taken by the trustee to remedy such default.

In addition, on or prior to March 31 of each year, commencing with the year following the year of issuance of the Certificates, the Trustee will be required to deliver to the Company an Assessment of Compliance that contains the following:

•	a statement of the Trustee’s responsibility for assessing compliance with the servicing criteria applicable to it under the Trust Agreement;

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•	a statement that the Trustee used the applicable criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria under the Trust Agreement;

•
the Trustee’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the Trustee; and

•
a statement that a registered public accounting firm has issued an attestation report on the Trustee’s assessment of compliance with the applicable servicing criteria under the Trust Agreement during and as of the end of the prior calendar year.

The Trustee will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the Trustee’s assessment of compliance with the applicable servicing criteria under the Trust Agreement.

Certificateholders will be able to obtain copies of these statements and reports without charge upon written request to the Trustee.

Amendment of Trust Agreement

The Trust Agreement may be amended by the Company and the Trustee, without notice to or consent of the Certificateholders, for certain purposes including (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to add to the covenants, restrictions or obligations of the Company or the Trustee for the benefit of the Certificateholders, (iv) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement, so long as (x) any such addition, change or elimination described in (i), (ii), (iii) or (iv) will not, as evidenced by an opinion of counsel, cause the Trust to be characterized as an association taxable as a corporation (or a publicly traded partnership treated as a corporation) for U.S. federal income tax purposes or result in a sale or exchange of any Certificate for U.S. federal income tax purposes and (y) the Trustee has received written confirmation from each hired NRSRO with an outstanding rating for the Certificates that such amendment will not cause such hired NRSRO to reduce or withdraw the then current rating thereof, or (v) to comply with any requirements imposed by the Code.  Without limiting the generality of the foregoing, the Trust Agreement may also be modified or amended from time to time by the Company, and the Trustee, with the consent of the holders of Certificates evidencing not less than 66 2/3% of the Voting Rights of those Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of the holders of the Certificates; provided, however, that if the outstanding ratings are not confirmed by each hired NRSRO, then the Trust Agreement may be amended or modified only with the consent of the holders of Certificates evidencing 100% of the Certificates.

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No such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the unanimous consent of the holders of the Certificates or (ii) reduce the percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates then outstanding.

Holders of Certificates evidencing (i) not less than 66 2/3% of the Voting Rights may, on behalf of all Certificateholders, waive compliance by the Company or the Trustee with certain restrictive provisions of the Trust Agreement before the time for such compliance and (ii) more than 50% of the Voting Rights may, on behalf of all Certificateholders, waive any past default under the Trust Agreement with respect to the Certificates, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected thereby.

Termination of the Trust

The Trust will terminate upon the earliest of (i) the payment in full on the Maturity Date or upon early redemption of the Underlying Securities (including a redemption resulting from an acceleration) and the distribution of the proceeds received, (ii) the distribution of the proceeds received upon a recovery on, or liquidation of, the Underlying Securities (after deducting the costs incurred in connection therewith) after a Payment Default thereof (or other default with respect to the Underlying Securities), (iii) the liquidation (and the distribution of the proceeds thereof) of the Underlying Securities in the event of an SEC Reporting Failure or (iv) the sale by the Trust in accordance with the Call Warrants of all the Underlying Securities and the distribution in full of all amounts due to the Certificateholders and the I/O Certificateholders.  Under the terms of the Trust Agreement and the Call Warrants, the Certificateholders will not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying Securities if and for so long as the Call Warrants remain outstanding, without the unanimous consent of the Warrantholders.

Control by Certificateholders

 The Certificateholders of greater than 50% of the aggregate Voting Rights of Certificates of a Series, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the Trustee, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to any Underlying Securities Issuer payment default; provided, however, that:

(i)           such direction shall not be in conflict with any rule of law or with the Trust Agreement; and

(ii)          subject to the provisions described below under “—Removal and Replacement of the Trustee” the Trustee need not take any action that it determines might cause it to incur any liability or might materially adversely affect the rights of any Certificateholders not consenting to such action.

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Reports to Certificateholders; Notices

Reports to Certificateholders.  With each distribution to Certificateholders the Trustee will forward or cause to be forwarded to each such Certificateholder, to the Company and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

(i)           the amount of such distribution to Certificateholders of such Class allocable to principal of or interest or premium, if any, on the Certificates of such Class; and the amount of aggregate unpaid interest as of such Distribution Date; and

(ii)          the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each Class of Certificates (including any Class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise.

In the case of information furnished pursuant to subclause (i) above, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof.  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in subclause (i) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder.  Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect.

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Notices.  Any notice required to be given to a holder of a Registered Certificate will be mailed to the address of such holder set forth in the applicable Certificate Register.

Replacement Certificates

If a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the Trustee set forth in the Trust Agreement, upon payment by the holder of such expenses as may be incurred by the Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require.  Mutilated Certificates must be surrendered before new Certificates will be issued.

Termination

The obligations created by the Trust Agreement will terminate upon the payment to Certificateholders of all amounts held in the related Certificate Account and required to be paid to them pursuant to the Trust Agreement following the earlier of (i) the final payment or other liquidation of the Underlying Securities subject thereto or the disposition of all property acquired upon foreclosure or liquidation of the Underlying Securities and (ii) the purchase of all the assets of the Trust by the party entitled to effect such termination.  In no event, however, will the Trust continue beyond [___________] [___], [_____].  Written notice of termination of the obligations with respect to the Certificates under the Trust Agreement will be provided as set forth above under “—Reports to Certificateholders; Notices—Notices,” and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

Duties of the Trustee

The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates, the Underlying Securities or related document.  The Trustee is required to perform only those duties specifically required under the Trust Agreement, the primary duties being to hold the Underlying Securities in a trust account for the Trust and make payments on the Certificates as provided in the Trust Agreement.  However, upon receipt of the various certificates, reports or other instruments required to be furnished to it under the terms of the Trust Agreement, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement.

Removal and Replacement of Trustee

The Trustee may at any time resign and be discharged by giving written notice thereof to the Trustor, the hired NRSROs and to all Certificateholders.  Upon receiving such notice of resignation, the Trustor shall promptly appoint a successor Trustee.  If a successor Trustee is not appointed by the Trustor or does not accept appointment within 30 days after the resigning Trustee gave its notice of resignation, the resigning Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible to act as such and shall fail to resign after written request by the Trustor, or if at any time the Trustee shall become incapable of acting, or certain bankruptcy related events shall occur with respect to the Trustee, then the Trustor may remove the Trustee and appoint a successor Trustee.  Notice of such appointment shall be delivered to the Certificateholders by the Trustor.

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The Holders of Certificates representing more than 50% of the aggregate Voting Rights may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact and duly authorized, one complete set of which instruments shall be delivered to the Trustor, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed.  A copy of such instrument shall be delivered to the Certificateholders by the Trustor.

Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

Expenses associated with changing from a Trustee to successor Trustee will be paid by the Trustor pursuant to a separate agreement with the Trustor.

Trust Indenture Act

The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended.

[CREDIT ENHANCEMENT] [DERIVATIVES]

[The Certificates will have the benefit of a _________ provided by _________.]

[The __________ will provide support in the event of ________.  The amount of such support is determined based upon ______ and limited to ___________.]

[The operation and material terms of the [credit enhancement][swap or other derivative], including limits on amounts and timing of payments are as follows: _______________.  A substitution of the [provider of the credit enhancement][derivative counterparty] may occur upon the following conditions _________________.]

[______________ as the [credit enhancement provider (“Enhancement Provider”)] [derivative counterparty (the “Counterparty”)] is a _________________ organized under the laws of _________________.]

The [Enhancement Provider] [Counterparty] is a _________________ that provides [description of services and general character of business.]

[As a _______________, the [Enhancement Provider] [Counterparty] is regulated by __________________.]  [Discussion of primary regulatory requirements imposed on the [Enhancement Provider] [Counterparty] and applicable regulatory agencies.]

[Financial statements which are prepared by the [Enhancement Provider] [Counterparty] consist of ________ and are provided in connection with filings made periodically to _________________.]

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[The following table, extracted from ____________ of the [Enhancement Provider] [Counterparty] [and its subsidiaries] for the ______ ended ________, 20__ sets forth certain data relative to the financial position of the [Enhancement Provider] [Counterparty] [and its subsidiaries] as of each of the five years ended ________, 20__.

	_______, 20__	_______, 20__	_______, 20__	______, 20__	_______, 20__

Revenues	$___________	$___________	$___________	$___________	$___________

Income (Loss)	$___________	$___________	$___________	$___________	$___________

Income (Loss)

Per Share	$___________	$___________	$___________	$___________	$___________

Assets

[To be listed by category as appropriate]	$___________	$___________	$___________	$___________	$___________

Total Assets	$___________	$___________	$___________	$___________	$___________

Liabilities

[To be listed by category as appropriate]	$___________	$___________	$___________	$___________	$___________

Total liabilities	$___________	$___________	$___________	$___________	$___________

[Financial information concerning the [Enhancement Provider][Counterparty] is hereby incorporated by reference to the _________________ of the [Enhancement Provider] [Counterparty] filed ______________, 20__.]

[Based on a reasonable good faith estimate of the maximum probable exposure, the significance percentage of the ___________________ is [less than 10%]]

[ADMINISTRATIVE AGENT]

[____________ will serve as Administrative Agent with respect to the Trust, the Deposited Assets and the Certificates.  _________ is a _______ organized under the laws of ______________.  [The Administrative Agent [is] [is an affiliate of] the [Trustee][Trustor]]

[Under the terms of the Trust Agreement, the Administrative Agent will agree to perform specified administrative duties with respect to the Trust, the Deposited Assets and the Certificates.  Such duties will include primarily _______, _______, and __________.]

[The Administrative Agent will be entitled to a fee [to be paid periodically] [in the amount of][equal to __% of ________] and will be paid by ___________.]

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of Certificates.  This discussion is for holders of Certificates that hold their Certificates as capital assets within the meaning of section 1221 of the Code, and except as specifically set forth, does not purport to discuss all U.S. federal income tax consequences that may be applicable to particular investors, including banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities, certain U.S. expatriates, partnerships, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, holders that hold their Certificates as part of a hedge, straddle or an integrated or conversion transaction, or holders whose functional currency is not the United States dollar.  In addition, it does not address the alternative minimum tax consequences or the indirect effects on the holders of equity interests in a holder of Certificates.  For purposes of this tax discussion, references to a “holder” are to the beneficial owner of Certificates.

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You are a “U.S. Holder” if you are a beneficial owner of Certificates that, for U.S. federal income tax purposes, is an individual citizen or resident of the United States, a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust where a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust (or a trust that has made a valid election under U.S. Treasury Regulations to be treated as a domestic trust).  You are a “Non-U.S. Holder” if you are a beneficial owner of Certificates that is not a U.S. Holder, other than a partnership.  If a partnership holds the Certificates, the tax treatment of a partner generally will depend upon the status of the partner and upon the activities of the partnership.  Partners of partnerships holding Certificates, and such partnerships, should consult their own tax advisors regarding the tax consequences of an investment in the Certificates (including their status as U.S. Holders or Non-U.S. Holders).

The authorities on which this discussion are based are subject to change or differing interpretations, which could apply retroactively, adversely affecting the statements and conclusions set forth below.  No rulings have been or will be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

You should consult your own tax advisor with respect to the tax consequences of the purchase, ownership and disposition of Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal income tax laws or other tax laws.

Tax Treatment of the Trust

The parties to the Trust Agreement intend to treat the Trust as a grantor trust for U.S. federal income tax purposes.  It is the opinion of Special Tax Counsel that, assuming compliance with all provisions of the Trust Agreement without any waiver thereof, the Trust should not be classified for U.S. federal income tax purposes as an association taxable as a corporation (or a publicly traded partnership treated as a corporation).  Special Tax Counsel does not express any other opinions regarding the Trust or the Certificates.  Prospective investors should be aware that such classification is not binding on the IRS, and there can be no assurance that the IRS will not seek to characterize the Trust an association taxable as a corporation (or a publicly traded partnership treated as a corporation).  If the IRS successfully characterized the Trust as an association taxable as a corporation (or a publicly traded partnership treated as a corporation), the U.S. federal income tax consequences of an investment in the Certificates would materially differ from those discussed herein.  You should consult your own tax advisor regarding the tax consequences of an investment in the Certificates if the Trust were treated as an association taxable as a corporation (or a publicly traded partnership treated as a corporation).  Except as expressly set forth below, the remainder of this discussion assumes that the Trust will be treated as a grantor trust for U.S. federal income tax purposes.  Additionally, the remainder of this discussion assumes that the Trust will be treated as a United States person within the meaning of Section 7701(a)(30) of the Code.  No election will be made to treat the Trust as other than a grantor trust for U.S. federal income tax purposes.

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U.S. Federal Income Tax Characterization of the Underlying Securities

The Underlying Issuer intends to treat the Underlying Securities as debt for U.S. federal income tax purposes.  However, legislation has previously been proposed (but not enacted into law) that would, among other things, prohibit an issuer from claiming U.S. federal income tax deductions for interest on debt instruments that have a maturity of greater than forty (40) years.  There can be no assurance that this proposal or similar legislation will not be enacted in the future or that any such legislation, if enacted, would not have a retroactive effective date.  In the event legislation is passed that would (because the Underlying Securities had a maturity in excess of a permitted amount of years) curtail the Underlying Issuer’s ability to claim a U.S. federal income tax deduction for its interest expense incurred with respect to the Underlying Securities, the Underlying Issuer may exercise its right to shorten the maturity of the Underlying Securities.  It is possible that such event would be a taxable event for U.S. federal income tax purposes.

Although the Underlying Issuer is taking the position that the Underlying Securities are debt for U.S. federal income tax purposes, the Underlying Securities Prospectus does not indicate that an opinion (as to their status as debt) was given.  If the Underlying Securities are not debt for U.S. federal income tax purposes, then, among other consequences, interest on the Underlying Securities could be characterized as dividends for U.S. federal income tax purposes and may be subject to U.S. federal withholding tax unless reduced or eliminated by an applicable income tax treaty.  The Trust currently intends to take the position that the Underlying Securities are debt for U.S. federal income tax purposes.

U.S. Federal Income Tax Treatment of the Certificates

For U.S. federal income tax purposes, a Certificates represents two separate components – an interest in the Underlying Securities other than the interest represented by the I/O Certificates (the “Stripped Underlying Securities”) and your pro rata share of the obligation under the Call Warrants.  Thus, for U.S. federal income tax purposes, you should be treated as the owner of your pro rata share of the Stripped Underlying Securities and as the writer of your pro rata share of the Call Warrants and should be taxed on each component separately.

The Trust will not identify the Stripped Underlying Securities and Call Warrants as part of an integrated transaction under U.S. Treasury Regulations Section 1.1275-6.  Prospective investors should consult their own tax advisors regarding whether such treatment is available to them on an individual basis and, if so, whether or not it would be beneficial to them.  Among other U.S. federal income tax consequences of such identification is the treatment generally of each Certificates as a synthetic debt instrument issued on the date it is acquired by the holder of the Certificates.  It is also possible that, for U.S. federal income tax purposes, the Certificates will be treated as actual debt instruments issued on the closing date.  In that case, the Certificates would be taxed like conventional debt instruments.

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U.S. Federal Income Taxation of U.S. Holders of Certificates

If you are a U.S. Holder of Certificates, for U.S. federal income tax purposes, you will be deemed (i) to have received $[2.00] from writing your pro rata share of the Call Warrants (referred to herein as the “Call Warrant Premium”) and (ii) to have paid $[27.00] for your interest in the Stripped Underlying Securities.  If you are a U.S. Holder, for U.S. federal income tax purposes, you will be deemed to have purchased your interest in the Stripped Underlying Securities at a premium because the basis allocated to your interest in the Stripped Underlying Securities ($[27.00]) will exceed your interest in the principal amount of the Stripped Underlying Securities ($[25.00]).  You should consult your own tax advisor with respect to whether you should elect to amortize such premium under section 171 of the Code using a constant yield method over the term of the Stripped Underlying Securities.  If you make this election with respect to the Stripped Underlying Securities, the election will also apply to all debt instruments having bond premium that you own or subsequently acquire.

If you are a U.S. Holder, for U.S. federal income tax purposes, you will be required to include in income your pro rata share of all interest payments on the Stripped Underlying Securities received by the Trust in accordance with your usual method of tax accounting, your pro rata share of the Call Warrant Premium should not be included in gross income prior to the exercise, transfer, lapse or termination of the Call Warrants.

On behalf of the holders of the Certificates, the Trustee will identify (within the meaning of Section 1092(a)(2)(B) of the Code) your interests in the Call Warrants and the Stripped Underlying Securities as identified positions of an identified straddle.  However, there is no specific provision permitting trustees of grantor trusts to make this identification on behalf of a trust’s beneficial owners.  Before you purchase a Certificates, you should consider making your own identification on a protective basis (a “protective identification”) and retaining such identification in your own books and records.  Section 1092 of the Code requires that any identified straddle be clearly identified on your books and records before the earlier of (i) the close of the day on which the straddle is acquired or (ii) such time as the Treasury may prescribe by regulations.  To date no such regulations have been promulgated.  In general, provided that you do not own any position that offsets either your interest in the Stripped Underlying Securities or the Call Warrants, other than the positions you own as a result of holding a Certificates, you will be subject to U.S. federal income tax generally in the same manner whether or not the Trustee’s identification or your protective identification is respected.

If you own one or more positions, other than the positions you own as a result of holding Certificates, that offset either your interest in the Stripped Underlying Securities or the Call Warrants, you may be able to identify some or all of such positions and one or more of the components of your Certificates as identified positions of an identified straddle.  If you do not want to be bound by the Trustee’s identification, either because you do not wish to make any identification or because you wish to identify other positions that you own and one or more of the components of your Certificates as identified positions of an identified straddle, you must affirmatively disavow the Trustee’s identification and, if applicable, make your own alternative identification in your books and records on or before the day you purchase your Certificates.  Although the Trustee’s identification is expected to be beneficial to holders of Certificates, you should consult your own tax advisor concerning whether you should disavow the Trustee’s identification and, if applicable, make any alternative identification.  The following summary assumes that either the Trustee’s identification or your protective identification is respected.

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If you are a U.S. Holder, upon the sale, exchange or other disposition of Certificates, for U.S. federal income tax purposes, the amount received on the sale, exchange or other disposition should be allocated between both components of the Certificates, based on the fair market values of the Stripped Underlying Securities and the assumption of your pro rata share of the obligations under the Call Warrants, and gain or loss should be determined separately with respect to each component.  You should consult your own tax advisor concerning how to allocate both the amount received and the amount of any gain or loss between the two components of the Certificates.  You should recognize capital gain or loss on your pro rata share of the Stripped Underlying Securities in an amount equal to the portion of the amount received on the sale, exchange or other disposition of Certificates that is allocable to the Stripped Underlying Securities less the portion of the amount paid for the Certificates that is allocable to the Stripped Underlying Securities and less any premium you elect to amortize with respect to the Stripped Underlying Securities.  Although the Certificates are expected to trade “flat” (i.e., without a specific allocation to accrued interest), a portion of the amount realized on a sale, exchange or other disposition of your Certificates may be treated as accrued interest with respect to the Stripped Underlying Securities.  The amount of such accrued interest should be taxed to you as ordinary interest income for U.S. federal income tax purposes.  Your pro rata share of the Call Warrant Premium should be treated as short-term capital gain upon a lapse of the Call Warrants, and (B) upon the exercise of the Call Warrants or a sale, exchange or other disposition of the Certificates, you should recognize capital gain or loss, as the case may be, calculated by reference to the difference between your ratable share of the Call Warrant Premium and the amount received on the sale, exchange or other disposition of a Certificates that is allocated to the Call Warrants.  Such gain or loss will be short-term capital gain or loss, even if you hold your Certificates for more than one year.

Certain non-corporate U.S. Holders of Certificates will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” (in the case of individuals) or “undistributed net investment income” (in the case of estates and trusts (other than grantor trusts)) for the relevant taxable year and (2) the excess of the U.S. Holder’s “modified adjusted gross income” (in the case of individuals) or “adjusted gross income” (in the case of estates and trusts (other than grantor trusts)) for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances).  A U.S. Holder’s calculation of net investment income generally will include interest and capital gains received from the sale, exchange, redemption, retirement or other taxable disposition of Certificates, unless such interest or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities).  If you are a non corporate U.S. Holder of Certificates (other than a grantor trust), you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in the Certificates.

If you are a U.S. Holder, you may be able to deduct, under Section 162 or 212 of the Code, your pro rata share of any fees, administrative expenses and other expenses of the Trust in accordance with your usual method of tax accounting.  The Code limits the deductions for these miscellaneous itemized deductions for some investors; more particularly, if you are an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, the individual’s, estate’s or trust’s share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Code.

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Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate 2% of a taxpayer’s adjusted gross income.  In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.  The amount of additional taxable income reportable by a U.S. Holder that is subject to the limitations of either Section 67 or Section 68 of the Code may be substantial.  Additionally, miscellaneous itemized deductions in excess of the 2% threshold, when combined with certain of the individual taxpayer’s other itemized deductions, generally will be reduced (for taxable years beginning after December 31, 2012) by 3% of the taxpayer’s adjusted gross income in excess of a threshold amount.  Prospective investors should consult with their own tax advisors prior to making an investment in the Certificates.

Possible Characterization of the Trust as a Partnership or a Disregarded Entity

If the IRS were to contend successfully that the Trust is not a grantor trust for U.S. federal income tax purposes, the Trust could be classified for U.S. federal income tax purposes as a disregarded entity, if there is one beneficial owner of Certificates, and as a partnership that is not a publicly traded partnership (a “Partnership”), if there is more than one beneficial owner of Certificates.  If you are a U.S. Holder and the Trust were treated as a disregarded entity, the income reportable by you, for U.S. federal income tax purposes, with respect to distributions by the Trust, and the sale, exchange, retirement of other disposition of the Stripped Underlying Securities or the transfer, termination or exercise of the Call Warrants, should not differ materially from the income reportable by you as the owner of pro rata undivided interest in the Stripped Underlying Securities and the Call Warrants.  If the Trust were characterized as a Partnership for U.S. federal income tax purposes, (i) the Trust would be required to account for its income and deductions at the Trust level (not necessarily taking into account any particular holder’s circumstances, including any difference between the holder’s basis in its Certificates and the Trust’s basis in its assets) and to utilize a taxable year for reporting purposes and (ii) if you are a U.S. Holder, you would be required to separately take into account your distributive share of income and deductions of the Trust.  You would take into account your distributive share of Trust income and deductions for each taxable year of the Trust in your taxable year which ends with or within the Trust’s taxable year.  Your share of the income of the Trust computed, for U.S. federal income tax purposes, at the Trust level would not necessarily be the same as if computed under the rules described above under “U.S. Federal Income Taxation of U.S. Holders of Certificates” and, in particular, may not take account of any difference in the yield on the Certificates to you based on your purchase price and the yield on the Underlying Securities determined at the Trust level.

55

U.S. Federal Income Taxation of Non-U.S. Holders of Certificates

If you are a Non-U.S. Holder and the Underlying Securities are property characterized as indebtedness for U.S. federal income tax purposes, and provided that you are not (1) a controlled foreign corporation, as such term is defined in the Code, which is related to the Underlying Issuer through stock ownership, (2) a person owning, actually or constructively, securities representing at least 10% of the total combined outstanding voting power of all classes of voting stock of the Underlying Issuer, or (3) a bank that acquired Certificates in consideration of an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, payments of principal of, and interest on, the Stripped Underlying Securities to you should not be subject to U.S. federal withholding tax provided that you comply with applicable requirements described below under the heading “—U.S. Backup Withholding Tax and Information Reporting.”  If the Underlying Securities are not debt for U.S. federal income tax purposes, among other consequences, interest on the Underlying Securities could be characterized as dividends for U.S. federal income tax purposes and may be subject to U.S. federal withholding tax unless reduced or eliminated by an applicable income tax treaty.  The Trust currently intends to take the position that the Underlying Securities are debt for U.S. federal income tax purposes.

If you are a Non-U.S. Holder of Certificates, provided that you comply with applicable requirements described below under the heading “—U.S. Backup Withholding Tax and Information Reporting,” any gain realized by you upon the sale, exchange or retirement of Certificates generally should not be subject to U.S. federal income tax, unless (i) such gain is effectively connected with the conduct by you of a trade or business in the United States; or (ii) if you are an individual, you are present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement and certain other conditions are met.

U.S. Backup Withholding Tax and Information Reporting

Payments on the Certificates generally will be subject to U.S. information reporting and “backup withholding.”  Under Section 3406 of the Code and applicable U.S. Treasury Regulations issued thereunder, if you are a non-corporate U.S. Holder of Certificates, you may be subject to backup withholding at the current rate of 28% with respect to “reportable payments,” which include interest paid on the Underlying Stripped Securities, the Call Warrant Premium and the gross proceeds of a sale, exchange, redemption, retirement or other disposition of the Certificates.  The payor will be required to deduct and withhold the prescribed amounts if (i) you fail to furnish you U.S. taxpayer identification number (“TIN”) to the payor in the manner required, (ii) the IRS notifies the payor that the TIN furnished by you is incorrect, (iii) there has been a “notified payee underreporting” described in Section 3406(c) of the Code or (iv) you have failed to certify under penalty of perjury that the you are not subject to backup withholding under Section 3406(a)(1)(C) of the Code.  Amounts withheld under the backup withholding rules may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Under current U.S. Treasury Regulations, payments of principal and interest on the Stripped Underling Securities, the Call Warrant Premium and proceeds of the sale, exchange, redemption, retirement or other disposition of Certificates, to a holder that is not a United States person will not be subject to any backup withholding tax requirements if the beneficial owner of the Certificates or a financial institution holding Certificates on behalf of the beneficial owner in the ordinary course of its trade or business provides an appropriate certification to the payor and the payor does not have actual knowledge that the certification is false.  If a beneficial owner provides the certification, the certification must give the name and address of such owner, state that such owner is not a United States person, or, in the case of an individual, that such owner is neither a citizen nor a resident of the United States, and the owner must sign the certificate under penalties of perjury.  If a financial institution, other than a financial institution that is a qualified intermediary, provides the certification, the certification must state that the financial institution has received from the beneficial owner the certification set forth in the preceding sentence, set forth the information contained in such certification, and include a copy of such certification, and an authorized representative of the financial institution must sign the certificate under penalties of perjury.

56

In the case of payments to a foreign partnership, foreign simple trust or foreign grantor trust, other than payments to a foreign partnership, foreign simple trust or foreign grantor trust that qualifies as a withholding foreign partnership or a withholding foreign trust within the meaning of applicable U.S. Treasury Regulations and payments to a foreign partnership, foreign simple trust or foreign grantor trust that are effectively connected with the conduct of a trade or business within the United States, the partners of the foreign partnership, the beneficiaries of the foreign simple trust or the persons treated as the owners of the foreign grantor trust, as the case may be, will be required to provide the certification discussed above in order to establish an exemption from withholding and backup withholding tax requirements.  The current backup withholding tax rate is 28%.

In addition, if the foreign office of a foreign “broker,” as defined in applicable U.S. Treasury Regulations pays the proceeds of the sale of Certificates to the seller of Certificates, U.S. backup withholding tax and information reporting requirements will not apply to such payment provided that such broker derives less than 50% of its gross income for certain specified periods from the conduct of a trade or business within the United States, is not a controlled foreign corporation, as such term is defined in the Code, and is not a foreign partnership (1) one or more of the partners of which, at any time during its tax year, are U.S. persons (as defined in U.S. Treasury Regulations Section 1.441-1(c)(2)) who, in the aggregate hold more than 50% of the income or capital interest in the partnership or (2) which, at any time during its tax year, is engaged in the conduct of a trade or business within the United States.  Moreover, the payment by a foreign office of other brokers of the proceeds of the sale of a Bond, will not be subject to backup withholding unless the payer has actual knowledge that the payee is a U.S. person.  Principal and interest so paid by the U.S. office of a custodian, nominee or agent, or the payment by the U.S. office of a broker of the proceeds of a sale of a Bond, is subject to backup withholding requirements unless the beneficial owner provides the nominee, custodian, agent or broker with an appropriate certification as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption.

Trust Reporting

The Trustee will be responsible for income tax reporting in respect of the Trust, and will furnish the holders of Certificates with information from time to time in accordance with the requirements of the Trust Agreement.

57

Reportable Transactions Reporting

Prospective investors should consult with their own tax advisors regarding whether they are required to file an IRS Form 8886 in respect of this transaction (relating to certain “reportable transactions”).  Thus, for example, if a U.S. Holder were to incur a loss with respect to its Certificates, it is possible that this loss could constitute a reportable transaction and need to be reported on Form 8886.  As another example, a transaction may be reportable if it is offered under conditions of confidentiality.  In this regard, each prospective investor (and each of their respective employees, representatives or other agents) is hereby advised that it is permitted to disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions described herein (including the ownership and disposition of the Certificates) except where confidentiality is reasonably necessary to comply with the securities laws of any applicable jurisdiction.  Significant penalties apply for failure to file Form 8886 when required, and U.S. Holders are therefore urged to consult their own tax advisors.

Foreign Account Tax Compliance Act

Pursuant to Sections 1471-1474 of the Code (“FATCA”), U.S. issuers of debt instruments, financial intermediaries and counterparties to financial contracts such as the Call Warrants may be required to withhold U.S. tax on payments to Non-U.S. Holders.  However, debt instruments and certain financial contracts  that are issued or entered into before January 1, 2014 generally would not be subject to FATCA withholding.  Accordingly, payments under the Certificates arising from Underlying Securities issued prior to January 1, 2014 (including proceeds from a disposition of the Underlying Securities pursuant to an exercise of the Call Warrants) should not be subject to the withholding tax under FATCA.  The treatment of the Call Warrant Premium under the foregoing rule is unclear; however, Call Warrant Premium arising prior to January 1, 2014 should not be subject to withholding under FATCA.

If the Underlying Securities or the Call Warrants were significantly modified on or after January 1, 2014, the modified Underlying Securities or Call Warrants may not be eligible for such an exemption.  The IRS’s guidance with respect to these rules is only preliminary, and the scope of these rules remains unclear and potentially subject to material changes. Holders of Certificates should consult their own tax advisors on how these rules may apply to their investment in the Certificates.

CERTAIN ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986 (the “Code”) impose certain requirements on (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a plan described in Section 4975(e)(1) of the Code, including an individual retirement account (“IRA”) or Keogh plan or (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (each, a “Plan”).

ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code (collectively, “Parties in Interest”).  Thus, a Plan fiduciary considering an investment in Certificates should consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code.  The Underlying Issuer, the Underwriter, the Trustee and their respective affiliates may be Parties in Interest with respect to many Plans.

58

If an investment in Certificates by a Plan were to result in the assets of the Trust being deemed to constitute “plan assets” of such Plan, certain aspects of such investment, including the operations of the Trust and the deemed extension of credit between the Underlying Issuer and the holder of a Certificates (as a result of the Underlying Securities being deemed to be “plan assets”), as well as subsequent transactions involving the Trust or its assets, might constitute or result in prohibited transactions under Section 406 of ERISA and Section 4975 of the Code unless exemptive relief were available under a statutory exemption or an applicable exemption issued by the United States Department of Labor (the “DOL”).  Neither ERISA nor the Code defines the term “plan assets.”  Under Section 2510.3-101 of the DOL regulations (the “Regulation”), a Plan’s assets may include the assets of an entity if the Plan acquires an “equity interest” in such entity.  Thus, if a Plan acquires a Certificates, for certain purposes (including the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code), the Plan would be considered to own an undivided interest in the underlying assets of the Trust, unless an exception applies under the Regulation.

It is expected that the Certificates will satisfy the criteria for treatment as publicly-offered securities under the Regulation.  A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another at the conclusion of the initial offering, and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (B) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

The Underwriter will verify that there will be at least 100 separate purchasers (whom the Underwriter has no reason to believe are not independent of the Company or of one another) at the conclusion of the initial offering.  There is no assurance that the 100 independent investor requirement of the “publicly-offered security” exception will, in fact, be satisfied.

Nothing herein shall be construed as a representation that an investment in the Certificates would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans generally or any particular Plan.  Any Plan or any other entity the assets of which are deemed to be “plan assets,” such as an insurance company investing assets of its general account, proposing to acquire Certificates should consult with its counsel.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement (the “Underwriting Agreement”) between the Underwriter and the Company, the Trust will sell the Certificates to the Underwriter, and the Underwriter has agreed to purchase from the Trust all of the Certificates.  In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates if any Certificates are purchased.

59

The Company has been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of $[___]  per Certificate.  The Underwriter may allow and such dealers may reallow a concession not in excess of $[___].  After the initial public offering, the public offering price and the concessions may be changed.

The Certificates are a new issue of securities with no established trading market.  Application has been made to list the Certificates on the NYSE.  In order to meet one of the requirements for listing the Certificates on the NYSE, the Underwriter has undertaken to sell the Certificates to a minimum of 400 beneficial owners.  If approved for listing, trading of the Certificates on the NYSE is expected to commence within the 30-day period after the initial delivery thereof.  The Underwriter has told the Company that it presently intends to make a market in the Certificates prior to commencement of trading on the NYSE, as permitted by applicable laws and regulations.  The Underwriter is not obligated, however, to make a market in the Certificates.  Any market making by the Underwriter may be discontinued at any time at the sole discretion of the Underwriter.  No assurance can be given as to whether a trading market for the Certificates will develop or as to the liquidity of any trading market.

The Certificates are expected to trade flat.  This means that any accrued and unpaid interest on the Certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the Certificates not included in the trading price.

Until the distribution of the Certificates is completed, rules of the SEC may limit the ability of the Underwriter to bid for and purchase the Certificates.  As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Certificates.  Possible transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Certificates.

If the Underwriter creates a short position in the Certificates in connection with this offering, that is, if they sell a greater aggregate principal amount of Certificates than is set forth on the cover page of this Prospectus Supplement, the Underwriter may reduce that short position by purchasing Certificates in the open market.  The Underwriter may also impose a penalty bid on certain selling group members.  This means that if an Underwriter purchases Certificates in the open market to reduce its short position or to stabilize the price of the Certificates, it may reclaim the amount of the selling concession from the selling group members who sold those Certificates as part of the offering.

In general, purchase of a security for the purposes of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have an effect on the price of a Certificates to the extent that it were to discourage resales of the Certificates.

60

Neither the Company nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transaction described above might have on the price of the Certificates.  In addition, neither the Company nor the Underwriter makes any representation that the Underwriter will engage in such transactions.  Such transactions, once commenced, may be discontinued without notice.

The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the Underwriter may be required to make in respect thereof.

CGMI is an affiliate of the Company, and the participation by CGMI in the offering of the Certificates complies with Conduct Rule 2720 of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

Alternative Settlement Date

It is expected that delivery of the Certificates will be made on or about the date specified on the cover page of this Prospectus Supplement, which will be the fifth business day following the date of this Prospectus Supplement. Under Rule 15c6-1 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, the purchasers who wish to trade Certificates on the date of this Prospectus Supplement or the next succeeding business day will be required to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of Certificates who wish to trade Certificates on the date of this Prospectus Supplement or the next succeeding business day should consult their own advisors.

RATINGS

It is a condition to the establishment of the Trust and the issuance of the Certificates that the Certificates be rated the same as the Underlying Securities.

Ratings assigned to the Certificates address the likelihood of the receipt by holders of the Certificates of payments required under the Trust Agreement, and are based primarily on the credit quality of the Underlying Securities.  The rating does not address the likelihood of the Underlying Issuer failing to report under the Exchange Act.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the hired NRSRO.  Each security rating should be evaluated independently of any other security rating.  You will not be notified of any changes to any ratings of the Certificates.

The Company has not requested a rating on the Certificates by any rating agency other than the hired NRSRO.  However, there can be no assurance as to whether any non-hired NRSRO will rate the Certificates, or, if it does, what rating would be assigned by any such non-hired NRSRO.  A rating on the Certificates by a non-hired NRSRO, if assigned at all, may be lower than the ratings assigned to the Certificates by the hired NRSRO.

61

LEGAL OPINIONS

Certain legal matters relating to the Certificates will be passed upon for the Company and for the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

62

APPENDIX A

DESCRIPTION OF THE UNDERLYING SECURITIES

This Appendix A is part of the Prospectus Supplement, and provides certain descriptive information regarding the Underlying Securities.  The “Summary of Terms of the Underlying Securities” and the “Excerpts From the Underlying Securities Prospectus” below are qualified in their entirety by reference to the Underlying Securities Prospectus and the Underlying Securities Registration Statement referred to below.  Prospective investors in the Certificates are urged to obtain a copy of and read the Underlying Securities Prospectus and the Underlying Securities Registration Statement.  Neither the Company nor any of its affiliates nor the Underwriter makes any representation about the completeness or accuracy of information in the Underlying Securities Prospectus or the Underlying Securities Registration Statement.

1.  Summary of Terms of the Underlying Securities

Underlying Issuer:	[_________________________]

Underlying Securities:	[____]% [Debentures][Describe Securities] due on [_________], [_____]

Original Principal Amount Issued:	$[_________]

CUSIP No.:	[_________]

Stated Interest Rate:	[_____]% per annum

Interest Payment Dates:	[_________] and [_________]

Maturity Date:	[_________], [_____]

Redemption:
The Underlying Issuer has the right to redeem the Underlying Securities in whole or in part, at any time, at a price equal to the greater of (i) 100% of the principal amount of the Underlying Securities being redeemed or (ii) the present value of the remaining scheduled payments of principal and interest discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a certain treasury benchmark rate plus [___]%, plus in each case, accrued interest thereon to the redemption date.

Minimum Denomination:	$[1,000]

Currency of Denomination:	U.S. dollars

Form:	Book-Entry

Underlying Securities Prospectus:	Prospectus supplement dated [_______] [__], [____] related to a prospectus dated [_______] [__], [____]

Underlying Securities Registration Statement:	[__________]

Principal Amount of Underlying Securities Deposited Under Trust Agreement:	$[_________]

1

The Underlying Securities will be held by the Trustee for the Owners of Certificates as book-entry credits to an account of the Trustee at [DTC].

2.  Excerpts From the Underlying Securities Prospectus

Set forth below are summaries of certain sections or excerpts of certain sections of the Underlying Securities Prospectus, and which set forth material terms of the Underlying Securities.  Prospective investors in the Certificates are urged to read the full text of the Underlying Securities Prospectus.  The term “Debentures” includes the Underlying Securities.  All references to section numbers hereof relate to the section numbers of the Underlying Securities Indenture (as defined below).  You should refer to the Underlying Securities Prospectus for definitions of capitalized terms not defined in this section.

[INSERT EXCERPTS FROM UNDERLYING PROSPECTUS]

2

APPENDIX B

ALLOCATION PERCENTAGES

This Appendix B is part of the Prospectus Supplement, and provides the allocation percentages between the Certificates and the I/O Certificates.  If the date upon which an Allocation Percentage is to be applied (the “Allocation Date”) is other than a date set forth on this Appendix B (a “Scheduled Allocation Date”), then the Allocation Percentage set forth opposite the Scheduled Allocation Date immediately preceding the Allocation Date shall apply.

Scheduled Allocation Date	Certificate Allocation Percentage	I/O Certificate Allocation Percentage

1

INDEX OF TERMS

[___] Trust	4, 8	Master trust	16, 32
Administrative Action	22, 37	Maturity Date	28
Allocation Date	B-1	Name of Certificates	9
Allocation Percentages	20, 35	Non-U.S. Holder	51
Base Trust Agreement	8	NYSE	5, 27
Business Day	30	Optional Redemption	15, 21, 34
Call Warrant Premium	53	Parties in Interest	58
Call Warrants	4, 26, 32	Partnership	55
Certificateholders	26	Payment Default	35
Certificates	26	Plan	58
CFPI	25	Plan assets	59
CGMI	2, 4, 9, 26	Prospectus	1
Code	7, 58	Prospectus Supplement	1
Company	4, 8, 25	Protective identification	53
Certificateholders	26	Qualified Investors	2
Certificate Maturity Date	5	Regulation	59
clearing agency	37	Relevant Persons	2
clearing corporation	37	Scheduled Allocation Date	B-1
Debentures	A-2	SEC Reporting Failure	11, 36
Definitive Certificate	37	Securities Act	1, 28
Disqualified persons	58	Special Tax Counsel	17
DOL	59	Stripped Underlying Securities	52
DTC	35	Tax Event	22, 37
EEA	2	TIN	56
ERISA	58	Trust	4, 8
Exchange Act	20	Trust Agreement	8
Exercise Premium	32	Trust Supplement	8
Exercise Price	12, 32	Trustee	4, 8
FATCA	58	Trustor	8, 25
FSMA	2	U.S. Bank	8
Financial Promotion Order	2	U.S. Holder	51
hired NRSRO	7	Underlying Issuer	4, 9, 26
holder	50	Underlying Securities	4, 9, 26
I/O Certificate Maturity Date	10	Underlying Securities Prospectus	28
I/O Certificateholders	26	Underlying Securities Registration Statement	28
I/O Certificates	4, 26	Underwriter	7, 26
I/O Payment Amount	33	Underwriting Agreement	59
interest distribution date	30	Voting Rights	43
interest distribution period	30	Warrant Agent	32
IRA	58	Warrant Agent Agreement	32
IRS	23	Warrant Exercise Date	32
issuing entity	8	Warrantholders	26

2

SUBJECT TO COMPLETION, DATED [______] [__], 201__.

Prospectus

Trust Certificates
(Issuable in Series)

Structured Products Corp.
Sponsor and Trustor

The trust certificates offered hereby and by supplements to this Prospectus will be offered from time to time in one or more series and in one or more classes within each such series.  Certificates of each respective series and class will be offered on terms to be determined at the time of sale as described in the related prospectus supplement accompanying the delivery of this Prospectus.  Certificates may be sold for United States dollars or for one or more foreign currencies, and the principal of, premium, if any, and any interest to be distributed in respect of certificates may be payable in United States dollars or in one or more foreign currencies.  Each series and class of certificates may be issuable as individual securities in registered form without coupons  or in bearer form with or without coupons attached or as one or more global securities in registered or bearer form.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in securities, issued by one or more issuers, together with, if specified in the applicable prospectus supplement, rights under swap or other derivative agreements or certain other assets to be deposited in a trust for the benefit of holders of certificates of such series by Structured Products Corp. pursuant to a trust agreement and a series supplement thereto with respect to a given series among the Company, as trustor, the administrative agent, if any, and the trustee named in the related prospectus supplement, but subject to any rights or other obligations that the trust issues to or incurs with other parties.  Each security, in the case of debt securities with a common obligor, which represents ten percent or more of the total of the securities in the trust, will consist of publicly tradable fixed income securities or a pool of such securities which are subject to the informational requirements of the Securities Exchange Act of 1934 and which in accordance therewith file reports and other information with the Securities and Exchange Commission or are exempt from such informational requirements.  If so specified in the related prospectus supplement, the trust for a series of certificates may also include, or the holders of such certificates may have the benefit of, any combination of insurance policies, letters of credit, reserve accounts and other types of rights or assets designed to support or ensure the servicing and distribution of amounts due in respect of the assets deposited into the trust.  See “Description of Certificates” and “Description of Deposited Assets and Credit Support.”
Prospective investors should consider, among other things, the information set forth under “Risk Factors” commencing on [page 3] of this Prospectus and in the related Prospectus Supplement.

Each class of certificates of any series will represent the right, which may be senior to those of one or more of the other classes of such series, to receive specified portions of payments of principal, interest and certain other amounts on the assets deposited into the trust in the manner described herein and in the related prospectus supplement.  A series may include two or more classes differing as to the timing, sequential order or amount of distributions of principal, interest or premium and one or more classes within such series may be subordinated in certain respects to other classes of such series.  The certificates of each series (or class within such series) offered hereby will be rated at the time of issuance in one of the recognized investment grade rating categories by one or more nationally recognized rating agencies.

To the extent provided herein and in the applicable prospectus supplement, Structured Products Corp.’s only obligations with respect to each series of certificates will be to assign and deliver the assets deposited into a trust and certain related documents to the applicable trustee and, in certain cases, to provide for the credit support, if any.  The principal obligations of an administrative agent, if any is named in the applicable prospectus supplement, with respect to a series of certificates will be pursuant to its contractual administrative obligations and, only as and to the extent provided in the related prospectus supplement, its obligation to make certain cash advances in the event of payment delinquencies on the assets deposited into a trust.  See “Description of Trust Agreement—Advances in Respect of Delinquencies.”

The certificates of each series will not represent an obligation of or interest in Structured Product’s Corp., any administrative agent or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.  The certificates will not be guaranteed or insured by any governmental agency or instrumentality, or by Structured Products Corp., any administrative agent or their respective affiliates.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The certificates may be offered and sold to or through underwriters, through dealers or agents or directly to purchasers, as more fully described under “Plan of Distribution” herein and “Method of Distribution” in the related prospectus supplement.  This Prospectus may not be used to consummate sales of certificates offered hereby unless accompanied by a prospectus supplement.

The date of this Prospectus is _______, 201__.

TABLE OF CONTENTS
 PAGE

PROSPECTUS SUPPLEMENT	3
AVAILABLE INFORMATION	3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	3
REPORTS TO CERTIFICATEHOLDERS	4
IMPORTANT CURRENCY INFORMATION	4
RISK FACTORS	5
THE COMPANY	10
USE OF PROCEEDS	10
FORMATION OF THE TRUST	11
MATURITY AND YIELD CONSIDERATIONS	12
DESCRIPTION OF CERTIFICATES	13
DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT	29
DESCRIPTION OF TRUST AGREEMENT	49
LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES	62
CURRENCY RISKS	62
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS	64
PLAN OF DISTRIBUTION	64
LEGAL OPINIONS	65
INDEX OF TERMS	66

PROSPECTUS SUPPLEMENT

The supplement to this Prospectus (each a “Prospectus Supplement”) relating to a series (a “Series”) of trust certificates (“Certificates”) to be offered thereby and hereby will set forth information relating to the Certificates, including, among other things, the following with respect to such Series: the specific designation, aggregate principal amount, and pass through rate for the Certificates, and will set forth certain information about the securities held in the trust for the Series.  See “Description of Certificates—General” for a listing of the items that may be specified in the applicable Prospectus Supplement.  The terms of the trust certificates described in the applicable Prospectus Supplement may supplement and/or modify any related general discussion in this Prospectus.

AVAILABLE INFORMATION

The Company filed a registration statement relating to the Certificates with the Securities and Exchange Commission.  This prospectus is a part of the registration statement, but the registration statement includes additional information.

The Company will file with the SEC all required annual reports on Form 10-K, periodic reports on Form 10-D and current reports on Form 8-K.  The Company does not intend to send any financial reports to Certificateholders.

You may read and copy any reports, statements or other information the Company files at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms.  The Company’s SEC filings are also available to the public on the SEC internet web site (http://www.sec.gov).  The Company’s SEC filings may be located by using the SEC Central Index Key (CIK) for Structured Products Corp.  For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only.  The Company has taken steps to ensure that this URL was inactive at the time the electronic version of this prospectus was created.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company “incorporates by reference” information it files with the SEC, which means that it can disclose important information to you be referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that the Company files later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement.  The Company incorporates by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the issuing entity until the Company terminates its offering of the Certificates.

As a recipient of this prospectus, you may request a copy of any document the Company incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:  Structured Products Corp., 390 Greenwich Street, New York, New York 10013, Attention: Secretary, (212) 723-4070, or such other address or telephone number that is provided in the related prospectus supplement.

REPORTS TO CERTIFICATEHOLDERS

Unless and until Definitive Certificates are issued, on each Distribution Date unaudited reports containing information concerning the related trust (the “Trust”) will be prepared by the related Trustee and sent on behalf of each Trust only to Cede & Co. (“Cede”), as nominee of DTC and registered holder of the Certificates.  See “Description of Certificates—Global Certificates” and “Description of Trust Agreement—Reports to Certificateholders; Notice.”  Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

For so long as the Company is subject to the reporting requirements of the Exchange Act, the Company will file distribution reports on Form 10-D in relation to each Trust following each distribution date for the Certificates issued by such Trust, will file an annual report on Form 10-K in relation to such Certificates, and may file additional public reports in relation to each Trust and the Certificates related to such Trust from time to time. The Prospectus Supplement for each Trust shall specify the name and CIK number of the Trust for purposes of obtaining reports on the EDGAR system. The public may read and copy any materials filed with the Commission at the Commission’s Public Reference Room at 100 F Street, NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1–800–SEC–0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

IMPORTANT CURRENCY INFORMATION

Purchasers are required to pay for each Certificate in the Specified Principal Currency for such Certificate.  Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and banks do not currently offer non-U.S. dollar checking or savings account facilities in the United States.  However, if requested by a prospective purchaser of a Certificate having a Specified Principal Currency other than U.S. dollars, Citigroup Global Markets Inc. (the “Offering Agent”) will arrange for the exchange of U.S. dollars into such Specified Principal Currency to enable the purchaser to pay for such Certificate.  Such request must be made on or before the fifth Business Day (as defined herein) preceding the date of delivery of such Certificate or by such later date as is determined by the Offering Agent.  Each such exchange will be made by the Offering Agent on such terms and subject to such conditions, limitations and charges as the Offering Agent may from time to time establish in accordance with its regular foreign exchange practice.  All costs of exchange will be borne by the purchaser.

References herein to “U.S. dollars,” “U.S.$,” “USD,” “dollar” or “$” are to the lawful currency of the United States.

RISK FACTORS

In connection with an investment in the Certificates of any Series, prospective investors should consider, among other things, the material risk factors set forth below and any additional material risk factors set forth in the applicable Prospectus Supplement.

The Certificates May Not Be a Liquid Investment.  There will be no market for any Series (or Class within such Series) of Certificates prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or will continue for the life of such Certificates.

Certificates Are Limited Obligations and Are Not Recourse Obligations of the Company or Its Affiliates.  The Certificates will not represent a recourse obligation of or interest in the Company or any of its affiliates.  The Certificates of each Series will not be insured or guaranteed by any government agency or instrumentality, the Company, any Person affiliated with the Company or the Issuer.

Trust Consists of Limited Assets and Payments on the Certificates Will Be Made Solely from Deposited Assets.  The only material assets expected to be in a Trust are the securities deposited into the Trust (the “Underlying Securities”) or other assets deposited therein (together with the Underlying Securities, the “Deposited Assets”) corresponding to the related Series (or Class) of Certificates being offered.  The Certificates are not insured or guaranteed by the Company, any Administrative Agent or any of their affiliates.  Accordingly, Certificateholders’ receipt of distributions in respect of the Certificates will depend entirely on the performance of and the Trust’s receipt of payments with respect to the Deposited Assets and any Credit Support identified in the related Prospectus Supplement.  See “Description of Deposited Assets and Credit Support.”

Average Life and Yield of Certificates May Vary Thus Creating Reinvestment Risk.  The timing of distributions of interest, premium (if any) and principal of any Series (or of any Class within such Series) of Certificates is affected by a number of factors, including the performance of the related Deposited Assets, the extent of any early redemption, repayment, amortization, acceleration of payment rate, slow down of payment rate or extension of maturity or amortization with respect to the related Underlying Securities (or portion thereof) and the manner and priority in which collections from such Underlying Securities and any other Deposited Assets are allocated to each Class of such Series.  Certain of these factors may be influenced by a variety of accounting, tax, economic, social and other factors.  The related Prospectus Supplement will discuss any calls, puts or other redemption options, any extension of maturity provisions and certain other terms applicable to such Underlying Securities and any other Deposited Assets.  See “Maturity and Yield Considerations.”

Investment Company Act of 1940 Considerations Should Be Reviewed.  The Investment Company Act of 1940 defines as an “investment company” companies engaged in the business of investing, reinvesting, owning, holding, or trading in securities.  Unless an exclusion or safe harbor applies, a company is an investment company if it owns “investment securities” with a value exceeding forty percent (40%) of the value of its total assets on an unconsolidated basis, excluding government securities and cash items.  One exclusion from the definition of “investment company” is provided to certain issuers of asset backed securities that comply with Rule 3a-7 of the Investment Company Act.  The Company believes that each Trust formed for the issuance of securities is and will remain exempt from the registration requirements of the Investment Company Act based on Rule 3a-7 of the Investment Company Act.  Registration under the Investment Company Act or a determination that a Trust failed to register likely would have a material adverse impact on the Company or that Trust, and distributions to holders of the Certificates of that Trust could be seriously impaired.  If a Trust were determined to be an investment company and no exemption from registration were available, the Trust could be subject to enforcement and other action and to fines, and its ability to continue to function and honor its obligations including making payments on the Certificates could be terminated which may have a materially adverse effect on the value or payments to be made on the Certificates.

Limited Nature of Rating; Reduction or Withdrawal of Rating Could Occur Which May Adversely Affect the Value of the Certificates.  At the time of issue, the Certificates of any given Series (or each Class of such Series that is offered hereby) will be rated in one of the investment grade categories by one or more nationally recognized rating agencies (an “NRSRO”).  The rating of any Series or Class of Certificates is based primarily on the related Deposited Assets and any Credit Support and the relative priorities of the Certificateholders of such Series or Class to receive collections from, and to assert claims against, the Trust with respect to such Deposited Assets and any Credit Support.  The rating is not a recommendation to purchase, hold or sell Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor.  In addition, the rating does not address the likelihood that the principal amount of any Series or Class will be paid prior to any final legal maturity date.  There can be no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the NRSRO if in its judgment circumstances in the future so warrant.  Further, it is possible that a non-hired NRSRO may assign ratings on the Certificates.  An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the Company, the Underwriter or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus.  NRSROs, including the hired NRSRO, have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the Certificates, there can be no assurance that such rating will not be lower than the ratings provided by the hired NRSRO, which could adversely affect the market value of your Certificates and/or limit your ability to resell your Certificates.

Global Certificates Limit Direct Voting and Ability to Pledge Certificates.  The Certificates of each Series (or, if more than one Class exists, each Class of such Series) will initially be represented by one or more Global Certificates deposited with, or on behalf of, a Depositary (as defined herein) and will not be issued as individual definitive Certificates to the purchasers of such Certificates.  Consequently, unless and until such individual definitive Certificates of a particular Series or Class are issued, such purchasers will not be recognized as Certificateholders under the Trust Agreement.  Hence, until such time, such purchasers will only be able to exercise the rights of Certificateholders indirectly through the Depositary and its respective participating organizations and, as a result, the ability of any such purchaser to pledge that Certificate to persons or entities that do not participate in the Depositary’s system, or to otherwise act with respect to such Certificate, may be limited.  See “Description of Certificates—Global Certificates” and “Limitations on Issuance of Bearer Certificates” and any further description contained in the related Prospectus Supplement.

Risks With Respect to Currency, Exchange Rates and Exchange Controls May Exist.  The Certificates of any given Series (or Class within such Series) may be denominated in a currency other than U.S. dollars to the extent specified in the applicable Prospectus Supplement.  An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a U.S. dollar-denominated security.  Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency.  Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies.  In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future.  Past fluctuations in any particular exchange rate do not necessarily indicate, however, fluctuations in the rate that may occur during the term of any Certificate.  Depreciation of the Specified Currency for a Certificate against the U.S. dollar would decrease the effective yield of such Certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates and the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency.  There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency.  Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate would not be available.

It is strongly recommended that prospective purchasers consult their own financial and legal advisors as to the risks entailed by an investment in Certificates denominated in a currency other than U.S. dollars.  Such Certificates are not an appropriate investment for persons who are unsophisticated with respect to foreign currency transactions.  See “Currency Risks.”

Trust May Include Derivatives Which Could Affect the Value of the Certificates.  A Trust may include various derivative instruments, including interest rate and currency swaps, caps, floors, collars and options and structured securities having embedded derivatives (such as structured notes).  Swaps involve the exchange with another party of their respective commitments to pay or receive amounts computed by reference to specified fixed or floating interest rates or currency rate and a notional principal amount (i.e., the reference amount with respect to which such obligations are determined, although no actual exchange of principal occurs except for currency swaps); for example, an exchange of floating rate payments for fixed rate payments.  Interim payments are generally netted, with the difference being paid by one party to the other.  The purchase of a cap entitles the purchaser, to the extent that a specified rate, price, yield or return exceeds a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling such cap.  The purchase of a floor entitles the purchaser, to the extent that a specified rate, price, yield or return declines below a predetermined level, to receive payments computed by reference to a specified fixed or floating rate, price, yield or return and a notional principal amount from the party selling such floor.  Options function in a manner similar to caps and floors, and exist on various underlying securities.  Options can also be structured as securities such as warrants or can be embedded in securities with option-like characteristics.  Forward contracts involve the purchase and sale of a specified security, currency or other financial instrument at a specified price and date in the future, and may be settled by physical delivery or cash payment.

Fluctuations in interest and currency rates may have a significant effect on the yield to maturity of derivatives or the levels of support that derivatives can provide to a Trust.  In addition, derivatives may be limited to covering only certain risks.  Continued payments on derivatives may be affected by the financial condition of the counterparties thereto (or, in some instances, the guarantor thereunder).  There can be no assurance that counterparties will be able to perform their obligations.  Failure by a counterparty (or the related guarantor, if any) to make required payments may result in the delay or failure to make payments on the related securities and risks.  In addition, the notional amounts on which payments are made may vary under certain circumstances and may not bear any correlation to principal amounts of the related securities.  The terms and risks of the relevant derivatives will be described in the related Prospectus Supplement.  Further, the relevant Prospectus Supplement will identify the material terms, the material risks and the counterparty for any derivative instrument in a Trust which is the result of an agreement with such counterparty to the extent that such agreement is material.

Publicly Available Information or Non-Public Information which may be Obtained from the Trustee Concerning Underlying Securities Issuers Should Be Reviewed; Risk of Loss if Such Information Not Available.  To the extent possible, it is strongly recommended that each prospective purchaser of Certificates obtain and evaluate any publicly available information or non-public information that may be obtained from the Trustee named in the applicable Prospectus Supplement concerning each of the Underlying Securities and each issuer of Underlying Securities (each a “Underlying Securities Issuer”) as it would obtain and evaluate if it were investing directly in the Underlying Securities or in other securities issued by the Underlying Securities Issuer.  If the Trustee named in the applicable Prospectus Supplement does not make available non-public information with respect to Underlying Securities which have not been registered under the Securities Act, the applicable Prospectus Supplement will describe the material terms of the Underlying Securities.  In the case of publicly issued Underlying Securities, the publicly-available information, and in the case of Underlying Securities which have not been registered under the Securities Act, any information that the Trustee may disseminate to prospective Certificateholders, in each case concerning the applicable Underlying Securities and publicly available information concerning a Underlying Securities Issuer is important in considering whether to invest in or sell Certificates.  To the extent such information is unavailable or ceases to be available, an investor’s ability to make an informed decision to purchase or sell Certificates (and the value of the Certificates) could be impeded.  The information in this Prospectus and any Prospectus Supplement concerning the Underlying Securities and the Underlying Securities Issuers has been obtained from publicly available documents or from documents obtained from the Underlying Securities Issuer, and none of the Company, the Trustee or any of their affiliates has undertaken, or will undertake, any investigation of the accuracy or completeness of such documents (whether or not filed with the Commission) or the financial condition or creditworthiness of any Underlying Securities Issuer.  The issuance of Certificates of any Series should not be construed as an endorsement by the Company or the Trustee or any of their affiliates of the financial condition or business prospects of any Underlying Securities Issuer.

Remedies Available to Certificateholders Are Limited Due to Passive Nature of the Trust.  The remedies available to a Trustee of a relevant Trust are predetermined and therefore an investor in the Certificates has less discretion over the exercise of remedies than if such investor directly invested in the Underlying Securities.  Each Trust will generally hold the related Deposited Assets to maturity and not dispose of them, regardless of adverse events, financial or otherwise, which may affect any Underlying Securities Issuer or the value of the Deposited Assets.  Except as indicated below, a holder will not be able to dispose of or take other actions with respect to any Deposited Assets.  Under certain circumstances described in the applicable Prospectus Supplement, the Trustee will (or will at the direction of a specified percentage of holders of Certificates (each a “Certificateholder”) of the relevant Series) dispose of, or take certain other actions in respect of, the Deposited Assets.  In certain limited circumstances, such as a mandatory redemption of Underlying Securities or the exercise by a third party of the right to purchase Underlying Securities (as described below under “Description of Trust Agreement — Termination”), the Trustee may dispose of the Deposited Assets prior to maturity.  The applicable Prospectus Supplement will describe the particular circumstances, if any, under which a Deposited Asset may be disposed of prior to maturity.

Optional Exchange for Deposited Assets Will Generally Be Unavailable.  Although the Prospectus Supplement for a Series of Certificates may designate such Series as an Exchangeable Series (as defined herein) and may provide that a Certificateholder may exchange Certificates of the Exchangeable Series for a pro rata portion of Deposited Assets of the related Trust, any such Optional Exchange Right will be exercisable only to the extent that the exercise of such right would not be inconsistent with Structured Products Corp.’s (the “Company”) or Trust’s continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940, as amended, and all applicable rules, regulations and interpretations thereunder and subject to the limitations described herein.  See “Description of Certificates — Optional Exchange.”  Accordingly, the optional exchange right described in this Prospectus under the heading “Description of Certificates — Optional Exchange” and further described in the relevant Prospectus Supplement may be available only to the Company and its affiliates and designees.  Other Certificateholders will generally not be able to exchange their Certificates of an Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust.  In addition, the exercise of an optional exchange right will decrease the outstanding aggregate amount of Certificates of the applicable Exchangeable Series.

The Prospectus Supplement for each Series of Certificates will set forth information regarding any additional material risk factors applicable to such Series (and each Class within such Series).

THE COMPANY

Structured Products Corp., or the “Company”, was incorporated in the State of Delaware on November 23, 1992, as an indirect, wholly-owned, limited-purpose finance subsidiary of Citigroup Financial Products Inc. (“CFPI”).  The Company is also referred to as the “Trustor,” “we,” “us” and “ours.”  The Company’s address is 390 Greenwich Street, New York, New York 10013 and its telephone number is (212) 723-4070. As provided in its certificate of incorporation, the Company’s business consists of, and is limited to, acquiring, holding and disposing of underlying securities, entering into certain derivative transactions in connection with such underlying securities, acting as trustor of trusts in connection with series of trust certificates, issuing and selling certificates and notes relating to such underlying securities (and pursuant to certain restrictions unrelated to such underlying securities), registering the trust certificates with the SEC and complying on behalf of each trust with the related reporting and filing requirements under the Exchange Act, and engaging in other related activities and transactions.  The Company has been engaged in such business since its incorporation in 1992.

The Company will cause the Trustee, on behalf of the Trust to purchase the Underlying Securities from CGMI on the closing date. CGMI acquired the Underlying Securities at negotiated prices in secondary market transactions.

The Company’s certificate of incorporation requires that the Company have an independent director not associated with CFPI, and that the Company not allow CFPI (or its affiliates) to act on behalf of or be responsible for liabilities of the Company.  The limited activities of the Company are also intended to prevent the Company from having any indebtedness that could result in the initiation of any insolvency proceeding in relation to the Company.

The duties of the Company under the Trust Agreement following the issuance of the Certificates are limited to: (i) providing certain limited information about the Trust in the event the Trust is no longer subject to reporting obligations under the Exchange Act; (ii) filing periodic reports in relation to the Trust under the Exchange Act for so long as such reporting obligations apply to the Trust; (iii) providing for the payment of the fees and expenses of the Trustee pursuant to a separate agreement and providing indemnification to the Trustee; (iv) appointing a replacement trustee in the event of the Trustee’s resignation or removal; and (v) appointing a replacement warrant agent in relation to the warrants in the event of the existing agent’s resignation or removal.

USE OF PROCEEDS

The net proceeds to be received from the sale of each Series or Class of Certificates and any other securities sold by the Trust (whether or not offered hereby) will be used by the Company for such purposes as may be specified in the applicable Prospectus Supplement.  Such purposes may include, without limitation, purchasing the related Deposited Assets (or providing a Trust with funds to purchase such Deposited Assets) and arranging certain Credit Support including, if specified in the related Prospectus Supplement, making required deposits into any reserve account or other account for the benefit of the Certificateholders of such Series or Class.  Any remaining net proceeds will be used by the Company to pay general administrative expenses or other amounts due in connection with the issuance of the certificates.

FORMATION OF THE TRUST

The Company will sell, assign or cause to be sold or assigned the Deposited Assets for each Series of Certificates to the Trustee named in the applicable Prospectus Supplement, in its capacity as Trustee, for the benefit of the Certificateholders of such Series.  See “Description of Trust Agreement—Sale or Assignment of Deposited Assets.”  The trust formed in  connection with the issuance of Certificates may be a common law trust or a statutory or business trust.  The Trustee named in the applicable Prospectus Supplement will administer the Deposited Assets pursuant to the trust agreement and a series supplement thereto with respect to a given Series (collectively, the “Trust Agreement”) and will receive a fee for such services (the “Trustee’s Fee”).  The Trustee Fee shall be paid either by the Trust from payments received by the Trust with respect to the Underlying Securities, the Trustor or from some other source, as specified in the applicable Prospectus Supplement. Any Administrative Agent named in the applicable Prospectus Supplement will perform such tasks as are specified therein and in the Trust Agreement and will receive a fee for such services (the “Administration Fee”) as specified in the Prospectus Supplement.  See “Description of Trust Agreement—Collection and Other Administrative Procedures” and “—Retained Interest; Administrative Agent Compensation and Payment of Expenses.”

The Company’s assignment of the Deposited Assets to the Trustee will be without recourse.  To the extent provided in the applicable Prospectus Supplement, the obligations of an Administrative Agent, if any, so named therein with respect to the Deposited Assets will consist primarily of its contractual administrative obligations, if any, under the Trust Agreement and its obligation, if any, to make certain cash advances in the event of delinquencies in payments on or with respect to any Deposited Assets in amounts described under “Description of Trust Agreement—Advances in Respect of Delinquencies.” The obligations of an Administrative Agent, if any, named in the applicable Prospectus Supplement to make advances will be limited to amounts which any such Administrative Agent believes ultimately would be recoverable under any Credit Support, insurance coverage, the proceeds of liquidation of the Deposited Assets or from other sources available for such purposes.  See “Description of Trust Agreement—Advances in Respect of Delinquencies.”

To the extent provided in the related Prospectus Supplement, each Trust will consist of (i) the applicable Deposited Assets; (ii) such collections as from time to time are identified as deposited in the related Certificate Account; (iii) property, if any, acquired on behalf of Certificateholders by foreclosure or repossession and any revenues received thereon; (iv) those elements of Credit Support, if any, provided with respect to any Class within such Series that are specified as being part of the related Trust in the applicable Prospectus Supplement, as described therein and under “Description of Deposited Assets and Credit Support—Credit Support”; (v) the rights of the Company under the agreement or agreements entered into by the Trustee on behalf of the Certificateholders which constitute, or pursuant to which the Trustee has acquired, such Deposited Assets; and (vi) the rights of the Trustee in any cash advance, reserve fund or surety bond.  To the extent provided in the related Prospectus Supplement, the Company or any previous owner of the Deposited Assets may retain an interest in such assets (the “Retained Interest”) through the ownership of an interest in the Trust which entitles the holder thereof to any residual or excess cash flow generated by the Trust to the extent available for distribution after all other required payments and distributions have been made by the Trust.  The Retained Interest may, but need not be, evidenced by a certificate.  The Prospectus Supplement will identify the holder of any Retained Interest if such holder is affiliated with the Company or certain other transaction parties listed in Item 1113(d)(1) of Regulation AB.

MATURITY AND YIELD CONSIDERATIONS

Each Prospectus Supplement will, to the extent applicable, contain information with respect to the type and maturities of the related Underlying Securities and the terms, if any, upon which such Underlying Securities may be subject to early redemption (either by the applicable obligor or pursuant to a third-party call option), repayment (at the option of the holders thereof) or extension of maturity.  The provisions of the Underlying Securities with respect to the foregoing may affect the weighted average life of the related Series of Certificates.

The effective yield to holders of the Certificates of any Series (and Class within such Series) may be affected by certain aspects of the Deposited Assets or any Credit Support or the manner and priorities of allocations of collections with respect to such Deposited Assets between the Classes of a given Series.  The yield to maturity of any Series (or Class within such Series) may be affected by any optional or mandatory redemption, repayment, amortization or extension of maturity of the related Underlying Securities. A variety of tax, accounting, economic, and other factors will influence whether any applicable party exercises any right of redemption, repurchase or extension  in respect of its securities.  The rate of redemption may also be influenced by prepayments on the obligations a Underlying Securities Issuer holds for its own account.  All else remaining equal, if prevailing interest rates fall significantly below the interest rates on the related Underlying Securities, the likelihood of redemption would be expected to increase.  There can be no certainty as to whether any Underlying Security redeemable at the option of a Underlying Securities Issuer will be repaid prior to its stated maturity.

To the extent specified in the related Prospectus Supplement, each of the Underlying Securities will be subject to acceleration upon the occurrence of certain Underlying Security Events of Default (as defined herein).  The maturity and yield on the Certificates will be affected by any early repayment of the Underlying Securities as a result of the acceleration of the Underlying Securities.  See “Description of Deposited Assets and Credit Support.”

The extent to which the yield to maturity of such Certificates may vary from the anticipated yield due to the rate and timing of payments on the Deposited Assets will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to the rate and timing of payments on the Deposited Assets.

The yield to maturity of any Series (or Class) of Certificates will also be affected by variations in the interest rates applicable to, and the corresponding payments in respect of, such Certificates, to the extent that the Pass-Through Rate for such Series (or Class) is based on variable or adjustable interest rates.  With respect to any Series of Certificates, disproportionate principal payments (whether resulting from differences in amortization schedules, payments due on scheduled maturity or upon early redemption) on the related Underlying Securities having interest rates higher or lower than the then applicable Pass-Through Rates applicable to such Certificates may affect the yield thereon.

The Prospectus Supplement for each Series of Certificates will set forth additional information regarding yield and maturity considerations applicable to such Series (and each Class within such Series) and the related Deposited Assets, including the applicable Underlying Securities.

DESCRIPTION OF CERTIFICATES

Each Series (or, if more than one Class exists, the Classes within such Series) of Certificates will be issued pursuant to a Trust Agreement and a separate series supplement thereto among the Company, the Administrative Agent, if any, and the Trustee named in the related Prospectus Supplement, a form of which Trust Agreement is attached as an exhibit to the Registration Statement.  The provisions of the Trust Agreement (as so supplemented) may vary depending upon the nature of the Certificates to be issued thereunder and the nature of the Deposited Assets, Credit Support and related Trust.

The following summaries describe material provisions of the Certificates and of the Trust Agreement which may be applicable to each Series of Certificates.  The applicable Prospectus Supplement for a Series of Certificates will describe any material provision of the Trust Agreement and the applicable Certificates that is not described in this Prospectus.  The following summaries of the Trust Agreement do not purport to be complete and are subject to the detailed provisions of the form of Trust Agreement to which reference is hereby made for a full description of such provisions, including the definition of certain terms used, and for other information regarding the Certificates.  As used herein with respect to any Series, the term “Certificate” refers to all the Certificates of that Series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.

General

There is no limit on the amount of Certificates that may be issued under the Trust Agreement, and the Trust Agreement will provide that Certificates of the applicable Series may be issued in multiple Classes.  Each series of certificates will be issued by a separate trust and will represent the entire beneficial ownership interest in the trust for that series, and if there are multiple classes of certificates for such series, each class will be allocated certain relative priorities to receive specified collections from, and a certain percentage ownership interest of the assets deposited in, such trust, all as identified and described in the applicable prospectus supplement.  See “Description of Deposited Assets and Credit Support—Collections.”  Each trust will be formed by a separate series supplement which will incorporate and supplement the terms of the base trust agreement.

Reference is made to the related prospectus supplement for a description of the following terms of the series and classes of certificates in respect of which this prospectus and such prospectus supplement are being delivered:

•	the title of such certificates;

•	the series of such certificates and, if applicable, the number and designation of classes of such series;

•	information concerning the type, characteristics and material terms of the Deposited Assets being deposited into the related trust by the Trustor;

•
with respect to any Underlying Securities that have the same or an affiliated obligor and which, at the time of such deposit, represent 10% or more of the aggregate principal balance of all Underlying Securities held by the related trust (“Concentrated Underlying Securities”), the name of each obligor, the organizational form and general character of the business of each obligor, the material terms of such Underlying Securities and of the agreements with each obligor involving the Underlying Securities, and reference to financial information concerning the obligor in accordance with the SEC’s Regulation AB as described below under “Description of Deposited Assets and Credit Support—General”;

•	with respect to any Underlying Securities, the market price of the securities and the basis on which the market price was determined;

•	the limit, if any, upon the aggregate principal amount or notional amount, as applicable, of each class of certificates;

•
the dates on which or periods during which such series or classes within such series may be issued (each, an “Original Issue Date”), the offering price of the certificates and the applicable Distribution Dates on which the principal, if any, of (and premium, if any, on) such series or classes within such series will be distributable;

•
if applicable, the relative rights and priorities of each class, including the method for allocating collections from and defaults or losses on the Deposited Assets to the certificateholders of each class;

•
whether the certificates of such series or each class within such series are Fixed Rate Certificates or Floating Rate Certificates (each as defined below) and the applicable interest rate (the “Pass-Through Rate”) for each such class including the applicable rate, if fixed (a “Fixed Pass-Through Rate”), or the terms relating to the particular method of calculation of the interest rate applicable to such series or each class within such series, if variable (a “Variable Pass-Through Rate”); the date or dates from which such interest will accrue; the applicable Distribution Dates on which interest, principal and premium, in each case as applicable, on such series or class will be distributable and the related Record Dates (as defined in the related prospectus supplement), if any;

•
the option, if any, of any specified third party (which may include one or more of the Trustor or its respective affiliates) to purchase certificates held by a certificateholder and the periods within which or the dates on which, and the terms and conditions upon which any such option may be exercised, in whole or in part;

•	if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which such series or class within such series will be issuable and transferable;

•
whether the certificates of any class within a given series are to be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions, or (2) interest distributions, with disproportionate, nominal or no principal distributions (“Strip Certificates”), and the applicable terms of such certificates;

•	the terms and restrictions with respect to any right to exchange certificates of such series for a pro rata portion of the Deposited Assets;

•
whether the certificates of such series or of any class within such series are to be issued as registered certificates or bearer certificates or both and, if bearer certificates are to be issued, whether coupons will be attached to such bearer certificates; whether bearer certificates of such series or class may be exchanged for registered certificates of such series or class and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;

•
whether the certificates of such series or of any class within such series are to be issued in the form of one or more global securities and, if so, the identity of the Depositary (as defined below), if other than the Depository Trust Company, for such global security or securities;

•
if a temporary certificate is to be issued with respect to such series or any class within such series, whether any interest on the certificate distributable on a Distribution Date prior to the issuance of a permanent certificate of such series or class will be credited to the account of the persons entitled to the interest on the Distribution Date;

•
if a temporary global security is to be issued with respect to such series or class, the terms upon which beneficial interests in such temporary global security may be exchanged in whole or in part for beneficial interests in a permanent global security or for individual definitive certificates of such series or class and the terms upon which beneficial interests in a permanent global security, if any, may be exchanged for individual definitive certificates of such series or class;

•
if other than U.S. dollars, the currency applicable to the certificates of such series or class for purposes of denominations and distributions on such series or each class within such series (the “Specified Currency”) and the circumstances and conditions, if any, when such currency may be changed, at the election of the Trustor or a certificateholder, and the currency or currencies in which any principal or interest will be paid;

•	any additional Administrative Agent Termination Events (as defined below), if applicable, provided for with respect to such class;

•
all applicable Required Percentages and Voting Rights (each as defined below) relating to the manner and percentage of votes of certificateholders of such series and each class within such series required with respect to certain actions by the Trustor or the applicable administrative agent, if any, or trustee under the trust agreement or with respect to the applicable trust; and

•	any other terms of such series or class within such series of certificates not inconsistent with the provisions of the trust agreement relating to such series.

Registered certificates may be transferred or exchanged for certificates of the same series and class at the corporate trust office or agency of the applicable trustee, subject to the limitations provided in the trust agreement, without the payment of any service charge, other than any tax or governmental charge payable in connection with the transfer.  Bearer certificates will be transferable by delivery.  Provisions with respect to the exchange of bearer certificates will be described in the applicable prospectus supplement.  Unless otherwise specified in the applicable prospectus supplement, registered certificates may not be exchanged for bearer certificates.  The Trustor may at any time purchase certificates at any price in the open market or otherwise.  Certificates so purchased by the Trustor may, at the discretion of the Trustor, be held or resold or surrendered to the trustee for cancellation of such certificates.

Distributions

Distributions allocable to principal, premium (if any) and interest on the Certificates of each Series (and Class within such Series) will be made in the Specified Currency for such Certificates by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the “Determination Date”).

If the Specified Currency for a given Series or Class within such Series of Registered Certificates is other than U.S. dollars, the Administrative Agent, if any, or otherwise the Trustee will arrange to convert all payments in respect of each Certificate of such Series or Class into U.S. dollars in the manner described in the following paragraph.  The Certificateholder of a Registered Certificate of a given Series or Class within such Series denominated in a Specified Currency other than U.S. dollars may (if the applicable Prospectus Supplement and such Certificate so indicate) elect to receive all distributions in respect of such Certificate in the Specified Currency by delivery of a written notice to the Trustee and Administrative Agent, if any, for such Series not later than fifteen calendar days prior to the applicable Distribution Date, except under the circumstances described under “Currency Risks—Payment Currency” below.  Such election will remain in effect until revoked by written notice to such Trustee and Administrative Agent, if any, received by each of them not later than fifteen calendar days prior to the applicable Distribution Date.

In the case of a Registered Certificate of a given Series or Class within such Series having a Specified Currency other than U.S. dollars, the amount of any U.S. dollar distribution in respect of such Registered Certificate will be determined by the Exchange Rate Agent based on bid quotations expressed in U.S. dollars received by the Exchange Rate Agent on or about the applicable Distribution Date for settlement on such Distribution Date, of the aggregate amount payable in such Specified Currency on such payment date in respect of all Registered Certificates as further described in the related prospectus supplement.  All currency exchange costs will be borne by the Certificateholders of such Registered Certificates by deductions from such distributions.  If no bid quotations are available, distributions will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company’s control, in which case distributions will be made as described under “Currency Risks—Payment Currency” below.  The applicable Prospectus Supplement will specify such information with respect to Bearer Certificates.

Except as provided in the succeeding paragraph, distributions with respect to Certificates will be made (in the case of Registered Certificates) at the corporate trust office or agency of the Trustee specified in the applicable Prospectus Supplement; provided, however, that any such amounts distributable on the final Distribution Date of a Certificate will be distributed only upon surrender of such Certificate at the applicable location set forth above.  No distribution on a Bearer Certificate will be made by mail to an address in the United States or by wire transfer to an account maintained by the Certificateholder thereof in the United States.

Distributions on Registered Certificates in U.S. dollars will be made, except as provided below, by check mailed to the Registered Certificateholders of such Certificates (which, in the case of Global Certificates, will be a nominee of the Depositary); provided, however, that, in the case of a Series or Class of Registered Certificates issued between a Record Date (as defined herein) and the related Distribution Dates, interest for the period beginning on the issue date for such Series or Class and ending on the last day of the interest accrual period ending immediately prior to or coincident with such Distribution Date will be distributed on the next succeeding Distribution Date to the Registered Certificateholders of the Registered Certificates of such Series or Class on the related Record Date.  A Certificateholder of $10,000,000 (or the equivalent thereof in a Specified Principal Currency other than U.S. dollars) or more in aggregate principal amount of Registered Certificates of a given Series shall be entitled to receive such U.S. dollar distributions by wire transfer of immediately available funds, but only if appropriate wire transfer instructions have been received in writing by the Trustee for such Series not later than fifteen calendar days prior to the applicable Distribution Date.  Simultaneously with the election by any Certificateholder to receive payments in a Specified Currency other than U.S. dollars (as provided above), such Certificateholder shall provide appropriate wire transfer instructions to the Trustee for such Series, and all such payments will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States.

“Business Day” with respect to any Certificate means the days described in the related prospectus supplement and, if not described therein, any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law or regulation to be closed in (a) The City of New York and (b) if the Specified Currency for such Certificate is other than U.S. dollars, the financial center of the country issuing such Specified Currency as specified in the related prospectus supplement and (ii) if the Pass-Through Rate for such Certificate is based on LIBOR, a London Banking Day.  “London Banking Day” with respect to any Certificate means any day on which dealings in deposits in the Specified Currency of such Certificate are transacted in the London interbank market.  The Record Date with respect to any Distribution Date for a Series or Class of Registered Certificates shall be specified as such in the applicable Prospectus Supplement.

Interest on the Certificates

General.  Each Class of Certificates (other than certain Classes of Strip Certificates) of a given Series may have a different Pass-Through Rate, which may be a fixed or variable Pass-Through Rate, as described below.  In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, “Stripped Interest”) described in the related Prospectus Supplement.  For purposes hereof, “Notional Amount” means the notional principal amount specified in the applicable Prospectus Supplement on which interest on Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date.  Reference to the Notional Amount of a Class of Strip Certificates herein or in a Prospectus Supplement does not indicate that such Certificates represent the right to receive any distributions in respect of principal in such amount, but rather the term “Notional Amount” is used solely as a basis for calculating the amount of required distributions and determining certain relative voting rights, all as specified in the related Prospectus Supplement.

Fixed Rate Certificates.  Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a fixed Pass-Through Rate (“Fixed Rate Certificates”) will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date, or from the last date to which interest has been paid, at the fixed Pass-Through Rate stated on the face thereof and in the applicable Prospectus Supplement until the principal amount thereof is distributed or made available for payment (or in the case of Fixed Rate Certificates with no or a nominal principal amount, until the Notional Amount thereof is reduced to zero), except that, if so specified in the applicable Prospectus Supplement, the Pass-Through Rate for such Series or any such Class or Classes may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule or otherwise, all as described in such Prospectus Supplement.  Interest on each Series or Class of Fixed Rate Certificates will be distributable in arrears on each Distribution Date specified in such Prospectus Supplement.  Each such distribution of interest shall include interest accrued through the day specified in the applicable Prospectus Supplement.  Interest on Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Certificates.  Each Series (or, if more than one Class exists, each Class within such Series) of Certificates with a variable Pass-Through Rate (“Floating Rate Certificates”) will bear interest, on the outstanding Certificate Principal Balance (or Notional Amount, if applicable), from its Original Issue Date to the first Interest Reset Date (as defined herein) for such Series or Class at the Initial Pass-Through Rate set forth on the face thereof and in the applicable Prospectus Supplement.  Thereafter, the Pass-Through Rate on such Series or Class for each Interest Reset Period (as defined herein) will be determined by reference to an interest rate basis (the “Base Rate”), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any.  The “Spread” is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, and the “Spread Multiplier” is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such Series or Class, except that if so specified in the applicable Prospectus Supplement, the Spread or Spread Multiplier on such Series or any such Class or Classes of Floating Rate Certificates may be subject to adjustment from time to time in response to designated changes in the rating assigned to such Certificates by one or more rating agencies, in accordance with a schedule.  The applicable Prospectus Supplement, will designate one of the following Base Rates as applicable to a Floating Rate Certificate: (i) LIBOR (a “LIBOR Reference Rate Certificate”), (ii) the Commercial Paper Rate (a “Commercial Paper Reference Rate Certificate”), (iii) the Treasury Rate (a “Treasury Reference Rate Certificate”), (iv) the Federal Funds Rate (a “Federal Funds Reference Rate Certificate”), (v) the CD Rate (a “CD Reference Rate Certificate”) or (vi) such other Base Rate (which may be based on, among other things, one or more market indices or the interest (whether scheduled or otherwise) paid, accrued or available with respect to a designated asset, pool of assets or type of asset) as is set forth in such Prospectus Supplement and in such Certificate, provided that, any index referenced in calculating the Base Rate will be an index used for interest rates on debt and will not be an index based on the value of commodities or equities.  The “Index Maturity” for any Series or Class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated.  “H.15(519)” means the publication entitled “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.  “Composite Quotations” means the daily statistical release entitled “Composite 3:30 p.m. Quotations for U.S. Government Certificates” published by the Federal Reserve Bank of New York.

As specified in the applicable Prospectus Supplement, Floating Rate Certificates of a given Series or Class may also have either or both of the following (in each case expressed as a rate per annum on a simple interest basis): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable Prospectus Supplement (“Maximum Pass-Through Rate”) and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any such interest accrual period (“Minimum Pass-Through Rate”).  In addition to any Maximum Pass-Through Rate that may be applicable to any Series or Class of Floating Rate Certificates, the Pass-Through Rate applicable to any Series or Class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.  The Floating Rate Certificates will be governed by the law of the State of New York and, under such law as of the date of this Prospectus, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis.

The Company will appoint, and enter into agreements with, agents (each a “Calculation Agent”) to calculate Pass-Through Rates on each Series or Class of Floating Rate Certificates.  The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each Series or Class of Floating Rate Certificates.  All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given Series or Class.

The Pass-Through Rate on each Class of Floating Rate Certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the “Interest Reset Period” for such Class, and the first day of each Interest Reset Period being an “Interest Reset Date”), as specified in the applicable Prospectus Supplement.  Interest Reset Dates with respect to each Series, and any Class within such Series of Floating Rate Certificates will be specified in the applicable Prospectus Supplement; provided, however, the Pass-Through Rate in effect for the ten days immediately prior to the Scheduled Final Distribution Date will be that in effect on the tenth day preceding such Scheduled Final Distribution Date.  If an Interest Reset Date for any Class of Floating Rate Certificates would otherwise be a day that is not a Business Day, such Interest Reset Date will occur on a prior or succeeding Business Day, specified in the applicable Prospectus Supplement.

Interest payable in respect of Floating Rate Certificates shall be the accrued interest from and including the Original Issue Date of such Series or Class or the last Interest Reset Date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following Distribution Date.

With respect to a Floating Rate Certificate, accrued interest shall be calculated by multiplying the Certificate Principal Balance of such Certificate (or, in the case of a Strip Certificate with no or a nominal Certificate Principal Balance, the Notional Amount specified in the applicable Prospectus Supplement) by an accrued interest factor.  Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated.  The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the Pass-Through Rate in effect on such day by 360, in the case of LIBOR Reference Rate Certificates, Commercial Paper Reference Rate Certificates, Federal Funds Reference Rate Certificates and CD Reference Rate Certificates or by the actual number of days in the year, in the case of Treasury Reference Rate Certificates.  For purposes of making the foregoing calculation, the variable Pass-Through Rate in effect on any Interest Reset Date will be the applicable rate as reset on such date.

All percentages resulting from any calculation of the Pass-Through Rate on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculation on Floating Rate Certificates will be rounded to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

Interest on any Series (or Class within such Series) of Floating Rate Certificates will be distributable on the Distribution Dates and for the interest accrual periods as and to the extent set forth in the applicable Prospectus Supplement.

Upon the request of the holder of any Floating Rate Certificate of a given Series or Class, the Calculation Agent for such Series or Class will provide the Pass-Through Rate then in effect and, if determined, the Pass-Through Rate that will become effective on the next Interest Reset Date with respect to such Floating Rate Certificate.

(1)           CD Reference Rate Certificates.  Each CD Reference Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

The “CD Rate” for each Interest Reset Period shall be the rate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a “CD Rate Determination Date”) for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading “CDs (Secondary Market).”  In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined herein) pertaining to such CD Rate Determination Date, then the CD Rate for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading “Certificates of Deposit.”  If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the CD Rate for such Interest Reset Period will be calculated by the Calculation Agent for such CD Reference Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Reference Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the CD Rate for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

The “Calculation Date” pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

(2)           Commercial Paper Reference Rate Certificates.   Each Commercial Paper Reference Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

The “Commercial Paper Rate” for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Reference Rate Certificate as of the second Business Day prior to the Interest Reset Date for such Interest Reset Period (a “Commercial Paper Rate Determination Date”) and shall be the Money Market Yield (as defined herein) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading “Commercial Paper.”  In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined herein) pertaining to such Commercial Paper Rate Determination Date, then the Commercial Paper Rate for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading “Commercial Paper.”  If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Commercial Paper Rate for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Reference Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated “AA” or the equipment by a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the Commercial Paper Rate for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

“Money Market Yield” shall be a yield calculated in accordance with the following formula:

Money Market Yield =	D x 360 x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the specified Index Maturity.

The “Calculation Date” pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

(3)           Federal Funds Reference Rate Certificates.  Each Federal Funds Reference Rate Certificate will bear interest for each Interest Resort Period at the Pass-Through Rate calculated with name to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

The “Federal Funds Rate” for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a “Federal Funds Rate Determination Date”) for Federal Funds as published in H.15(519) under the heading “Federal Funds (Effective).”  In the event that such rate is not published prior to 3:00 p.m., New York City time on the Calculation Date (as defined herein) pertaining to such Federal Funds Rate Determination Date, the Federal Funds Rate for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading “Federal Funds/Effective Rate.”  If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the Federal Funds Rate for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by, the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading “Federal Funds (Effective),” provided, however, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the Federal Funds Rate for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).  In the case of a Federal Funds Reference Rate Certificate that resets daily, the Pass-Through Rate on such Certificate for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Certificate on such second Monday (or, if not a Business Day, on the next succeeding Business Day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

The “Calculation Date” pertaining to any Federal Funds Rate Determination Date shall be the next succeeding Business Day.

(4)           LIBOR Reference Rate Certificates.  Each LIBOR Reference Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

With respect to LIBOR indexed to the offered rates for U.S. dollar deposits, “LIBOR” for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Reference Rate Certificate as follows:

(i)            On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a “LIBOR Determination Date”), the Calculation Agent for such LIBOR Reference Rate Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date.  “Reuters Screen LIBO Page” means the display designated as page “LIBOR” on the Reuters Monitor Money Rates Service (or such other page may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).  If at least two such offered rates appear on the Reuters Screen LIBO Page, “LIBOR” for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Reference Rate Certificate.

(ii)           If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Reference Rate Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time.  If at least two such quotations are provided, “LIBOR” for such Interest Reset Period will be the arithmetic mean of such quotations.  If fewer than two such quotations are provided, “LIBOR” for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Reference Rate Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if fewer than three banks selected as aforesaid by such Calculation Agent are quoting rates as mentioned in this sentence, “LIBOR” for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

If LIBOR with respect to any LIBOR Reference Rate Certificate is indexed to the offered rates for deposits in a currency other than U.S. dollars, the applicable Prospectus Supplement will set forth the method for determining such rate.

(5)           Treasury Reference Rate Certificates.  Each Treasury Reference Rate Certificate will bear interest for each Interest Reset Period at the Pass-Through Rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

The Treasury Rate for each Interest Reset Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined herein) for such Interest Reset Period of direct obligations of the United States (“Treasury bills”) having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading “U.S. Government Certificates-Treasury bills-auction average (investment)” or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined herein) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury.  In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the Treasury Rate for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Reference Rate Certificate and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the Treasury Rate for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period (or, if there was no such Interest Reset Period, the Initial Pass-Through Rate).

The “Treasury Rate Determination Date” for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned.  Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday.  If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week.  If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Reference Rate Certificate, then such Interest Reset Date shall instead be the Business Day immediately following such auction date.

The “Calculation Date” pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a Business Day, the next succeeding Business Day or (b) the second Business Day preceding the date any distribution of interest is required to be made following the applicable Interest Reset Date.

Principal of the Certificates

Each Certificate (other than certain Classes of Strip Certificates) will have a Certificate Principal Balance which, at any time, will equal the maximum amount that the holder thereof will be entitled to receive in respect of principal out of the future cash flow on the Deposited Assets and other assets included in the related Trust.  Distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such Certificate of the Class or Classes entitled thereto (in the manner and priority specified in such Prospectus Supplement) until the aggregate Certificate Principal Balance of such Class or Classes has been reduced to zero.  The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and, if applicable pursuant to the terms of the related Series, by the amount of any net losses realized on any Deposited Asset (“Realized Losses”) allocated thereto. The initial aggregate Certificate Principal Balance of a Series and each Class thereof will be specified in the related Prospectus Supplement.  Distributions of principal of any Class of Certificates will be made on a pro rata basis among all the Certificates of such Class.  Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.

Optional Exchange

If a holder may exchange Certificates of any given Series for a pro rata portion of the Deposited Assets, the applicable Prospectus Supplement will designate such Series as an “Exchangeable Series”.  The terms upon which a holder may exchange Certificates of any Exchangeable Series for a pro rata portion of the Deposited Assets of the related Trust will be specified in the related Prospectus Supplement; provided that any right of exchange shall be exercisable only to the extent that such exchange would not be inconsistent with the Company’s and such Trust’s continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder and provided further that no holder (other than the Trustor or one of its affiliates) may exercise such exchange right prior to (i) six months after the original issuance date of the related Certificates and (ii) 180 days after the date on which notice of such holder’s decision to exercise such exchange right is delivered to the Trustee.  Such terms may relate to, but are not limited to, the following:

(a)          a requirement that the exchanging holder tender to the Trustee Certificates of each Class within such Exchangeable Series;

(b)          a minimum Certificate Principal Balance or Notional Amount, as applicable, with respect to each Certificate being tendered for exchange;

(c)          a requirement that the Certificate Principal Balance or Notional Amount, as applicable, of each Certificate tendered for exchange be an integral multiple of an amount specified in the Prospectus Supplement;

(d)          specified dates during which a holder may effect such an exchange (each, an “Optional Exchange Date”);

(e)          limitations on the right of an exchanging holder to receive any benefit upon exchange from any Credit Support or other non-Underlying Securities deposited in the applicable Trust; and

(f)           adjustments to the value of the proceeds of any exchange based upon the required prepayment of future expense allocations and the establishment of a reserve for any anticipated Extraordinary Trust Expenses.

In order for a Certificate of a given Exchangeable Series (or Class within such Exchangeable Series) to be exchanged by the applicable Certificateholder, the Trustee for such Certificate must receive, at least 30 (or such shorter period acceptable to the Trustee) but not more than 45 days prior to an Optional Exchange Date (i) such Certificate with the form entitled “Option to Elect Exchange” on the reverse thereof duly completed, or (ii) in the case of Registered Certificates, a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc., the Depositary (in accordance with its normal procedures) or a commercial bank or trust company in the United States setting forth the name of the holder of such Registered Certificate, the Certificate Principal Balance or Notional Amount of such Registered Certificate to be exchanged, the certificate number or a description of the tenor and terms of such Registered Certificate, a statement that the option to elect exchange is being exercised thereby and a guarantee that the Registered Certificate to be exchanged with the form entitled “Option to Elect Exchange” on the reverse of the Registered Certificate duly completed will be received by such Trustee not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter.  If the procedure described in clause (ii) of the preceding sentence is followed, then such Registered Certificate and form duly completed must be received by such Trustee by such fifth Business Day.  Any tender of a Certificate by the holder for exchange shall be irrevocable.  The exchange option may be exercised by the holder of a Certificate for less than the entire Certificate Principal Balance of such Certificate, provided that the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate remaining outstanding after redemption is an authorized denomination and all other exchange requirements set forth in the related Prospectus Supplement are satisfied.  Upon such partial exchange, such Certificate shall be cancelled and a new Certificate or Certificates for the remaining Certificate Principal Balance thereof shall be issued (which, in the case of any Registered Certificate, shall be in the name of the holder of such exchanged Certificate).

Because initially and unless and until Definitive Certificates are issued each Certificate will be represented by a Global Certificate, the Depositary’s nominee will be the Certificateholder of such Certificate and therefore will be the only entity that can exercise a right of exchange.  In order to ensure that the Depositary’s nominee will timely exercise a right of exchange with respect to a particular Certificate, the beneficial owner of such Certificate must instruct the broker or other direct or indirect participant through which it holds an interest in such Certificate to notify the Depositary of its desire to exercise a right of exchange.  Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Certificate in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

Upon the satisfaction of the foregoing conditions and any applicable conditions with respect to the related Deposited Assets, as described in the applicable Prospectus Supplement, the applicable Certificateholder will be entitled to receive a distribution of a pro rata share of the Deposited Assets related to the Exchangeable Series (and Class within such Exchangeable Series) of the Certificate being exchanged, in the manner and to the extent described in such Prospectus Supplement, and would therefore own the Deposited Assets and have the ability to enforce their rights directly as owners of the Deposited Assets.  Alternatively, to the extent so specified in the applicable Prospectus Supplement, the applicable Certificateholder, upon satisfaction of such conditions, may direct the related Trustee to sell, on behalf of such Certificateholder, such pro rata share of the Deposited Assets, in which event the Certificateholder shall be entitled to receive the net proceeds of such sale, less any costs and expenses incurred by such Trustee in facilitating such sale, subject to any additional adjustments set forth in the Prospectus Supplement.

Put Option

If specified in the applicable Prospectus Supplement, a holder may put Certificates of a given Series to the Company or a third party.  The terms upon which a holder may put its Certificates (including the price) will be specified in the related Prospectus Supplement; provided, however, any put option shall be exercisable only to the extent that such put would not be inconsistent with the Company’s or Trust’s continued satisfaction of the applicable requirements for exemption under Rule 3a-7 under the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder.

Global Certificates

All Certificates of a given Series (or, if more than one Class exists, any given Class within that Series) will, upon issuance, be represented by one or more Global Certificates that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (for Registered Certificates denominated and payable in U.S. dollars), or such other depositary identified in the related Prospectus Supplement (the “Depositary”), and registered in the name of a nominee of the Depositary.  Global Certificates may be issued in either registered or bearer form and in either temporary or definitive form.  See “Limitations on Issuance of Bearer Certificates” for provisions applicable to Certificate issued in bearer form.  Unless and until it is exchanged in whole or in part for the individual Certificates represented thereby (each a “Definitive Certificate”), a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

The Depository Trust Company has advised the Company as follows: The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  The Depository Trust Company was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among the institutions that have accounts with such Depositary (“participants”) in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.  Such Depositary’s participants include securities brokers and dealers (including the Offering Agent), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own such Depositary.  Access to such Depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.  The Depository Trust Company has confirmed to the Company that it intends to follow such procedures.

Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Certificates represented by such Global Certificate to the accounts of its participants.  The accounts to be accredited shall be designated by the underwriters of such Certificates, or, if such Certificates are offered and sold directly through one or more agents, by the Company or such agent or agents.  Ownership of beneficial interests in a Global Certificate will be limited to participants or Persons that may hold beneficial interests through participants.  Ownership of beneficial interests in a Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Certificate or by participants or Persons that hold through participants.  The laws of some states require that certain purchasers of securities take physical delivery of such securities.  Such limits and such laws may limit the market for beneficial interests in a Global Certificate.

So long as the Depositary for a Global Certificate, or its nominee, is the owner of such Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole Certificateholder of the individual Certificates represented by such Global Certificate for all purposes.  Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have any of the individual Certificates represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of any such Certificates and will not be considered the Certificateholder thereof under the Trust Agreement governing such Certificates.  Because the Depositary can only act on behalf of its participants, the ability of a holder of any Certificate to pledge that Certificate to persons or entries that do not participate in the Depositary’s system, or to otherwise act with respect to such Certificate, may be limited due to the lack of a physical certificate for such Certificate.

Subject to the restrictions discussed under “Limitations on Issuance of Bearer Certificates” below, distributions of principal of (and premium, if any) and any interest on individual Certificates represented by a Global Certificate will be made to the Depositary or its nominee, as the case may be, as the Certificateholder of such Global Certificate.  None of the Company, the Administrative Agent, if any, the Trustee for such Certificates, any Paying Agent or the Certificate Registrar for such Certificates will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial interests.  Receipt by owners of beneficial interests in a temporary Global Certificate of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under “Limitations on Issuance of Bearer Certificates” below.

The Company expects that the Depositary for Certificates of a given Class and Series, upon receipt of any distribution of principal, premium or interest in respect of a definitive Global Certificate representing any of such Certificates, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate as shown on the records of such Depositary.  The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.  Receipt by owners of beneficial interests in a temporary Global Certificate of payments of principal, premium or interest in respect thereof will be subject to the restrictions discussed below under “Limitations on Issuance of Bearer Certificates.”

If the Depositary for Certificates of a given Class of any Series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within ninety days, the Company will issue individual Definitive Certificates in exchange for the Global Certificate or Certificates representing such Certificates.  In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a given Class represented by one or more Global Certificates and, in such event will issue individual Definitive Certificates of such Class in exchange for the Global Certificate or Certificates representing such Certificates.  Further, if the Company so specifies with respect to the Certificates of a given Class, an owner of a beneficial interest in a Global Certificate representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive individual Definitive Certificates in exchange for such beneficial interest.  In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery of individual Definitive Certificates of the Class represented by such Global Certificate equal in principal amount to such beneficial interest and to have such Definitive Certificates registered in its name (if the Certificates of such Class are issuable as Registered Certificates).  Individual Definitive Certificates of such Class so issued will be issued as (a) Registered Certificates in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof if the Certificates or such Class are issuable as Registered Certificates, (b) as Bearer Certificates in the denomination or denominations specified by the Company if the Certificates of such Class are issuable as Bearer Certificates or (c) as either Registered or Bearer Certificates, if the Certificates of such Class are issuable in either form.  See, however, “Limitations on Issuance of Bearer Certificates” below for a description of certain restrictions on the issuance of individual Bearer Certificates in exchange for beneficial interests in a Global Certificate.

The applicable Prospectus Supplement will set forth any material terms of the depositary arrangement with respect to any Class or Series of Certificates being offered thereby to the extent not set forth above.

DESCRIPTION OF DEPOSITED ASSETS AND CREDIT SUPPORT

General

Each certificate of each series will represent an ownership interest in a designated, publicly tradable, security or a pool of securities purchased by the Company (or an affiliate thereof) and sold or assigned to a trust as described in the applicable prospectus supplement. An Underlying Security that was originally issued in a private placement will be publicly tradable and therefore eligible to be sold to a trust, notwithstanding that it is not registered under the Securities Act, if the Underlying Security can be sold pursuant to Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”).  The Underlying Securities will consist of one or more of the following issued under the laws of the United States, any U.S. State or any foreign jurisdiction:

•
debt obligations or investment grade term preferred stock issued or guaranteed by one or more corporations, general or limited partnerships, limited liability companies, banking organizations or insurance companies;

•	preferred securities of one or more trusts or other special purpose legal entities (“Trust Preferred Securities”);

•	equipment trust certificates, including enhanced equipment trust certificates and pass-through equipment trust certificates (“Equipment Trust Certificates”);

•
asset-backed securities of one or more trusts or other special purpose legal entities (“Asset-Backed Securities” and together with Corporate Securities, Trust Preferred Securities and Equipment Trust Certificates, the “Private Sector Securities”);

•
an obligation issued or guaranteed by the United States of America or any agency thereof for the payment of which the full faith and credit of the United States of America is pledged (“Treasury Securities”);

•	an obligation of one or more U.S. government sponsored entities (“GSEs”) described below for the payment of which the full faith and credit of the United States of America is not pledged;

•	Government Trust Certificates (“GTCs” and together with Treasury Securities and GSEs, “Domestic Government Securities”) described below; or

•
obligations issued or guaranteed by a foreign government or any political subdivision or agency or instrumentality thereof, as described in the applicable prospectus supplement (“Foreign Government Securities” and together with Domestic Government Securities, “Government Securities”).

The Company or one of its affiliates will purchase the Underlying Securities in the secondary market.

With respect to all Underlying Securities

•
neither the issuer of the Underlying Securities nor any of its affiliates will have any direct or indirect agreement, arrangement, relationship or understanding, written or otherwise, relating to the issuance, sale or offering of the related series of certificates,

•
neither the issuer of the Underlying Securities nor any of its affiliates will be an affiliate of the Company, the trust issuing the related series of certificates or any underwriter of the related series of certificates, and

•
at the time of the offering and issuance of the related series of certificates, the Company will be free to publicly resell the Underlying Securities without registration under Securities Act, including, but not limited to the following:

▪
if the Underlying Securities are restricted securities, as defined in Rule 144(a)(3) under the Securities Act, the Underlying Securities meet the conditions set forth in Rule 144(k) for the sale of restricted securities

▪
the Underlying Securities are not part of a subscription or unsold allotment or part of the initial distribution of such securities pursuant to a registered offering under the Securities Act, and if the Company or any underwriter of the related series of certificates offered under this prospectus was an underwriter or an affiliate of an underwriter in a registered offering of the Underlying Securities, the Underlying Securities will have been purchased at arm’s length in the secondary market at least three months after the last sale of any unsold allotment or subscription by the affiliated underwriter that participated in the registered offering of the Underlying Securities.

With respect to any Underlying Securities (other than Treasury Securities) that constitute Concentrated Underlying Securities, to the knowledge of the Company, as of the offering and issuance of the related series of certificates, one of the criteria set forth under Item 1100(c)(2)(ii) of the SEC’s Regulation AB will be true with respect to the issuer and any guarantor of the Underlying Securities.  Accordingly, the related prospectus supplement will contain a reference to the Underlying Securities Issuer’s periodic reports (or the Underlying Securities Issuer’s parent with respect to clause (C) of Item 1100(c)(2)(ii)) under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are on file with the SEC (or are otherwise publicly available with respect to  an Underlying Securities Issuer that is a GSE meeting the requirements of clause (F) of Item 1100(c)(2)(ii)) along with a statement of how those reports may be accessed, including the issuer’s SEC file number, if applicable.  If the Concentrated Underlying Securities are Asset-Backed Securities, the related prospectus supplement will also contain a reference to the prospectus for such securities.

With respect to any Underlying Securities (other than Treasury Securities) that constitute Concentrated Underlying Securities, the information referred to in the related prospectus supplement, as described in the preceding paragraph, will include the following financial information:

(1)	if the Concentrated Underlying Securities represent 10% or more but less than 20% of the Deposited Assets, selected financial data meeting the requirements of Item 301 of the SEC’s Regulation S-K and

(2)	if the Concentrated Underlying Securities represent 20% or more of the Deposited Assets, financial statements meeting the requirements of the SEC’s Regulation S-X,

except for certain Items of S-X that may be excluded in accordance with Item 1112(b)(2) of Regulation AB; provided, however, that, instead of the above,

•
if the Concentrated Underlying Securities are Foreign Government Securities that are backed by the full faith and credit of a foreign government, the related prospectus supplement may not refer to any such information if such Foreign Government Securities are rated investment grade, or may refer to information required by paragraph (5) of Schedule B of the Securities Act if such Foreign Government Securities are not rated investment grade,

•
if the Concentrated Underlying Securities are Asset-Backed Securities, the related prospectus supplement will refer to information regarding such Underlying Securities meeting the requirements of Instruction 3.a to Item 1112(b), and

•
if the Concentrated Underlying Securities were issued by a foreign business (as defined Rule 1-02 of the SEC’s Regulation S-X) the related prospectus supplement may refer (1) if the Concentrated Underlying Securities represent 10% or more but less than 20% of the Deposited Assets, to selected financial data meeting the requirements of Item 3.A of the SEC’s Form 20-F (provided, that, if a reconciliation to U.S. generally accepted accounting principles called for by Instruction 2 to Item 3.A. is unavailable or not obtainable without unreasonable cost or expense, in lieu of such a reconciliation the applicable referenced information may include, a narrative description of all material variations in accounting principles, practices and methods used in preparing the non-U.S. GAAP financial statements used as a basis for the selected financial data from those accepted in the U.S.) and (2) if the Concentrated Underlying Securities represent 20% or more of the Deposited Assets, to financial statements meeting the requirements of Item 17 of Form 20-F for the periods specified by Item 8.A of Form 20-F.

In all cases, those reports referred to in the related prospectus supplement should be reviewed by any prospective certificateholder of the trust containing the Underlying Securities.

In addition, for each series of certificates for which the Underlying Securities include Concentrated Underlying Securities, whenever the trust issuing such certificates is required to file reports on Forms 10-D or 10-K under the Exchange Act, such reports will also be required to refer to the applicable financial information described above in accordance with Item 1100(c)(2)(ii) of Regulation AB for any period in which updated information is required pursuant to Item 1112(b) of Regulation AB.  As will be further described in the prospectus supplement for any such series of certificates, the related trust will liquidate in the manner set forth in the prospectus supplement if the trust is for any reason unable to reference the required financial information when it is required to do so.  This could occur, for example, if the obligor of the Underlying Securities does not report the information either because of a failure on its part to report as it is required to or because it is no longer required to do so under the SEC’s rules.   See “Description of the Certificates—Trust Liquidation Events” in this prospectus.  In such a circumstance, if so specified in the related prospectus supplement, instead of liquidating the applicable trust, the Company may attempt to delist the certificates from any securities exchange on which the certificates are then listed and withdraw the certificates from registration under the Exchange Act if doing so would permit the trust to not liquidate.

The applicable prospectus supplement will also describe the material terms of any Concentrated Underlying Securities, whether they are Private Sector Securities or Government Securities.  For a pool of Underlying Securities that are not Concentrated Underlying Securities, the applicable prospectus supplement will disclose a general description of the material terms of the Underlying Securities and statistical information relating to the economic terms of the Underlying Securities.  See “—Principal Economic Terms of the Underlying Securities” below.

The following description of the Underlying Securities is intended only to summarize certain characteristics of the Underlying Securities the Company is permitted to deposit in a trust.  It is not a complete description of any prospectus relating to any Underlying Security or any Underlying Securities Indenture (as defined below).  Please refer to the related prospectus supplement for information about the specific Underlying Securities for your series of certificates.  All information contained in a prospectus supplement with respect to any Underlying Security will be derived solely from descriptions contained in a publicly available prospectus or other offering document for that Underlying Security, any publicly available filings with respect to the Underlying Security or issuer of the Underlying Security or guarantor, or other publicly available information.  Investors should note that the issuers of the Underlying Securities are not participating in any offering of certificates and that the Company and any underwriter of the certificates will not be able to perform, and will not perform, the analysis and review of such issuers that an underwriter of the Underlying Securities would perform.

Material information regarding the actual Deposited Assets, as of the Cut-off Date (as defined herein), will be provided in the Prospectus Supplement used to offer a Series of Certificates.

Underlying Securities

Private Sector Securities.

Private Sector Securities will be either:

•	Corporate Securities;

•	Trust Preferred Securities;

•	Equipment Trust Certificates; or

•	Asset-Backed Securities.

Corporate Securities. Corporate Securities may consist of senior or subordinated debt obligations issued by domestic or foreign issuers, or investment grade term preferred stock issued by domestic issuers, as described above.

Debt obligations may be issued with a wide variety of terms and conditions. Set forth below is a description of certain features that may be associated with one or more Underlying Securities consisting of debt obligations.

Indentures.  With respect to senior or subordinated debt obligations, the applicable prospectus supplement will specify whether each Underlying Security will have been issued pursuant to an agreement (each, an “Underlying Securities Indenture”) between the issuer of the Underlying Securities and a trustee (the “Underlying Securities Trustee”). If so specified in the applicable prospectus supplement, the Underlying Securities Indenture, if any, and the Underlying Securities Trustee, if any, will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act.

Certain Covenants.  If specified in the applicable prospectus supplement, the Underlying Securities that consist of senior or subordinated debt obligations will be issued pursuant to an Underlying Securities Indenture. Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer’s, and in some cases any of its subsidiary’s, ability to:

•	consolidate, merge, or transfer or lease assets;

•	incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets;

•	incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; or

•
declare or pay any cash dividends, or make any distributions on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.

An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves. Subject to specified exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

The Underlying Securities Indenture related to one or more Underlying Securities included in a trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein. To the extent that the Underlying Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either. There can be no assurance that any such provision will protect the trust as a holder of the Underlying Securities against losses.

The prospectus supplement for any series of certificates will describe material covenants in relation to any Concentrated Underlying Securities (including Foreign Government Securities) and, as applicable, will describe material covenants that apply to all of the securities in any pool of Underlying Securities.

Events of Default. Indentures generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Such events of default typically include the following or variations thereof:

•
failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

•
failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities;

•
failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities;

•	certain events of bankruptcy, insolvency or reorganization of the issuer; or

•	other events of default in relation to the Underlying Securities if specified in the prospectus supplement.

Remedies.  Indentures for Corporate Securities generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities, must, take such action as it may deem appropriate to protect and enforce the rights of the security holders. Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer’s right to cure, if applicable. Generally, an indenture will contain a provision entitling the indenture trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders. An indenture is also likely to limit a security holder’s right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

Each Underlying Securities Indenture or Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein. The prospectus supplement with respect to any series of certificates will describe the events of default under the Underlying Securities with respect to any Concentrated Underlying Security (“Underlying Security Events of Default”) and applicable remedies with respect thereto.  With respect to any trust comprised of a pool of securities, the applicable prospectus supplement will describe certain common Underlying Security Events of Default with respect to such pool. There can be no assurance that any such provision will protect the trust, as a holder of the Underlying Securities, against losses. If an Underlying Security Event of Default occurs and the indenture trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of an Underlying Security and any accrued and unpaid interest thereon to be due and payable, the certificateholders’ objectives may differ from those of holders of other securities of the same series and class as any Underlying Security (“Outstanding Debt Securities”) in determining whether to declare the acceleration of the Underlying Securities.

Subordination.  As specified in the applicable prospectus supplement, certain of the Underlying Securities with respect to any trust may be either senior (“Senior Underlying Securities”) or subordinated (“Subordinated Underlying Securities”) in right to payment to other existing or future indebtedness of the issuer of the Underlying Securities. With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities. Consequently, the trust as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the issuer of the Underlying Securities. There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the trust as a holder of Senior Underlying Securities would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities. Reference is made to the prospectus supplement used to offer any series of certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a trust comprised of a pool of securities.

Secured Obligations.  Certain of the Underlying Securities with respect to any trust may represent secured obligations of the issuer of the Underlying Securities (“Secured Underlying Securities”). Generally, unless an event of default shall have occurred and is continuing, or with respect to certain collateral or as otherwise specified in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral. The indenture pursuant to which any secured indebtedness is issued may also contain provisions for release, substitution or disposition of collateral under specified circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders. The indenture pursuant to which any secured indebtedness is issued will also provide for the disposition of the collateral upon the occurrence of specified events of default with respect thereto. In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value. If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

The Underlying Securities Indenture with respect to any Secured Underlying Security may include, some, all or none of the foregoing provisions or variations thereof. The prospectus supplement used to offer any series of certificates which includes Concentrated Underlying Securities which are Secured Underlying Securities, will describe the security provisions of the Underlying Securities and the related collateral. With respect to any trust comprised of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable prospectus supplement will disclose general information with respect to such security provisions and the collateral.

Trust Preferred Securities.  As specified in the applicable prospectus supplement, a trust may include one or more Trust Preferred Securities. Trust Preferred Securities are preferred equity securities issued by a trust, such as a Delaware statutory business trust, established for the purpose of issuing common and preferred equity securities and investing the proceeds in certain subordinated debt obligations. The subordinated debt obligations are issued by the parent of the trust, i.e., the company to whom the trust issues its common equity securities, or by an affiliate of such parent. Trust Preferred Securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trusts’ principal assets. Specifically, the Trust Preferred Securities generally have a liquidation preference equal to the principal balance of the subordinated debt obligations and are subject to mandatory redemption on the maturity date of the subordinated debt obligations, or such earlier date as the issuer optionally prepays the subordinated debt. The Trust Preferred Securities generally pay dividends at a rate approximately equal to the interest rate on the subordinated debt obligations, and such dividends and interest payments generally are due on or about the same date.

The trusts that issue Trust Preferred Securities generally have no assets other than the subordinated debt obligations issued by such trusts’ affiliates. Such subordinated debt obligations are subordinated to all other unsubordinated debt of such affiliates, including such debt issued subsequent to issuance of such subordinated debt obligations.

In view of the relationship of the trusts that issue Trust Preferred Securities to their parent companies and in view of certain undertakings by such parents, such trusts in each case will not file reports under the Exchange Act so long as their parent companies file reports under the Exchange Act.

Equipment Trust Certificates.  As specified in the related prospectus supplement, a trust may include one or more Equipment Trust Certificates.  Equipment Trust Certificates are generally issued, in one or more classes, by a trust or other special purpose legal entity that owns equipment or by an owner/operator of the equipment, including airlines (an “ETC Issuer”).  Such obligations of the ETC Issuers are secured by mortgages of the equipment and, in the case of special purpose ETC Issuers, typically are supported by assignments of lease payments on equipment under leases to operators of the equipment.  Pass-through Equipment Trust Certificates are issued by a trust or other special purpose legal entity that holds Equipment Trust Certificates of other ETC Issuers.

The ETC Issuer which is an owner/operator of the equipment or the lessee of the equipment from the ETC Issuer which is a special purpose legal entity is referred to as the “ETC Credit Entity.”  In view of the relationship of special purpose ETC Issuers to ETC Credit Entities, ETC Issuers generally will not file reports under the Exchange Act.

Asset-Backed Securities.  As specified in the applicable prospectus supplement, a trust may include one or more Asset-Backed Securities. Asset-Backed Securities may be asset-backed notes or pass-through certificates, in each case issued by a trust or other special-purpose entity. Asset-backed notes are secured by, and pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Such financial assets may consist of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, floor plan (inventory) loans, automobile leases, equipment leases, and other assets that produce streams of payments. Asset-backed notes generally are issued pursuant to indentures and pass-through certificates generally are issued pursuant to pooling and servicing agreements. A separate servicing agreement typically is executed in connection with asset-backed notes (such servicing agreements, indentures and pooling and servicing agreements, the “Asset-Backed Agreements”).

The Asset-Backed Agreements provide for the appointment of a trustee and the segregation of the transferred pool of assets from the other assets of the transferor. Such segregation generally is only required to the extent necessary to perfect the interest of the trustee in the assets against claims of unsecured creditors of the transferor of the assets. Where so required by the Uniform Commercial Code (the “UCC”) (for instance, home equity loan notes) certain of the documents evidencing the underlying receivables are delivered to the possession of the trustee or other custodian for the holders of the Asset-Backed Securities. In the case of most assets, either no documents evidence the receivables (for instance, credit card receivables) or documents exist, but the UCC does not require their possession to perfect a transfer (for instance, automobile installment sales contracts). In these cases, the transferor segregates the assets only on its own books and records, such as by marking its computer files, and perfects the trustee’s interest by filing a financing statement under the UCC. This method of segregation and perfection presents the risk that the trustee’s interest in the assets could be lost as a result of negligence or fraud, such that the trustee and the Asset-Backed Security holders become unsecured creditors of the transferor of the assets.

Static Pool Data.  If specified in the related prospectus supplement for any series of certificates for which the Underlying Securities include Asset-Backed Securities, static pool data with respect to the delinquency, cumulative loss and prepayment data for the sponsor or other person specified in the related prospectus supplement will be provided.  The related prospectus supplement will specify how the static pool data will be provided.

Government Securities

Government Securities will be either:

•	GSE Securities;

•	GTCs;

•	Treasury Securities; or

•	Foreign Government Securities.

No series of certificates, including any series for which the Underlying Securities include Government Securities, will be insured or guaranteed by the United States or any other government or by any U.S. sponsored entity or any other domestic or foreign governmental agency or instrumentality.

GSE Securities.  As specified in the applicable prospectus supplement, the obligations of one or more of the following GSEs may be included in a trust: Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority and Federal Farm Credit Banks. GSE debt securities generally are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE will be included in a trust only to the extent (A) its obligations are supported by the full faith and credit of the U.S. government or (B) the organization makes publicly available its annual report, which shall include financial statements or similar financial information with respect to the organization. Based on information contained in the offering document pursuant to which any GSE issuer’s securities were originally offered, the applicable prospectus supplement will specify information with respect to the public availability of information with respect to any GSE issuer whose debt securities constitute more than ten percent of the Underlying Securities for any series of certificates as of the date of the prospectus supplement. The specific terms and conditions of the Underlying Securities will be specified in the applicable prospectus supplement.

In the case of a GSE issuer there will generally be a fiscal agent with respect to any related Underlying Security whose actions will be governed by a fiscal agency agreement. A fiscal agent is not a trustee for the holders of the Underlying Securities and does not have the same responsibilities or duties to act for the holders of a GSE’s securities as would a trustee. Unless otherwise specified in the applicable prospectus supplement, the Underlying Securities with respect to any GSE issuer will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

Contractual and Statutory Restrictions.  A GSE issuer and the related Underlying Securities may be subject to contractual and statutory restrictions which may provide some protection to security holders against the occurrence or effects of specified events. Unless otherwise specified in the applicable prospectus supplement, each GSE issuer is limited to the activities which will promote its statutory purposes as set forth in the publicly available information with respect to such issuer. A GSE issuer’s promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government may cause or require the GSE issuer to conduct its business in a manner that differs from an enterprise which is not a GSE issuer.

Neither the United States nor any agency thereof is obligated to finance any GSE issuer’s operations or to assist a GSE issuer in any manner. Prospective purchasers should consult the publicly available information with respect to each GSE issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE’s activities.

Events of Default.  Underlying Securities issued by a GSE issuer may provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder. Events of default typically include the following or variations thereof:

•
failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period);

•
failure by the issuer to observe or perform any covenant, agreement or condition contained in the securities or the indenture or authorizing legislation or regulation, as the case may be, which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the fiscal agent or the holders of not less than a specified percentage of the outstanding securities; and

•
failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities.

GTCs.  As specified in the applicable prospectus supplement, a trust may include one or more GTCs. GTCs are certificates evidencing undivided fractional interests in a trust, the assets of which consist of promissory notes (the “GTC Notes”), payable in U.S. Dollars, of a certain foreign government, backed by a full faith and credit guaranty issued by the United States of America, acting through the Defense Security Assistance Agency of the Department of Defense, of the due and punctual payment of 90% of all payments of principal and interest due on the GTC Notes and a security interest in collateral, consisting of non-callable securities issued or guaranteed by the United States government, sufficient to pay the remaining 10% of all payments of principal and interest due on the GTC Notes.

Treasury Securities.  Treasury Securities are securities issued or guaranteed by the United States of America or by any of its agencies if the full faith and credit of the United States of America is pledged for their payment.

Foreign Government Securities.  As specified in the applicable prospectus supplement, Foreign Government Securities are obligations guaranteed or issued by one or more foreign governments or any political subdivision or agency or instrumentality thereof.

[[General.  The related Prospectus Supplement will specify the agreement pursuant to which each Underlying Security was issued.  Underlying Securities may have been issued pursuant to an indenture (each, an “Underlying Securities Indenture”) between the Underlying Securities Issuer and the Underlying Securities Trustee.  Unless otherwise specified, the Underlying Securities Indenture and the Underlying Securities Trustee will be qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the Underlying Securities Indenture will contain certain provisions required by the Trust Indenture Act.   If an Underlying Security was not issued pursuant to an Underlying Securities Indenture, then it may have been issued pursuant to some other type of agreement or pursuant to a statute or regulatory authority involving a fiscal agent.  A fiscal agent does not have the same responsibilities or duties to act on behalf of the Underlying Security as would a trustee.

Certain Covenants in Underlying Securities Issued Pursuant to Indentures.  Indentures generally contain covenants intended to protect security holders against the occurrence or effects of certain specified events, including restrictions limiting the issuer’s, and in some cases any subsidiary’s, ability to: (i) consolidate, merge, or transfer or lease assets; (ii) incur or suffer to exist any lien, charge, or encumbrance upon any of its property or assets, or to incur, assume, guarantee or suffer to exist any indebtedness for borrowed money if the payment of such indebtedness is secured by the grant of such a lien; (iii) declare or pay any cash dividends, or make any distribution on or in respect of, or purchase, redeem, exchange or otherwise acquire or retire for value any capital stock or subordinated indebtedness of the issuer or its subsidiaries, if any.  An indenture may also contain financial covenants which, among other things, require the maintenance of certain financial ratios or the creation or maintenance of reserves.  Subject to certain exceptions, indentures typically may be amended or supplemented and past defaults may be waived with the consent of the indenture trustee, the consent of the holders of not less than a specified percentage of the outstanding securities, or both.

The Underlying Securities Indenture related to one or more Underlying Securities included in a Trust may include some, all or none of the foregoing provisions or variations thereof or additional covenants not discussed herein.  To the extent that the Underlying Securities are investment grade debt they are unlikely to contain significant restrictive covenants although certain non-investment grade debt may not be subject to restrictive covenants either.  There can be no assurance that any such provision will protect the Trust or Trustee as a holder of the Underlying Securities against losses.  The Prospectus Supplement used to offer any Series of Certificates will describe material covenants in relation to any Concentrated Underlying Security and, as applicable, will describe material covenants which are common to any pool of Underlying Securities.

Certain Covenants in Underlying Securities Not Issued Pursuant to Indentures. There will generally be few, if any, contractual restrictions on the Foreign Government Issuers or Foreign Government Guarantors in respect of the Underlying Securities.  The Underlying Securities by their terms and provisions may, however, restrict certain actions of the related Foreign Governments and may also require, among other things, the creation or maintenance of reserves or a sinking fund or contain an undertaking or pledge of the Foreign Government not to encumber its assets to secure any other external indebtedness without providing like security for the related Underlying Security.  Certain actions in respect of the debt securities of Foreign Governments may also be subject to proper executive, legislative or administrative approval.

The Prospectus Supplement used to offer any Series of Certificates will describe material covenants or undertakings in relation to any Concentrated Underlying Security and, as applicable, will describe material covenants or undertakings which are common to any pool of Underlying Securities.  There can be no assurance that any such provision will protect the Trust as a holder of the Underlying Securities against losses.  In the event of a breach of any such covenant or undertaking it may not be possible to force any action in respect of the Underlying Securities or to obtain an enforceable judgment against a Foreign Government.

A GSE Issuer and the related Underlying Securities may be subject to certain contractual and statutory restrictions which may provide some protection to certificateholders against the occurrence or effects of certain specified events.  In general, each GSE is limited to such activities as will promote its statutory purposes as set forth in the publicly available information with respect to such issuer.  See “Description of the Underlying Securities” in the related Prospectus Supplement.  A GSE’s promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government, may cause or require such GSE to conduct its business in a manner that differs from that an enterprise which is not a GSE might employ.

Neither the United States or any agency thereof is obligated to finance any GSE Issuer’s operations or to assist a GSE Issuer in any manner.  Prospective purchasers should consult the publicly available information with respect to each GSE Issuer for a more detailed description of the regulatory and statutory restrictions on the related GSE’s activities.

Events of Default.  The Underlying Securities generally provide that any one of a number of specified events will constitute an event of default with respect to the securities issued thereunder.  Such events of default typically include the following or variations thereof: (i) failure by the issuer to pay an installment of interest or principal on the securities at the time required (subject to any specified grace period) or to redeem any of the securities when required (subject to any specified grace period); (ii) failure by the issuer to observe or perform any covenant, agreement, or condition contained in the securities or the indenture which failure is materially adverse to security holders and continues for a specified period after notice thereof is given to the issuer by the indenture trustee or the holders of not less than a specified percentage of the outstanding securities; (iii) failure by the issuer to make any required payment of principal (and premium, if any) or interest with respect to certain of the other outstanding debt obligations of the issuer or the acceleration by or on behalf of the holders thereof of such securities, and (iv) certain events of insolvency or bankruptcy with respect to the Underlying Securities Issuer.

Each Underlying Security may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein.  The Prospectus Supplement with respect to any Series of Certificates will describe the events of default under the Underlying Securities with respect to any Concentrated Underlying Security (“Underlying Security Events of Default”) and applicable remedies with respect thereto.  With respect to any Trust comprised of a pool of securities, the applicable Prospectus Supplement will describe certain common Underlying Security Events of Default with respect to such pool.  There can be no assurance that any such provision will protect the Trust, as a holder of the Underlying Securities, against losses.  If a Underlying Security Event of Default occurs and the Trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of a Underlying Securities and any accrued and unpaid interest thereon to be due and payable, the Certificateholders’ objectives may differ from those of holders of other outstanding debt securities in determining whether to declare the acceleration of a Underlying Security.

Remedies.  Indentures generally provide that upon the occurrence of an event of default, the indenture trustee may, and upon the written request of the holders of not less than a specified percentage of the outstanding securities must, take such action as it may deem appropriate to protect and enforce the rights of the security holders.  Certain indentures provide that the indenture trustee or a specified percentage of the holders of the outstanding securities have the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable upon the occurrence of certain events of default, subject to the issuer’s right to cure, if applicable.  Generally, an indenture will contain a provision entitling the trustee thereunder to be indemnified by the security holders prior to proceeding to exercise any right or power under such indenture with respect to such securities at the request of such security holders.  An indenture is also likely to limit a security holder’s right to institute certain actions or proceedings to pursue any remedy under the indenture unless certain conditions are satisfied, including consent of the indenture trustee, that the proceeding be brought for the ratable benefit of all holders of the security, and/or the indenture trustee, after being requested to institute a proceeding by the owners of at least a specified minimum percentage of the securities, shall have refused or neglected to comply with such request within a reasonable time.

Each Underlying Securities Indenture may include some, all or none of the foregoing provisions or variations thereof or additional events of default not discussed herein.  The Prospectus Supplement with respect to any Series of Certificates will describe the events of default under the Underlying Securities Indenture with respect to any Concentrated Underlying Security (“Underlying Security Events of Default”) and applicable remedies with respect thereto.  With respect to any Trust comprised of a pool of securities, the applicable Prospectus Supplement will describe certain common Underlying Security Events of Default with respect to such pool.  There can be no assurance that any such provision will protect the Trust, as a holder of the Underlying Securities, against losses.  If a Underlying Security Event of Default occurs and the Trustee as a holder of the Underlying Securities is entitled to vote or take such other action to declare the principal amount of a Underlying Securities and any accrued and unpaid interest thereon to be due and payable, the Certificateholders’ objectives may differ from those of holders of other securities of the same series and class as any Underlying Security (“outstanding debt securities”) in determining whether to declare the acceleration of the Underlying Securities.

In the case of Underlying Securities not issued pursuant to an Underlying Securities Indenture, generally, upon the occurrence of an event of default, the holders of not less than a specified percentage of the outstanding securities may enforce their rights under the securities including, in some cases, the right to declare all or a portion of the principal and accrued interest on the outstanding securities immediately due and payable, subject to the issuer’s right to cure, if applicable.  A fiscal agency agreement will not typically provide for the agent to enforce the rights of the security holders as would an indenture trustee.  Consequently, any rights in respect of the Underlying Securities must be pursued through the Trustee as a holder thereof in the manner prescribed with respect to the Underlying Securities.  There can be no assurance that the Trustee will be able to enforce any contractual obligation against the Underlying Securities Issuer.  Additionally, where action may be taken in respect of the Underlying Securities only by a specified percentage of the holders of the outstanding debt securities, the Trustee’s ability to influence such action will be limited by the proportion of such securities held by the Trust.

Subordination.  As set forth in the applicable Prospectus Supplement, certain of the Underlying Securities with respect to any Trust may be either senior (“Senior Underlying Securities”) or subordinated (“Subordinated Underlying Securities”) in right to payment to other existing or future indebtedness of the Underlying Securities Issuer.  With respect to Subordinated Underlying Securities, to the extent of the subordination provisions of such securities, and after the occurrence of certain events, security holders and direct creditors whose claims are senior to Subordinated Underlying Securities, if any, may be entitled to receive payment of the full amount due thereon before the holders of any subordinated debt securities are entitled to receive payment on account of the principal (and premium, if any) or any interest on such securities.  Consequently, the Trust or Trustee as a holder of subordinated debt may suffer a greater loss than if it held unsubordinated debt of the Underlying Securities Issuer.  There can be no assurance, however, that in the event of a bankruptcy or similar proceeding the Trust or Trustee as a holder of Senior Underlying Securities would receive all payments in respect of such securities even if holders of subordinated securities receive amounts in respect of such securities.  Reference is made to the Prospectus Supplement used to offer any Series of Certificates for a description of any subordination provisions with respect to any Concentrated Underlying Securities and the percentage of Senior Underlying Securities and Subordinated Underlying Securities, if any, in a Trust comprised of a pool of securities.

Secured Obligations.  Certain of the Underlying Securities with respect to any Trust may represent secured obligations of the Underlying Securities Issuer (“Secured Underlying Securities”).  Generally, unless an event of default shall have occurred, or with respect to certain collateral or as otherwise set forth in the indenture pursuant to which such securities were offered and sold, an issuer of secured obligations generally has the right to remain in possession and retain exclusive control of the collateral securing a security and to collect, invest and dispose of any income related to the collateral.  The indenture pursuant to which any secured indebtedness is issued may also contain certain provisions for release, substitution or disposition of collateral under certain circumstances with or without the consent of the indenture trustee or upon the direction of not less than a specified percentage of the security holders.  The indenture pursuant to which any secured indebtedness is `issued will also provide for the disposition of the collateral upon the occurrence of certain events of default with respect thereto.  In the event of a default in respect of any secured obligation, security holders may experience a delay in payments on account of principal (and premium, if any) or any interest on such securities pending the sale of any collateral and prior to or during such period the related collateral may decline in value.  If proceeds of the sale of collateral following an indenture event of default are insufficient to repay all amounts due in respect of any secured obligations, the holders of such securities (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim ranking pari passu with the claims of all other general unsecured creditors.

The Underlying Securities Indenture with respect to any Secured Underlying Security may include, some, or all or none of the foregoing provisions or variations thereof.  The Prospectus Supplement used to offer any Series of Certificates which includes Concentrated Underlying Securities which are Secured Underlying Securities, will describe the security provisions of such Underlying Securities and the related collateral.  With respect to any Trust comprised of a pool of securities, a substantial portion of which are Secured Underlying Securities, the applicable Prospectus Supplement will disclose certain general information with respect to such security provisions and the collateral.]]

Principal Economic Terms of Underlying Securities

The applicable Prospectus Supplement will disclose the name of each Underlying Securities Issuer with respect to the applicable Series of Certificates.  In addition, reference is made to the applicable Prospectus Supplement with respect to each Series of Certificates for a description of the following terms, as applicable, of any Concentrated Underlying Security: (i) the title and series of such Underlying Securities, the aggregate principal amount, denomination and form thereof; (ii) whether such securities are senior or subordinated to any other obligations of the issuer; (iii) whether any of the obligations are secured or unsecured and the nature of any collateral; (iv) the limit, if any, upon the aggregate principal amount of such debt securities; (v) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such debt securities will be payable; (vi) the rate or rates or the method of determination thereof, at which such Underlying Securities will bear interest, if any (“Underlying Securities Rate”); the date or dates from which such interest will accrue (“Underlying Securities Interest Accrual Periods”); and the dates on which such interest will be payable (“Underlying Securities Payment Dates”); (vii) the obligation, if any, of the Underlying Securities Issuer to redeem the outstanding debt securities pursuant to any sinking fund or analogous provisions, or at the option of a holder thereof, and the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed or repurchased, in whole or in part, pursuant to such obligation; (viii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which such debt securities may be redeemed, if any, in whole or in part, at the option of the Underlying Securities Issuer; (ix) whether the Underlying Securities were issued at a price lower than the principal amount thereof; (x) if other than United States dollars, the foreign currency in which such debt securities are denominated, or in which payment of the principal of (and premium, if any) or any interest on such Underlying Securities will be made (the “Underlying Securities Currency”), and the circumstances, if any, when such currency of payment may be changed; (xi) material events of default or restrictive covenants provided for with respect to such Underlying Securities; (xii) the rating thereof, if any; and (xiii) any other material terms of such Underlying Securities.

With respect to a Trust comprised of a pool of Underlying Securities, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Underlying Securities pool as of the Cut-off Date, certain material events of default or restrictive covenants common to the Underlying Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to certain terms set forth above in the preceding paragraph and any other material terms regarding such pool of securities.

Publicly Available Information

In addition to the foregoing, the applicable Prospectus Supplement will disclose, with respect to each Underlying Securities Issuer, the financial information described in Item 1112(b) of Regulation AB, to the extent required to be disclosed pursuant to such Item.

Other Deposited Assets

In addition to the Underlying Securities, the Company may also deposit into a given Trust, or the Trustee on behalf of the Certificateholders of a Trust, may enter into an agreement constituting or providing for the purchase of, to the extent described in the related Prospectus Supplement, certain assets related or incidental to one or more of such Underlying Securities, such as (i)  one or more letters of credit, surety bonds, financial guaranty insurance policies, or interest rate or currency swaps, caps, floors, collars, puts or calls (all as described below under the caption “Credit Support”), (ii) any cash or permitted investments held by the Issuing Entity in a reserve account (as described below under the caption “Credit Support – Reserve Account”), (iii) direct obligations of the United States, and (iv) any proceeds obtained by the Trust with respect to the Underlying Securities or any Credit Support (all such assets for any given Series, together with the related Underlying Securities, the “Deposited Assets”).  The applicable Prospectus Supplement will to the extent appropriate contain analogous disclosure with respect to the foregoing assets as referred to above with respect to the Underlying Securities.

The Deposited Assets for a given Series of Certificates and the related Trust will not constitute Deposited Assets for any other Series of Certificates and the related Trust and the Certificates of each Class of a given Series possess an equal and ratable interest in such Deposited Assets.  The applicable Prospectus Supplement may, however, specify that certain assets constituting a part of the Deposited Assets relating to any given Series may be beneficially owned solely by or deposited solely for the benefit of one Class or a group of Classes within such Series.  In such event, the other Classes of such Series will not possess any beneficial ownership interest in, or be cross-collateralized by, those specified assets constituting a part of the Deposited Assets.

Credit Support

As specified in the applicable Prospectus Supplement for a given Series of Certificates, the Trust for any Series of Certificates may include, or the Certificateholders of such Series (or any Class or group of Classes within such Series) may have the benefit of, Credit Support for any Class or group of Classes within such Series.  Such Credit Support may be provided by any combination of the following means described below.  The applicable Prospectus Supplement will set forth whether the Trust for any Class or group of Classes of Certificates contains, or the Certificateholders of such Certificates have the benefit of, Credit Support and, if so, the amount, type and other relevant terms of each element of Credit Support with respect to any such Class or Classes and certain information with respect to the obligors of each such element.

Subordination.  As discussed below under “—Collections,” the rights of the Certificateholders of any given Class within a Series of Certificates to receive collections from the Trust for such Series and any Credit Support obtained for the benefit of the Certificateholders of such Series (or Classes within such Series) may be subordinated to the rights of the Certificateholders of one or more other Classes of such Series to the extent described in the related Prospectus Supplement.  Such subordination accordingly provides some additional credit support to those Certificateholders of those other Classes.  For example, its losses are realized during a given period on the Deposited Assets relating to a Series of Certificates such that the collections received thereon are insufficient to make all distributions on the Certificates of such Series, those realized losses would be allocated to the Certificateholder of any Class of such Series that is subordinated to another Class, to the extent and in the manner provided in the related Prospectus Supplement.  In addition, if so provided in the applicable Prospectus Supplement, certain amounts otherwise payable to Certificateholders of any Class that is subordinated to another Class may be required to be deposited into a reserve account.  Amounts held in any reserve account may be applied as described below under “-Reserve Accounts” and in the related Prospectus Supplement.

If so provided in the related Prospectus Supplement, the Credit Support for any Series or Class of Certificates may include, in addition to the subordination of certain Classes of such Series and the establishment of a reserve account, any of the other forms of Credit Support described below.  Any such other forms of Credit Support that are solely for the benefit of a given Class will be limited to the extent necessary to make required distributions to the Certificateholders of such Class.  In addition, if so provided in the applicable Prospectus Supplement, the obligor of any other forms of Credit Support may be reimbursed for amounts paid pursuant to such Credit Support out of amounts otherwise payable to one or more of the Classes of the Certificates of such Series.

Letter of Credit; Surety Bond.  The Certificateholders of any Series (or Class or group of Classes of Certificates within such Series) may, if specified in the applicable Prospectus Supplement, have the benefit of a letter or letters of credit (a “Letter of Credit”) issued by a bank (a “Letter of Credit Bank”) or a surety bond or bonds (a “Surety Bond”) issued by a surety company (a “Surety”).  In either case, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to cause the Letter of Credit or the Surety Bond, as the case may be, to be obtained, to be kept in full force and effect (unless coverage thereunder has been exhausted through payment of claims) and to pay timely the fees or premiums therefor unless, as described in the related Prospectus Supplement, the payment of such fees or premiums is otherwise provided for.  The Trustee or such other person specified in the applicable Prospectus Supplement will make or cause to be made draws under the Letter of Credit or the Surety Bond, as the case may be, under the circumstances and to cover the amounts specified in the applicable Prospectus Supplement.  Any amounts otherwise available under the Letter of Credit or the Surety Bond will be reduced to the extent of any prior unreimbursed draws thereunder.  The applicable Prospectus Supplement will describe the manner, priority and source of funds by which any such draws are to be repaid.

In the event that the Letter of Credit Bank or the Surety, as applicable, ceases to satisfy any credit rating or other applicable requirements specified in the related Prospectus Supplement, the Trustee or such other person specified in the applicable Prospectus Supplement will use its reasonable efforts to obtain or cause to be obtained a substitute Letter of Credit or Surety Bond, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost.  There can be no assurance that any Letter of Credit Bank or any Surety, as applicable, will continue to satisfy such requirements or that any such substitute Letter of Credit, Surety Bond or similar credit enhancement will be available providing equivalent coverage for the same cost.  To the extent not so available, the credit support otherwise provided by the Letter of Credit or the Surety Bond (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original Letter of Credit or Surety Bond.

The applicable Prospectus Supplement shall include a description of the Letter of Credit Bank or Surety with respect to its credit ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the Letter of Credit Bank or Surety. In addition, to the extent that the Letter of Credit or Surety Bond will cover payment of 10% or more of the aggregate principal amount of the Certificates covered thereby, the applicable Prospectus Supplement will provide or incorporate by reference the descriptive information and financial information regarding the Letter of Credit Bank or Surety required pursuant to Item 1114(b)(1) and (2) of Regulation AB.

Reserve Accounts.  If so provided in the related Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the Trustee) (a “Reserve Account”) any combination of cash or permitted investments in specified amounts, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement.  In the alternative or in addition to such deposit, a Reserve Account may be funded through application of a portion of collections received on the Deposited Assets for a given Series of Certificates, in the manner and priority specified in the applicable Prospectus Supplement Amounts may be distributed to Certificateholders of such Class or group of Classes within such Series, or may be used for other purposes, in the manner and to the extent provided in the related Prospectus Supplement.  Amounts deposited in any Reserve Account will be invested in certain permitted investments by, or at the direction of, the Trustee, the Company or such other person named in the related Prospectus Supplement.

Financial Guaranty Insurance.  If so provided in the related Prospectus Supplement, the Trustee or such other person specified in the Prospectus Supplement will obtain or cause to be obtained a financial guaranty insurance policy (the “Policy”) from an eligible institution (the “Insurer”) in favor of the Trustee on behalf of the Certificateholders. The applicable Prospectus Supplement shall identify the Class of Certificates guaranteed by the Policy and shall include a description of the payments of principal, premium (if any) and interest guaranteed with respect to such Class of Certificates. The Prospectus Supplement shall also set forth the expiration date of the Policy.

The applicable Prospectus Supplement shall include a description of the issuer of the Policy with respect to its insurance strength ratings, activities it engages in, regulatory authorities having jurisdiction over it and the nature of such regulation, a narrative description of its assets, liabilities (including deposits) and equity, and include an address for further information concerning the Insurer. In addition, to the extent that the Policy will cover payment of 10% or more of the aggregate principal amount of the Certificates covered thereby, the applicable Prospectus Supplement will provide or incorporate by reference the descriptive information and financial information regarding the issuer of the policy required pursuant to Item 1114(b)(1) and (2) of Regulation AB.

Other Support Instruments.  If so provided in the related Prospectus Supplement, the Trust may include, or the Certificateholders of any Series (or any Class or group of Classes within such Series) may have the benefit of, one or more interest rate or currency swaps, caps, floors, collars puts or calls.  Any put or call will be designed to assure the servicing or timely distribution of proceeds to Certificateholders and will thus be an “eligible asset” within the meaning of Rule 3a-7(b)(1) under the Investment Company Act.  The Prospectus Supplement will identify the counterparty to any such instrument and will provide a description of the material terms thereof.  In addition, with respect to any such derivative instrument, the Prospectus Supplement will set forth the significance percentage which the Trustor has determined is provided by such support.

Collections

The Trust Agreement will establish procedures by which the Trustee or such other person specified in the Prospectus Supplement is obligated, for the benefit of the Certificateholders of each Series of Certificates, to administer the related Deposited Assets, including making collections of all payments made thereon, depositing from time to time prior to any applicable Distribution Date such collections into a segregated account maintained or controlled by the applicable Trustee for the benefit of such Series (each a “Certificate Account”).  An Administration Agent, if any is appointed pursuant to the applicable Prospectus Supplement, will direct the Trustee, and otherwise the Trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution to the payment of any administrative or collection expenses (such as any administrative fee) and certain Credit Support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits) and to the payment of amounts then due and owing on the Certificates of such Series (and Classes within such Series), all in the manner and priorities described in the related Prospectus Supplement.  The applicable Prospectus Supplement will specify the collection periods, if applicable, and Distribution Dates for a given Series of Certificates and the particular requirements relating to the segregation and investment of collections received on the Deposited Assets during a given collection period or on or by certain specified dates.  There can be no assurance that amounts received from the Deposited Assets and any Credit Support obtained for the benefit of Certificateholders for a particular Series or Class of Certificates over a specified period will be sufficient, after payment of all prior expenses and fees for such period, to pay amounts then due and owing to holders of such Certificates.  The applicable Prospectus Supplement will also set forth the manner and priority by which any Realized Loss will be allocated among the Classes of any Series of Certificates, if applicable.

The relative priorities of distributions with respect to collections from the assets of the Trust assigned to Classes of a given Series of Certificates may permanently or temporarily change over time upon the occurrence of certain circumstances specified in the applicable Prospectus Supplement.  Moreover, the applicable Prospectus Supplement may specify that the relative distribution priority assigned to each Class of a given Series for purposes of payments of certain amounts, such as principal, may be different from the relative distribution priority assigned to each such Class for payments of other amounts, such as interest or premium.

DESCRIPTION OF TRUST AGREEMENT

General

The following summary of material provisions of the Trust Agreement and the Certificates does not purport to be complete and such summary is qualified in its entirety by reference to the detailed provisions of the form of Trust Agreement filed as an exhibit to the Registration Statement.  The applicable Prospectus Supplement for a Series of Certificates will describe any applicable material provision of the Trust Agreement or the Certificates that is not described herein.  Wherever particular sections or defined terms of the Trust Agreement are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference.

Sale or Assignment of Deposited Assets

At the time of issuance of any Series of Certificates, the Company will cause the Underlying Securities to be included in the related Trust, and any other Deposited Asset specified in the Prospectus Supplement, to be assigned to the related Trustee, together with all principal, premium (if any) and interest received by or on behalf of the Company on or with respect to such Deposited Assets after the cut-off date specified in the Prospectus Supplement (the “Cut-off Date”), other than principal, premium (if any) and interest due on or before the Cut-off Date.  If specified in the Prospectus Supplement, the Trustee will, concurrently with such assignment, deliver the Certificates to the Company in exchange for certain assets to be deposited in the Trust.  Each Deposited Asset will be identified in a schedule appearing as an exhibit to the Trust Agreement.  Such schedule will include certain statistical information with respect to each Underlying Security and each other Deposited Asset as of the Cut-off Date, and in the event any Underlying Security represents ten percent or more of the total Underlying Securities with respect to any Series of Certificates, such schedule will include, to the extent applicable, information regarding the payment terms thereof, the maturity or term thereof, the rating, if any, thereof and certain other information with respect thereto.

In addition, the Company will, with respect to each Deposited Asset, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) all documents necessary to transfer ownership of such Deposited Asset to the Trustee.  The Trustee (or such custodian) will review such documents upon receipt thereof or within such period as is permitted in the Prospectus Supplement, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders.

With respect to certain types of Deposited Assets specified in the applicable Prospectus Supplement only if and to the extent provided therein, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Administrative Agent, if any, and the Company, and the Administrative Agent, if any, and otherwise the Trustee shall immediately notify the relevant person who sold the applicable Deposited Asset to the Company (a “Deposited Asset Provider”).

Each of the Company and the Administrative Agent, if any, will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Trust Agreement.  Upon a breach of any such representation of the Company or any such Administrative Agent, as the case may be, which materially and adversely affects the interests of the Certificateholders, the Company or any such Administrative Agent, respectively, will be obligated to cure the breach in all material respects; however, such provisions do not require the Company or the Administrative Agent, if any, to repurchase any Deposited Assets.

Additional Underlying Securities; Issuance of Additional Certificates

If so provided in a Prospectus Supplement, from time to time after the closing date for the related Series of Certificates, additional Underlying Securities may be sold to or deposited with the Trust without the consent of Certificateholders, in which case additional Certificates will be issued in a principal amount equal to such percentage of the principal amount of Underlying Securities so sold to or deposited with the Trust as is specified in the Prospectus Supplement.  Any such additional Certificates issued will rank pari passu with the Certificates issued on the closing date and such additional Certificates together with the Certificates issued on the Closing Date shall be backed by the expanded asset pool consisting of the Underlying Securities which are sold to or deposited with the Trust on the Closing Date and any such additional Underlying Securities which are sold to or deposited with the Trust after the Closing Date and, to the extent provided in the Prospectus Supplement, any such additional Underlying Securities will be subject to additional call rights or warrants.  Notice shall be given to existing Certificateholders of the deposit or sale of additional Underlying Securities with or to the Trust at the time specified in the Prospectus Supplement.

Because additional Underlying Securities may be sold to or deposited with the Trust as described above, the Trust is a “master trust” within the meaning of Item 1101(c)(3)(i) of Regulation AB.

Collection and Other Administrative Procedures

General.  With respect to any Series of Certificates, the Trustee or such other person specified in the Prospectus Supplement, directly or through sub-administrative agents, will make reasonable efforts to collect all scheduled payments under the Deposited Assets and will follow or cause to be followed such collection procedures, if any, as it would follow with respect to comparable financial assets that it held for its own account, provided that such procedures are consistent with the Trust Agreement and any related instrument governing any Credit Support (collectively, the “Credit Support Instruments”) and provided that, it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.

Sub-Administration.  Any Trustee or Administrative Agent may delegate its obligations in respect of the Deposited Assets to third parties they deem qualified to perform such obligations (each, a “Sub-Administrative Agent”), but the Trustee or Administrative Agent will remain obligated with respect to such obligations under the Trust Agreement.  Each Sub-Administrative Agent will be required to perform the customary functions of an administrator of comparable financial assets, including, if applicable, collecting payments from obligors and remitting such collections to the Trustee; maintaining accounting records relating to the Deposited Assets, attempting to cure defaults and delinquencies; and enforcing any other remedies with respect thereto all as and to the extent provided in the applicable Sub-Administration Agreement (as defined herein).

The agreement between any Administrative Agent or Trustee and a Sub-Administrative Agent (a “Sub-Administration Agreement”) will be consistent with the terms of the Trust Agreement and such assignment to the Sub-Administrator by itself will not result in a withdrawal or downgrading of the rating of any Class of Certificates issued pursuant to the Trust Agreement.  With respect to any Sub-Administrative Agreement between an Administrative Agent and a Sub-Administrative Agent, although each such Sub-Administration Agreement will be a contract solely between such Administrative Agent and the Sub-Administrative Agent, the Trust Agreement pursuant to which a Series of Certificates is issued will provide that, if for any reason such Administrative Agent for such Series of Certificates is no longer acting in such capacity, the Trustee or any successor Administrative Agent must recognize the Sub-Administrative Agent’s rights and obligations under such Sub-Administration Agreement.

The Administrative Agent or Trustee, as applicable, will be solely liable for all fees owed by it to any Sub-Administrative Agent, irrespective of whether the compensation of the Administrative Agent or Trustee, as applicable, pursuant to the Trust Agreement with respect to the particular Series of Certificates is sufficient to pay such fees.  However, a Sub-Administrative Agent may be entitled to a Retained Interest in certain Deposited Assets to the extent provided in the related Prospectus Supplement.  Each Sub-Administrative Agent will be reimbursed by the Administrative Agent, if any, or otherwise the Trustee for certain expenditures which it makes, generally to the same extent the Administrative Agent or Trustee, as applicable, would be reimbursed under the terms of the Trust Agreement relating to such Series.  See “—Retained Interest; Administrative Agent Compensation and Payment of Expenses.”

The Administrative Agent or Trustee, as applicable, may require any Sub-Administrative Agent to agree to indemnify the Administrative Agent or Trustee, as applicable, for any liability or obligation sustained by the Administrative Agent or Trustee, as applicable, in connection with any act or failure to act by the Sub-Administrative Agent.

Realization upon Defaulted Deposited Assets.  As administrator with respect to the Deposited Assets, the Trustee (or an Administrator on its behalf), on behalf of the Certificateholders of a given Series (or any Class or Classes within such Series), will present claims under each applicable Credit Support Instrument, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Deposited Assets.  As set forth above, all collections by or on behalf of the Trustee or Administrative Agent under any Credit Support Instrument are to be deposited in the Certificate Account for the related Trust, subject to withdrawal as described above.

If recovery on a defaulted Deposited Asset under any related Credit Support Instrument is not available, the Trustee will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Deposited Asset, provided that it shall not be required to expend or risk its own funds or otherwise incur personal financial liability.  If the proceeds of any liquidation of the defaulted Deposited Asset are less than the sum of (i) the outstanding principal balance of the defaulted Deposited Asset, (ii) interest accrued thereon at the applicable interest rate and (iii) the aggregate amount of expenses incurred by the Administrative Agent and the Trustee, as applicable, in connection with such proceedings to the extent reimbursable from the assets of the Trust under the Trust Agreement, the Trust will realize a loss in the amount of such difference.  Only if and to the extent provided in the applicable Prospectus Supplement, the Administrative Agent or Trustee, as so provided, will be entitled to withdraw or cause to be withdrawn from the related Certificate Account out of the net proceeds recovered on any defaulted Deposited Asset, prior to the distribution of such proceeds to Certificateholders, amounts representing its normal administrative compensation on the Deposited Asset, unreimbursed administrative expenses incurred with respect to the Deposited Asset and any unreimbursed advances of delinquent payments made with respect to the Deposited Asset.

Retained Interest; Administrative Agent Compensation and Payment of Expenses

The Prospectus Supplement for a Series of Certificates will specify whether there will be any Retained Interest in the Deposited Assets, and, if so, the owner thereof.  If so provided, the Retained Interest will be established on an asset-by-asset basis and will be specified in an exhibit to the applicable series supplement to the Trust Agreement.  A Retained Interest in a Deposited Asset is represented by the ownership of an interest in the Trust which entitles the holder thereof to any residual or excess cash flow generated by the Trust to the extent available for distribution after all other required payments and distributions have been made by the Trust.

The applicable Prospectus Supplement will specify the Administrative Agent’s, if any, and the Trustee’s compensation, and the source, manner and priority of payment thereof, with respect to a given Series of Certificates.

If and to the extent specified in the applicable Prospectus Supplement, in addition to amounts payable to any Sub-Administrative Agent, the Administrative Agent, if any, and otherwise the Trustee will pay from its compensation certain expenses incurred in connection with its administration of the Deposited Assets, including, without limitation, payment of the fees and disbursements of the Trustee, if applicable, and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement.

No Advances in Respect of Delinquencies

The Administrative Agent, if any, specified in the applicable Prospectus Supplement will have no obligation to make any advances with respect to collections on the Deposited Assets or in favor of the Certificateholders of the related Series of Certificates.  However, to the extent provided in the applicable Prospectus Supplement, any such Administrative Agent will advance on or before each Distribution Date its own funds or funds held in the Certificate Account for such Series that are not part of the funds available for distribution for such Distribution Date, in an amount equal to the aggregate of payments of principal, premium (if any) and interest (net of related administration fees and any Retained Interest) with respect to the Deposited Assets that were due during the related Collection Period and were delinquent on the related Determination Date, subject to (i) any such Administrative Agent’s good faith determination that such advances will be reimbursable from Related Proceeds (as defined herein) and (ii) such other conditions as may be specified in the Prospectus Supplement.

Advances, if any, are intended to maintain a regular flow of scheduled interest, premium (if any) and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses.  Advances of an Administrative Agent’s funds, if any, will be reimbursable only out of related recoveries on the Deposited Assets (and amounts received under any form of Credit Support) for such Series with respect to which such advances were made (as to any Deposited Assets, “Related Proceeds”); provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account for such Series to the extent that such Administrative Agent shall determine, in its sole judgment, that such advance (a “Nonrecoverable Advance”) is not ultimately recoverable from Related Proceeds.  If advances have been made by such Administrative Agent from excess funds in the Certificate Account for any Series, such Administrative Agent will replace such funds in such Certificate Account on any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date.  If so specified in the related Prospectus Supplement, the obligations, if any, of an Administrative Agent to make advances may be secured by a cash advance reserve fund or a surety bond.  If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

Certain Matters Regarding the Administrative Agent and the Company

An Administrative Agent, if any, for each Series of Certificates under the Trust Agreement will be named in the related Prospectus Supplement.  The entity serving as Administrative Agent for any such Series may be the Trustee, the Company, an affiliate of either of them, the Deposited Asset Provider or any third party and may have other normal business relationships with the Trustee, the Company, their affiliates or the Deposited Asset Provider.

The Trust Agreement will provide that an Administrative Agent may resign from its obligations and duties under the Trust Agreement with respect to any Series of Certificates only if such resignation, and the appointment of a successor, will not result in a withdrawal or downgrading of the rating of any Class of Certificates of such Series or upon a determination that its duties under the Trust Agreement with respect to such Series are no longer permissible under applicable law.  No such resignation will become effective until the Trustee or a successor has assumed the Administrative Agent’s obligations and duties under the Trust Agreement with respect to such Series.

The Trust Agreement will further provide that neither such an Administrative Agent, the Company nor any director, officer, employee, or agent of the Administrative Agent or the Company will incur any liability to the related Trust or Certificateholders for any action taken, or for refraining from taking any action, in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Administrative Agent, the Company nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.  The Trust Agreement may further provide that, unless otherwise provided in the applicable series supplement thereto, such an Administrative Agent, the Company and any director, officer, employee or agent of the Administrative Agent or the Company will be entitled to the indemnification by the related Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Trust Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.  In addition, the Trust Agreement will provide that neither such an Administrative Agent nor the Company will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to their respective responsibilities under the Trust Agreement or which in its opinion may involve it in any expense or liability.  Each of such Administrative Agent or the Company any, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Trust Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder.  The applicable Prospectus Supplement will describe how such legal expenses and costs of such action and any liability resulting therefrom will be allocated.

Any person into which an Administrative Agent may be merged or consolidated, or any person resulting from any merger or consolidation to which an Administrative Agent is a part, or any person succeeding to the business of an Administrative Agent, will be the successor of the Administrative Agent under the Trust Agreement with respect to the Certificates of any given Series.

Administrative Agent Termination Events; Rights upon Administrative Agent Termination Event

“Administrative Agent Termination Events” under the Trust Agreement with respect to any given Series of Certificates will consist of the following:  (i) any failure by an Administrative Agent to remit to the Trustee any funds in respect of collections on the Deposited Assets and Credit Support, if any, as required under the Trust Agreement, that continues unremedied for five days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Company, or to the Administrative Agent, the Company and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights (as defined herein); (ii) any failure by an Administrative Agent duly to observe or perform in any material respect any of its other covenants or obligations under the Trust Agreement with respect to such Series which continues unremedied for thirty days after the giving of written notice of such failure to the Administrative Agent by the Trustee or the Company, or to the Administrative Agent, the Company and the Trustee by the holders of such Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of an Administrative Agent indicating its insolvency or inability to pay its obligations.  Any additional Administrative Agent Termination Events with respect to any given Series of Certificates will be set forth in the applicable Prospectus Supplement.  In addition, the applicable Prospectus Supplement and the related series supplement to the Trust Agreement will specify as to each matter requiring the vote of holders of Certificates of a Class or group of Classes within a given Series, the circumstances and manner in which the Required Percentage (as defined herein) applicable to each such matter is calculated.  “Required Percentage” means, with respect to any matter requiring a vote of holders of Certificates of a given Series, the specified percentage (computed on the basis of outstanding Certificate Principal Balance or Notional Amount, as applicable) of Certificates of a designated Class or group of Classes within such Series (either voting as separate classes or as a single class) applicable to such matter, all as specified in the applicable Prospectus Supplement and the related series supplement to the Trust Agreement.  “Voting Rights” evidenced by any Certificate will be the portion of the voting rights of all the Certificates in the related Series allocated in the manner described in the Prospectus Supplement.

So long as an Administrative Agent Termination Event under the Trust Agreement with respect to a given Series of Certificates remains unremedied, the Company or the Trustee may, and at the direction of holders of such Certificates evidencing not less than the “Required Percentage—Administrative Agent Termination” of the Voting Rights, the Trustee will, terminate all the rights and obligations of such Administrative Agent under the Trust Agreement relating to the applicable Trust and in and to the related Deposited Assets (other than any Retained Interest of such Administrative Agent), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of such Administrative Agent under the Trust Agreement with respect to such Series (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements.  In the event that the Trustee is unwilling or unable so to act, it may, or, at the written request of the holders of such Certificates evidencing not less than the “Required Percentage—Termination” of the Voting Rights, it will appoint, or petition a court of competent jurisdiction for the appointment of, an administration agent with a net worth at the time of such appointment of at least $15,000,000 to act as successor to such Administrative Agent under the Trust Agreement with respect to such Series.  Pending such appointment, the Trustee is obligated to act in such capacity (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Deposited Assets, then the Trustee will not be so obligated).  The Trustee and any such successor may agree upon the compensation to be paid to such successor, which in no event may be greater than the compensation payable to such Administrative Agent under the Trust Agreement with respect to such Series.

Remedies of Certificateholders

Any Certificateholder may institute any proceeding with respect to the applicable Trust Agreement subject to the following conditions: (i) such holder previously has given to the Trustee written notice of breach; (ii) the holders of Certificates evidencing not less than the “Required Percentage—Remedies” of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity; and (iii) the Trustee for fifteen days has neglected or refused to institute any such proceeding.  The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by the Trust Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Modification and Waiver

The Trust Agreement for each Series of Certificates may be amended by the Company and the Trustee with respect to such Series, without notice to or consent of the Certificateholders, for certain purposes including (i) to cure any ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to add or supplement any Credit Support for the benefit of any Certificateholders (provided that if any such addition affects any series or class of Certificateholders differently than any other series or class of Certificateholders, then such addition will not, as evidenced by an opinion of counsel, have a material adverse effect on the interests of any affected series or class of Certificateholders), (iv) to add to the covenants, restrictions or obligations of the Company, the Administrative Agent, if any, or the Trustee for the benefit of the Certificateholders, (v) to add, change or eliminate any other provisions with respect to matters or questions arising under such Trust Agreement, so long as (x) any such addition, change or elimination will not, as evidenced by an opinion of counsel, cause the Trust to be characterized as an association taxable as a corporation (or a publicly traded partnership treated as a corporation ) for U.s. federal income tax purposes or result in a taxable sale or exchange of any Certificate for U.S. federal income tax purposes and (y) the Trustee has received written confirmation from each Rating Agency rating such Certificates that such amendment will not cause such Rating Agency to reduce or withdraw the then current rating thereof, or (vi) to comply with any requirements imposed by the Code.  Without limiting the generality of the foregoing, the Trust Agreement may also be modified or amended from time to time by the Company, and the Trustee, with the consent of the holders of Certificates evidencing not less than the “Required Percentage—Amendment” of the Voting Rights of those Certificates that are materially adversely affected by such modification or amendment for the purpose of adding any provision to or changing in any manner or eliminating any provision of the Trust Agreement or of modifying in any manner the rights of such Certificateholders; provided, however, that in the event such modification or amendment would materially adversely affect the rating of any Series or Class by each Rating Agency, the “Required Percentage—Amendment” specified in the related series supplement to the Trust Agreement shall include an additional specified percentage of the Certificates of such Series or Class.

No such modification or amendment may, however, (i) reduce in any manner the amount of or alter the timing of, distributions or payments which are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid Required Percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by the Trust Agreement then outstanding.

Holders of Certificates evidencing not less than the “Required Percentage—Waiver” of the Voting Rights of a given Series may, on behalf of all Certificateholders of that Series, (i) waive, insofar as that Series is concerned, compliance by the Company, the Trustee or the Administrative Agent, if any, with certain restrictive provisions, if any, of the Trust Agreement before the time for such compliance and (ii) waive any past default under the Trust Agreement with respect to Certificates of that Series, except a default in the failure to distribute amounts received as principal of (and premium, if any) or any interest on any such Certificate and except a default in respect of a covenant or provision the modification or amendment of which would require the consent of the holder of each outstanding Certificate affected thereby.

Reports to Certificateholders; Notices

Reports to Certificateholders.  With each distribution to Certificateholders of any Class of Certificates of a given Series, the Administrative Agent or the Trustee, if provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such Certificateholder, to the Company and to such other parties as may be specified in the Trust Agreement, a statement setting forth:

(i)           the amount of such distribution to Certificateholders of such Class allocable to principal of or interest or premium, if any, on the Certificates of such Class; and the amount of aggregate unpaid interest as of such Distribution Date;

(ii)          in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified herein and in the related Prospectus Supplement;

(iii)         the amount of compensation received by the Administrative Agent, if any, and the Trustee for the period relating to such Distribution Date, and such other customary information as the Administrative Agent, if any, or otherwise the Trustee deems necessary or desirable to enable Certificateholders to prepare their tax returns;

(iv)         if the Prospectus Supplement provides for advances, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

(v)          the aggregate stated principal amount or, if applicable, notional principal amount of the Deposited Assets and the current interest rate thereon at the close of business on such Distribution Date;

(vi)         the aggregate Certificate Principal Balance or aggregate Notional Amount, if applicable, of each Class of Certificates (including any Class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such aggregate Certificate Principal Balance or aggregate Notional Amount due to the allocation of any Realized Losses or otherwise;

(vii)        as to any Series (or Class within such Series) for which Credit Support has been obtained, the amount of coverage of each element of Credit Support included therein as of the close of business on such Distribution Date.

In the case of information furnished pursuant to subclauses (i) and (iii) above, the amounts shall be expressed as a U.S. dollar amount (or equivalent thereof in any other Specified Currency) per minimum denomination of Certificates or for such other specified portion thereof.  Within a reasonable period of time after the end of each calendar year, the Administrative Agent, if any, or the Trustee shall furnish to each person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in subclauses (i) and (iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder.  Such obligation of the Administrative Agent or the Trustee, as applicable, shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Administrative Agent or the Trustee, as applicable, pursuant to any requirements of the Code as are from time to time in effect.

Notices. Any notice required to be given to a holder of a Registered Certificate will be mailed to the address of such holder set forth in the applicable Certificate Register.  Any notice required to be given to a holder of a Bearer Certificate will be published in a newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such Bearer Certificate.

Evidence as to Compliance

The Trust Agreement will provide that commencing on a certain date and on or before a specified date in each following year, a firm of independent public accountants will furnish an annual statement to the Trustee to the effect that such firm has examined specified documents and records relating to the administration of the Deposited Assets and other Trust property during the related 12-month period (or, in the case of the first such report, the period ending on or before the date specified in the Prospectus Supplement, which date shall not be more than one year after the related Original Issue Date), and that, on the basis of specified agreed procedures considered appropriate under the circumstances, they are of the opinion that such administration was conducted in compliance with the terms of the Trust Agreement, except for any exceptions as they believe to be immaterial and any other exceptions and qualifications as are identified in the report.

If so specified in the applicable Prospectus Supplement, the Trust Agreement will also provide for delivery to the Company, the Administrative Agent, if any, and the Trustee on behalf of the Certificateholders, on or before a specified date in each year, of an annual statement signed by two officers of the Trustee to the effect that the Trustee has fulfilled its obligations under the Trust Agreement throughout the preceding year with respect to any Series of Certificates.

Copies of the annual accountants’ statement and the statement of officers of the Trustee, if any, may be obtained by Certificateholders without charge upon written request to either the Administrative Agent or the Trustee, as applicable, at the address set forth in the related Prospectus Supplement.

Replacement Certificates

If a Certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable Trustee in the City and State of New York (in the case of Registered Certificates) or at the principal London office of the applicable Trustee (in the case of Bearer Certificates), or such other location as may be specified in the applicable Prospectus Supplement, upon payment by the holder of such expenses as may be incurred by the applicable Trustee in connection therewith and the furnishing of such evidence and indemnity as such Trustee may require.  Mutilated Certificates must be surrendered before new Certificates will be issued.

Termination

The obligations created by the Trust Agreement for each Series of Certificates will terminate upon the payment to Certificateholders of that Series of all amounts held in the related Certificate Account or by an Administrative Agent, if any, and required to be paid to them pursuant to the Trust Agreement following the earlier of (i) the final payment or other liquidation of the last Deposited Asset subject thereto or the disposition of all property acquired upon foreclosure or liquidation of any such Deposited Asset and (ii) the purchase of all the assets of the Trust by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement.  In no event, however, will any trust created by the Trust Agreement continue beyond the respective date specified in the related Prospectus Supplement.  Written notice of termination of the obligations with respect to the related Series of Certificates under the Trust Agreement will be provided as set forth above under “—Reports to Certificateholders; Notices—Notices,” and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

Call Warrants

If specified in the applicable Prospectus Supplement, the Trust may issue call warrants which entitle the holder thereof to either call the Certificates for redemption or purchase the Deposited Assets on or after a date specified in the Prospectus Supplement at a price specified and calculated in the manner set forth in the Prospectus Supplement. The Prospectus Supplement shall also describe other events which may allow the holder of the call warrants to call the Certificates for redemption or purchase the Underlying Securities.

Any purchase of Deposited Assets and property acquired in respect of Deposited Assets evidenced by a Series of Certificates shall be made at a price approximately equal to the aggregate fair market value of all the assets in the Trust (as determined by the Trustee, the Administrative Agent, if any, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable interest rate to the first day of the month following such purchase or, to the extent specified in the applicable Prospectus Supplement, a specified price as determined therein, which price will not be less than the outstanding principal balance of the Certificates plus accrued interest, if any, thereon (such price, a “Purchase Price”).  The exercise of a call warrant will effect early retirement of the Certificates of that Series and may be exercised at or after the time specified in the related Prospectus Supplement.  The Trust and the Certificateholders shall have no continuing direct or indirect liability under the Trust Agreement as sellers of the assets of the Trust in effecting such termination.

Duties of the Trustee

The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, the Certificates of any Series or any Deposited Asset or related document and is not accountable for the use or application by or on behalf of any Administrative Agent of any funds paid to such Administrative Agent or its designee in respect of such Certificates or the Deposited Assets, or deposited into or withdrawn from the related Certificate Account or any other account by or on behalf of such Administrative Agent.  The Trustee is required to perform only those duties specifically required under the Trust Agreement with respect to such Series.  However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the applicable requirements of the Trust Agreement.

On the closing date for each Series of Certificates, the Company will provide to the Trustee the name of the Underlying Issuer and the principal amount of and interest rate on the Underlying Securities.  Based on this information, the Trustee will calculate the amount of interest to be paid with respect to the Certificates on each distribution date.  In addition, the Trustee will perform distribution calculations, remit distributions on the distribution dates to Certificateholders and prepare semi-annual statements to Certificateholders detailing the payments received and the activity on the Underlying Securities during the relevant collection period.  The Trustee may make a distribution date statement available to the Certificateholders on each distribution date via the Trustee’s internet website.  Certificateholders with questions may direct them to the Trustee at [________].  In performing these obligations, the Trustee will be able to conclusively rely on the information provided to it by the Company at closing, and the Trustee will not be required to recompute, recalculate or verify the information provided to it by the Company.

In addition to having express duties under the trust agreement, the Trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law.  In general, the Trustee will be subject to certain federal laws and, because the trust agreement is governed by New York law, certain New York state laws.  [As a national bank acting in a fiduciary capacity, the Trustee will, in the administration of its duties under the trust agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations.] [Or set forth other regulatory requirements.]  New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which requires the Trustee to exercise such diligence and care in the administration of the Trust as a person of ordinary prudence would employ in managing his own property.

[Describe any other duties and responsibilities of the Trustee set forth in the Trust Agreement and under applicable law as required by Item 1109(c) of Regulation AB]

The Trustee

The Trustee for any given Series of Certificates under the related Trust Agreement will be named in the related Prospectus Supplement.  The commercial bank, national banking association or trust company serving as Trustee, will be unaffiliated with, but may have normal banking relationships with, the Company, any Administrative Agent and their respective affiliates.  The related Prospectus Supplement shall describe any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the transactions contemplated by the related Trust Agreement, between the Company and the Trustee, or any affiliates of such parties, that exist on the closing date for the related Series of Certificates or that existed during the immediately preceding two years and that is material to an investor’s understanding of such Series of Certificates.

Removal and Replacement of Trustee

The Trustee for any given Series of Certificates, may at any time resign and be discharged from such Series by giving written notice thereof to the Company, the Administrative Agent, if any, the Rating Agency and to all Certificateholders of such Series.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor Trustee for such Series.  If a successor Trustee is not appointed by the Company or does not accepted appointment within 30 days after the resigning Trustee gave its notice of resignation, the resigning Trustee may petition a court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible to act as such and shall fail to resign after written request by the Company, or if at any time the Trustee shall become incapable of acting, or certain bankruptcy related events shall occur with respect to the Trustee, then the Company may remove the Trustee and appoint a successor Trustee.  Notice of such appointment shall be delivered to the Certificateholders and the Administrative Agent, if any, by the Company.

The Holders of Certificates of any Series representing the Required Percentage--Removal of Trustee of the aggregate Voting Rights may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact and duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed.  A copy of such instrument shall be delivered to the Certificateholders and the Administrative Agent, if any, by the Company.

Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

Expenses associated with changing from a Trustee to successor Trustee will be paid by the Trust from the interest and payments received by the Trust with respect to the Underlying Securities, the Company or from some other source, as described in the related prospectus supplement.

Bankruptcy Remoteness

The applicable Prospectus Supplement shall describe any provisions in the Trust Agreement for the related Series of Certificates which address whether declaration of bankruptcy, receivership or similar proceeding with respect to the Trust can occur.

LIMITATIONS ON ISSUANCE OF BEARER CERTIFICATES

The Certificates will not be issued in bearer form as such term is used for U.S. federal income tax purposes.

CURRENCY RISKS

Exchange Rates and Exchange Controls

An investment in a Certificate having a Specified Currency other than U.S. dollars entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars.  Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such Specified Currency and the possibility of the imposition or modification of foreign exchange controls with respect to such Specified Currency.  Such risks generally depend on factors over which the Company has no control, such as economic and political events and the supply of and demand for the relevant currencies.  In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and such volatility may be expected in the future.  Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any Certificate.  Depreciation of the Specified Currency for a Certificate against the U.S. dollar would result in a decrease in the effective yield of such Certificate below its Pass-Through Rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a Specified Currency for making distributions in respect of Certificates denominated in such currency.  At present, the Company has identified the following currencies in which distributions of principal, premium and interest on Certificates may be made:  Euros, Australian dollars, Canadian dollars, Danish kroner, Japanese yen, New Zealand dollars, and U.S. dollars.  However, Certificates distributable with Specified Currencies other than those listed may be issued at any time.  There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any Specified Currency.  Even if there are no actual exchange controls, it is possible that, on a Distribution Date with respect to any particular Certificate, the currency in which amounts then due to be distributed in respect of such Certificate are distributable would not be available.  In that event, such payments will be made in the manner set forth above under “Description of Certificates—General”.

IT IS STRONGLY RECOMMENDED THAT PROSPECTIVE PURCHASERS CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS.  SUCH CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

The information set forth in this Prospectus is directed to prospective purchasers of Certificates who are United States residents.  The applicable Prospectus Supplement for certain issuances of Certificates may set forth certain information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, such Certificates.

Any Prospectus Supplement relating to Certificates having a Specified Currency other than U.S. dollars will contain information concerning historical exchange rates for such currency against the U.S. dollar, a description of such currency, any exchange controls affecting such currency and any other required information concerning such currency.

Payment Currency

Except as set forth below, if distributions in respect of a Certificate are required to be made in a Specified Currency other than U.S. dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Company’s control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of such Certificate shall be made in U.S. dollars until such currency is again available or so used.  The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available Market Exchange Rate for such currency.

If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion.  If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency.  If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

All determinations referred to above made by the applicable Trustee shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the related Certificateholders of such Series.

Foreign Currency Judgments

The Certificates will be governed by and construed in accordance with the law of the State of New York.  Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar.  A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

A summary of the material U.S. federal income tax consequences related to the purchase, ownership and disposition of the Certificates will be provided in the related Prospectus Supplement under the heading “Material U.S. Federal Income Tax Consequences.”

PLAN OF DISTRIBUTION

Certificates may be offered in any of three ways: (i) through underwriters or dealers; (ii) directly to one or more purchasers; or (iii) through agents.  The applicable Prospectus Supplement will set forth the terms of the offering of any Series of Certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of such Certificates and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which such Certificates may be listed, any restrictions on the sale and delivery of Certificates in bearer form and the place and time of delivery of the Certificates to be offered thereby.

If underwriters are used in the sale, Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Such Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Such managing underwriters or underwriters in the United States will include Citigroup Global Markets Inc., an affiliate of the Company [and the Underlying Security Issuer].  The obligations of the underwriters to purchase such Certificates will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Certificates if any of such Certificates are purchased.  Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Certificates may also be sold through agents designated by the Company from time to time.  Any agent involved in the offer or sale of Certificates will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement.  Any such agent will act on a best efforts basis for the period of its appointment.

If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Certificates at the public offering price described in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in such Prospectus Supplement.  Such contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement and such Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

Any underwriters, dealers or agents participating in the distribution of Certificates may be deemed to be underwriters and any discounts or commissions received by them on the sale or resale of Certificates may be deemed to be underwriting discounts and commissions under the Securities Act.  Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof.  Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company or its affiliates in the ordinary course of business.

Citigroup Global Markets Inc. is an affiliate of the Company and is an indirect wholly owned subsidiary of Citigroup Global Markets Holdings Inc., the indirect parent corporation of the Company.  Citigroup Global Markets Inc.’s participation in the offer and sale of Certificates complies with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. regarding underwriting securities of an affiliate.

As to each Series of Certificates, only those Classes rated in one of the investment grade rating categories by a Rating Agency will be offered hereby.  Any unrated Classes or Classes rated below investment grade may be retained by the Company or sold at any time to one or more purchasers.

LEGAL OPINIONS

Certain legal matters (including federal income tax matters) with respect to the Certificates will be passed upon for the Company and the Underwriters by Orrick, Herrington & Sutcliffe LLP, New York, New York or other counsel identified in the applicable Prospectus Supplement.

INDEX OF TERMS

	$4	Domestic Government Securities	29
Administration Fee	11	Equipment Trust Certificates	29
Administrative Agent Termination Events	54	ETC Credit Entity	37
Asset-Backed Agreements	29, 37	ETC Issuer	37
Base Rate	18	Exchange Act	30
Business Day	17	Exchangeable Series	24
Calculation Agent	19	Federal Funds Rate	21
Calculation Date	20, 24	Federal Funds Rate Determination Date	21
CD RATE	20	Federal Funds Reference Rate Certificate	18
CD Rate Determination Date	20	Fixed Pass-Through Rate	14
CD Reference Rate Certificate	18	Fixed Rate Certificates	18
Cede	4	Floating Rate Certificates	18
Certificate	13	Foreign Government Securities	29
Certificate Account	48	Government Securities	29
Certificateholder	9	GSEs	29
Certificates	3	GTC Notes	39
CFPI	10	GTCs	29
Commercial Paper Rate	20	H.15(519)	18
Commercial Paper Rate Determination Date	20	Index Maturity	18
Commercial Paper Reference Rate Certificate	18	Insurer	47
Company	9	Interest Reset Date	19
Composite Quotations	18	Interest Reset Period	19
Concentrated Underlying Securities	14	Letter of Credit	46
Credit Support Instruments	50	Letter of Credit Bank	46
Cut-off Date	49	LIBOR Determination Date	22
Definitive Certificate	26	LIBOR Reference Rate Certificate	18
Depositary	26	London Banking Day	17
Deposited Asset Provider	50	Maximum Pass-Through Rate	19
Deposited Assets	5, 45	Minimum Pass-Through Rate	19
Determination Date	16	Money Market Yield	21
dollar	4	Nonrecoverable Advance	53

Notional Amount	18	Sub-Administrative Agent	51
NRSRO	6	Subordinated Underlying Securities	35, 43
Offering Agent	4	Surety	46
Optional Exchange Date	25	Surety Bond	46
Original Issue Date	14	Treasury bills	23
outstanding debt securities	42	Treasury Rate Determination Date	23
Outstanding Debt Securities	35	Treasury Reference Rate Certificate	18
participants	27	Treasury Securities	29
Pass-Through Rate	14	Trust	4
Policy	47	Trust Agreement	11
Private Sector Securities	29	Trust Indenture Act	33, 40
Prospectus Supplement	3	Trust Preferred Securities	29
Purchase Price	59	Trustee’s Fee	11
Realized Losses	24	Trustor	10
Related Proceeds	53	U.S. dollars	4
Required Percentage	54	U.S.$	4
Reserve Account	47	UCC	37
Retained Interest	11	Underlying Securities	5
Reuters Screen LIBO Page	22	Underlying Securities Currency	44
Secured Underlying Securities	35, 43	Underlying Securities Indenture	33, 40
Securities Act	29	Underlying Securities Interest Accrual Periods	44
Senior Underlying Securities	35, 43	Underlying Securities Issuer	8
Series	3	Underlying Securities Payment Dates	44
Specified Currency	15	Underlying Securities Rate	44
Spread	18	Underlying Securities Trustee	33
Spread Multiplier	18	Underlying Security Events of Default	35, 42
Strip Certificate	15	USD	4
Stripped Interest	18	Variable Pass-Through Rate	14
Sub-Administration Agreement	51	Voting Rights	54

PART II

Item 14.                      Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

Registration Fee	$[____].00
Printing and Engraving Expenses	*
Trustee’s Fees	*
Legal Fees and Expenses	*
Blue Sky Fees and Expenses	*
Accountants’ Fees and Expenses	*
Hired NRSRO Fees	*
Miscellaneous	*
Total	$*

*To be provided by amendment.

Item 15.                      Indemnification of Directors and Officers

Under the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons, directors and officers of the Company against any and all loss, claim, damage or liability, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, including those arising under the Securities Act of 1933, as amended.

The Company’s By-laws provide for indemnification of directors and officers of the Company to the fullest extent permitted by Delaware law.

Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

The Company carries directors’ and officers’ liability insurance that covers certain liabilities and expenses of the Company’s directors and officers.

Item 16.                      Exhibits

1.1
Form of proposed Underwriting Agreement for Trust Certificates to be distributed in the United States (incorporated by reference to Exhibit 1.1 to the initial Registration Statement filed June 3, 2013).

4.1	Form of Base Trust Agreement.

4.2	Form of Trust Supplement Series [__] to Base Trust Agreement.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality (incorporated by reference to Exhibit 5.1 to the initial Registration Statement filed June 3, 2013).

8.1	Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters (incorporated by reference to Exhibit 8.1 to the initial Registration Statement filed June 3, 2013).

23.1	Consents of Orrick, Herrington & Sutcliffe LLP (included in its opinions filed as Exhibits 5.1 and 8.1).

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the initial Registration Statement filed June 3, 2013).

25.1	Statement of eligibility of Trustee (U.S. Bank National Association) (incorporated by reference to Exhibit 25.1 to the initial Registration Statement filed June 3, 2013).

Item 17.                      Undertakings

(a)           Rule 415 Offering.

The undersigned Registrant hereby undertakes:

(1)                              To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

•                                      Provided, however, that:

•  (A)           paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; and

•  (B)           that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)                              That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                              To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                              That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)           If the Registrant is relying on Rule 430B:

(A)         Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)           Filings Incorporating Subsequent Exchange Act Documents by Reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Request for acceleration of effective date.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)           The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)           Filings Regarding Asset-Backed Securities Incorporating by Reference Subsequent Exchange Act Documents by Third Parties

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonable believes that the security rating requirement contained in Transaction Requirement I.B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 13th day of August 2013.

STRUCTURED PRODUCTS CORP.,

By:	/s/ Stanley Louie
Name:	Stanley Louie
Title:	Vice President, Finance Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

August 13, 2013	By:	*
Date	Name:	Peter O. Aherne
	Title:	Director, President (Principal Executive Officer)

August 13, 2013	By:	*
Date	Name:	Orlando Figueroa
	Title:	Director

August 13, 2013	By:	/s/ Stanley Louie
Date	Name:	Stanley Louie
	Title:	Director

August 13 , 2013	By:	*
Date	Name:	Joseph Asselta
	Title:	Vice President, Finance Officer (Principal Accounting Officer and Principal Financial Officer)

* The undersigned by signing the undersigned name, does hereby sign, as attorney-in-fact, on behalf of the persons above, pursuant to a power of attorney executed by each such person and filed with the Securities and Exchange Commission.

By:	/s/ Stanley Louie
Name:	Stanley Louie

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1
Form of proposed Underwriting Agreement for Trust Certificates to be distributed in the United States (incorporated by reference to Exhibit 1.1 to the initial Registration Statement filed with the Securities and Exchange Commission on June 3, 2013).

4.1	Form of Base Trust Agreement.

4.2	Form of Trust Supplement Series [___] to Base Trust Agreement.

5.1
Opinion of Orrick, Herrington & Sutcliffe LLP with respect to legality (incorporated by reference to Exhibit 5.1 to the initial Registration Statement filed with the Securities and Exchange Commission June 3, 2013).

8.1
Opinion of Orrick, Herrington & Sutcliffe LLP with respect to tax matters (incorporated by reference to Exhibit 8.1 to the initial Registration Statement filed with the Securities and Exchange Commission June 3, 2013).

23.1	Consents of Orrick, Herrington & Sutcliffe LLP (included in its opinion filed as Exhibits 5.1 and 8.1).

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the initial Registration Statement filed with the Securities and Exchange Commission June 3, 2013).

25.1
Statement of eligibility of Trustee (U.S. Bank National Association) (incorporated by reference to Exhibit 25.1 to the initial Registration Statement filed with the Securities and Exchange Commission June 3, 2013).

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